UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Fortive Corporation

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

FORTIVE

2022

Notice of Annual Meeting of Shareholder and Proxy Statement

Essential technology for the people who accelerate progress

Our Values

We build extraordinary teams for extraordinary results.

We are more together, and we all have something unique to offer. We come together to solve problems no one could solve alone.

Customer success inspires our innovation.

We believe our most important breakthroughs are the ones that help our customers succeed. We break down barriers and forge new paths to world-changing innovations.

Extraordinary Teams
Customer Success
Kaizen
Shareholders
Quality
Delivery
Cost
Innovation

We compete for shareholders.

We are a force for good. We believe that prioritizing trust, sustainability, and positive impact creates long-term value for all of our stakeholders.

Kaizen is our way of life.

We believe the next time can always be better. Our commitment to kaizen—continuous improvement—inspires us to keep growing and learning.

1

2022 PROXY STATEMENT

2

FORTIVE CORPORATION
6920 Seaway Blvd
Everett, WA98203

Notice of 2022 Annual Meeting of Shareholders

ITEMS OF BUSINESS:

		Board Recommendation	Page
1.	To elect the eight director nominees named in the Proxy Statement, each for a one-year term expiring at the 2023 annual meeting and until his or her respective successor is duly elected and qualified.	FOR	17
2.	To approve on an advisory basis Fortive’s named executive officer compensation.	FOR	82
3.	To ratify the selection of Ernst & Young LLP as Fortive’s independent registered public accounting firm for the year ending December 31, 2022.	FOR	83
4.	To approve amendments to Fortive’s Restated Certificate of Incorporation to eliminate the supermajority voting requirements.	FOR	86

YOUR VOTE IS IMPORTANT. PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

Most shareholders have a choice of voting in advance over the Internet, by telephone or by using a traditional proxy card or voting instruction form. You may also vote during the annual meeting by following the instructions available on the meeting website during the meeting. Please refer to the attached proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.

The rules and procedures applicable to the 2022 Annual Meeting, together with a list of shareholders of record for inspection for any legally valid purpose, will be available at the 2022 Annual Meeting for shareholders of record at www.virtualshareholdermeeting. com/FTV2022. We are committed to ensuring that shareholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the meeting online, vote your shares electronically, and submit questions and receive technical support during the virtual meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 7, 2022:

The Notice of Internet Availability, Notice of Annual Meeting, Proxy Statement and the Annual Report are available at: http://www.proxyvote.com.

By Order of the Board of Directors,

Daniel B. Kim
Secretary
April 25, 2022

When: June 7, 2022 at 3:00 p.m., PDT.

Items of Business: 4 proposals as listed here

Date of Mailing: The date of mailing of this Proxy Statement is on or about April 25, 2022.

Who Can Vote: Shareholders of Fortive’s common stock at the close of business on April 11, 2022.

Virtual-Only Meeting: As part of our precautions regarding the COVID-19 pandemic, the 2022 Annual Meeting of Shareholders will be held in a virtual-only meeting format.

Where: www.virtualshareholder meeting.com/FTV2022

3

About Fortive

Our Company

Fortive Corporation is a provider of essential technologies for connected workflow solutions across a range of attractive industrial technology end-markets. Our strategic segments - Intelligent Operating Solutions, Precision Technologies, and Advanced Healthcare Solutions - include well-known brands with leading positions in their markets. Our businesses design, develop, manufacture, and service professional and engineered products, software, and services, building upon leading brand names, innovative technologies, and significant market positions.

We are guided by our shared purpose to deliver essential technology for the people who accelerate progress in buildings, factories, and hospitals, and we are united by our culture of continuous improvement and bias for action that embody the Fortive Business System (“FBS”). Through rigorous application of the proprietary set of growth, lean, and leadership tools and processes that comprise FBS, we continuously improve business performance in the critical areas of innovation, product development and commercialization, global supply chain, sales and marketing, and leadership development. Our commitment to FBS enables us to drive higher customer satisfaction and profitability, and generate significant improvements in innovation, growth, and core operating margins. Additionally, our FBS tools enable us to execute a disciplined acquisition strategy and expand our portfolio into new and attractive markets, evolving to further our goal of creating long-term shareholder value.

2021 Financial Highlights*

Revenue	Operating Profit	Adjusted Operating Profit	Free Cash Flow
in millions	in millions	in millions	in millions

Core Revenue Growth of 9.5%	390 bps of Operating Profit Margin Expansion with 2021 EPS of $1.65	210 bps of Adjusted Operating Profit Margin Expansion with 2021 Adjusted EPS of $2.75, representing 32% Adjusted EPS Growth

*	Core Revenue Growth, Adjusted Operating Profit, Adjusted Operating Profit Margin Expansion, Adjusted EPS, Adjusted EPS Growth, and Free Cash Flow are non-GAAP financial measures. For the definition of these non-GAAP financial measures and the reconciliation of such measures to the corresponding GAAP measures, please refer to “Non-GAAP Financial Measures” in Appendix B to this proxy statement.

2022 PROXY STATEMENT

4	About Fortive

Sustainability Strategic Pillars

Empower Inclusive & Diverse Teams Advance an inclusive culture that enables everyone to do their best work.	Invest in Our Communities Create and advocate for positive impacts in the communities in which we work, live and serve.	Protect the Planet Protect the environment and resources across the value chain.	Work & Source Responsibly Raise and reinforce expectations to ensure people, safety and quality are priority #1.	Operate with Principle Establish and enforce boundaries to protect critical assets.

Inclusion and Diversity

Strategic Pillars
Inclusion and Diversity (I&D) Matters:
►Build a diverse Fortive through hiring, developing, and retaining a strong and diverse team
Everyone Owns Inclusion:
►Invest in development of our teams to build a Fortive where you can be yourself and do your best work
I&D in Our DNA:
►Build a culture of equity that enables greater innovation and performance for customers and the world

In 2021, we continued to strengthen our culture of Inclusion and Diversity by developing inclusive leaders, learning, expanding employee resource communities, and reinforcing equitable talent processes.

Aspirational Goals

Our 2025 Goals
Gender Representation	50%
BIPOC Representation	37%
Senior Leader Diversity	50%
Inclusion & Belonging Score in Employee Experience Survey	85%

Enhanced Transparency

We will publish our 2021 EEO-1 report on our website by April 30, 2022.

5

Proxy Voting Roadmap

Proposal 1 (page 17) ›	Election of Directors

Overview of Director Nominees

Our eight director nominees are comprised of current directors with diverse skills, background, and experience, which the Board believes contributes to the effective oversight of the Company. Additional details on board membership criteria are set forth on page 27 under “Corporate Governance – Director Nomination Process.”

Director Nominee	Daniel Comas	Sharmistha Dubey	Rejji Hayes	Wright Lassiter	James Lico	Kate Mitchell	Jeannine Sargent	Alan Spoon
Skills and Attributes
Global Experience
Senior Executive Leadership Experience
Relevant Industry Experience
Sustainability (ESG) Experience
Technology Management Experience
Cybersecurity Experience
Financial Literacy or Public Accounting Experience
Human Capital Management Experience
Mergers and Acquisition Experience
Public Company Board Experience
Legal and Corporate Governance Experience
Capital Markets and Corporate Finance Experience
Operational and Risk Management Experience

Demographic Information
Tenure*	1	2	1	0	6	6	3	6
Gender	M	F	M	M	M	F	F	M
Race/Ethnicity
African American or Black
Asian
White

*	Calculated as of the date of this Proxy Statement
Indicates Expertise
Indicates Experienced

The Board of Directors recommends that shareholders vote “FOR” the election of each of the Director Nominees to the Board.

2022 PROXY STATEMENT

6	Proxy Voting Roadmap

Proposal 2 (page 82) ›	Advisory Vote on Executive Compensation

Elements of Executive Compensation

Consistent with our executive compensation philosophy, the 2021 executive compensation program emphasized equity-based compensation with long-term vesting requirements and was dependent on long-term company performance.

	Base Salary	Annual Incentive Compensation	Stock Options	Restricted Stock Units (“RSUs”)	Performance Stock Units (“PSUs”)
Form of Compensation	Cash Near-Term Emphasis	Cash Near-Term Emphasis	Equity Long-Term Emphasis
Compensation Period	1 year	Annual Performance	4 years	4 years	3 years with an additional 1 year holding period
Key Performance Measures	N/A	Company Financial Results and Performance Relative to Individual Goals	Stock Price Appreciation	Financial Performance and Stock Price Appreciation	Three-Year Relative Total Shareholder Return
Determination of Performance- Based Payouts	N/A	Formulaic + Discretion	N/A	Formulaic	Formulaic

2021 Pay Mix

Our 2021 executive compensation program aligned compensation with the creation of long-term value for our shareholders. As shown below, the significant majority of our 2021 executive compensation was performance-based (including compensation that was dependent on performance of our stock price).

CEO Pay	All Other NEO Pay*

3.0%
7.3%
18.9%
47.5%
70.8%
Long-Term
89.8%
Performance-
Based
23.3%

1.7%
8.1%
15.2%
51.6%
75.0%
Long-Term
23.4%
90.2%
Performance-
Based

Salary	Annual Incentive Compensation	Stock Options	PSUs/RSUs	All Other

*	Includes one-time sign-on equity awards.

The Board of Directors recommends that shareholders vote “FOR” the resolution set forth in Proposal 2.

Proxy Voting Roadmap	7

Proposal 3 (page 83) ›	Ratification of Independent Registered Public Accounting Firm

After consideration of the independence and performance of the Company’s independent registered public accounting firm, the Audit Committee believes that the continued retention of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders. Consequently, the Audit Committee has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for 2022.

The Board of Directors recommends that shareholders vote “FOR” the ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for 2022.

Proposal 4 (page 86) ›	Proposal to Eliminate Supermajority Voting Requirements

The Board of Directors recommends that shareholders vote “FOR” the approval of the amendments to Fortive’s Restated Certificate of Incorporation to eliminate the supermajority voting requirements.

2022 PROXY STATEMENT

8

Ownership of Our Stock

Directors and Executive Officers

The following table sets forth as of April 1, 2022 (unless otherwise indicated) the number of shares and percentage of Common Stock beneficially owned by each of Fortive’s directors, nominees for director and each of the executive officers named in the Summary Compensation Table, and all executive officers and directors of Fortive as a group. Except as otherwise indicated and subject to community property laws where applicable, each person or entity included in the table below has sole voting and investment power with respect to the shares beneficially owned by that person or entity. Under applicable SEC rules, the definition of beneficial ownership for purposes of this table includes shares over which a person or entity has sole or shared voting or investment power, whether or not the person or entity has any economic interest in the shares, and also includes shares as to which the person has the right to acquire beneficial ownership within 60 days of April 1, 2022. Except as indicated, the address of each director and executive officer shown in the table below is c/o Fortive Corporation, 6920 Seaway Blvd, Everett, WA 98203.

Name	Number of Shares Beneficially Owned(1)		Percent of Class(1)
Daniel L. Comas	39,420	(2)	*
Sharmistha Dubey	8,340	(3)	*
Rejji P. Hayes	1,900	(4)	*
Wright Lassiter III	1,860	(5)	*
James A. Lico	1,591,377	(6)	*
Kate D. Mitchell	27,811	(7)	*
Jeannine Sargent	9,429	(8)	*
Alan G. Spoon	103,797	(9)	*
Barbara B. Hulit	372,238	(10)	*
Charles E. McLaughlin	321,810	(11)	*
Edward R. Simmons	840	(12)	*
Olumide Soroye	502	(13)	*
All current executive officers and directors as a group (16 persons)	2,821,284	(14)	*
(1)	Balances credited to each executive officer’s account under the Fortive Executive Deferred Incentive Plan (the “EDIP”) which are vested or are scheduled to vest within 60 days of April 1, 2022 are included in the table. See “Employee Benefit Plans—Fortive Executive Deferred Incentive Plan” for a description of our EDIP. The incremental number of notional phantom shares of Common Stock credited to a person’s EDIP account is based on the incremental amount of contribution to the person’s EDIP balance divided by the closing price of Common Stock as reported on the NYSE on the date of the contribution. In addition, for purposes of the table, the number of shares attributable to each executive officer’s 401(k) Plan account is equal to (a) the officer’s balance, as of March 31, 2022 in the Fortive stock fund included in the executive officer’s 401(k) Plan account (the “401(k) Fortive Stock Fund”), divided by (b) the closing price of Common Stock as reported on the NYSE on March 31, 2022. The 401(k) Fortive Stock Fund consists of a unitized pool of Common Stock and cash. The table also includes shares that may be acquired upon exercise of options that are exercisable within 60 days of April 1, 2022 or upon vesting of Restricted Stock Units (“RSUs”) that vest within 60 days of April 1, 2022. The table also includes unvested restricted shares that are subject only to time-vesting requirements. In addition, RSUs granted to a non-executive director for which shares are not delivered until the earlier of the director’s death or, at the earliest, the first day of the seventh month following the director’s resignation from the board are not included in the table.
(2)	Includes options to acquire 960 shares, 75 shares held in an irrevocable trusts and 1,721 shares beneficially owned by Mr. Comas’ spouse. Mr. Comas disclaims beneficial ownership of the shares held by the trusts and by his spouse.
(3)	Includes options to acquire 8,340 shares.
(4)	Includes options to acquire 1,900 shares.
(5)	Includes options to acquire 1,860 shares.
(6)	Includes options to acquire 1,249,094 shares, 31,386 shares attributable to Mr. Lico’s 401(k) Fortive Stock Fund and 129,825 notional phantom shares attributable to Mr. Lico’s EDIP account.
(7)	Includes options to acquire 27,811 shares.
(8)	Includes options to acquire 9,429 shares.
(9)	Includes options to acquire 43,124 shares.
(10)	Includes options to acquire 301,822 shares, and 33,825 notional phantom shares attributable to Ms. Hulit’s EDIP account. Ms. Hulit retired from her executive officer role on December 31, 2021 and was not an executive officer as April 1, 2022.

Ownership of Our Stock	9

(11)	Includes options to acquire 279,313 shares, and 21,060 notional phantom shares attributable to Mr. McLaughlin’s EDIP account.
(12)	Includes 840 notional phantom shares attributable to Mr. Simmons’ EDIP account.
(13)	Includes 502 notional phantom shares attributable to Mr. Soroye’s EDIP account.
(14)	Includes options to acquire 2,234,571 shares, 1,177 RSUs, 31,386 shares attributable to 401(k) accounts and 179,155 notional phantom shares attributable to executive officers’ EDIP accounts.
*	Represents less than 1% of the outstanding Common Stock.

Principal Shareholders

The following table sets forth the number of shares and percentage of Common Stock beneficially owned by each person who owns of record or is known to Fortive to beneficially own more than five percent of Common Stock.

Name and Address	Number of Shares Beneficially Owned		Percentage of Class
The Vanguard Group	36,567,233	(1)	10.2%
100 Vanguard Blvd., Malvern, PA 19355
BlackRock, Inc.	33,420,429	(2)	9.3%
55 East 52nd Street, New York, NY 10055
Wellington Management Group LLP	22,204,547	(3)	6.2%
c/o Wellington Management Group LLP 280 Congress Street, Boston, MA 02210
T. Rowe Price Associates, Inc.	19,758,392	(4)	5.5%
100 E. Pratt Street, Baltimore, MD 21202
(1)	The amount shown and the following information is derived from a Schedule 13G/A filed February 10, 2022 by The Vanguard Group, which sets forth their respective beneficial ownership as of December 31, 2021. According to the Schedule 13G/A, The Vanguard Group has shared voting power over 532,180 shares, sole dispositive power over 35,202,980 shares and shared dispositive power over 1,364,253 shares.
(2)	The amount shown and the following information is derived from a Schedule 13G/A filed February 3, 2022 by BlackRock, Inc. which sets forth BlackRock, Inc.’s beneficial ownership as of December 31, 2021. According to the Schedule 13G/A, BlackRock, Inc. has sole voting power over 30,071,671 shares and sole dispositive power over 33,420,429 shares.
(3)	The amount shown and the following information is derived from a Schedule 13G filed February 4, 2022 jointly by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holding LLP, and Wellington Management Company LLP (collectively, the “Wellington Reporting Entities”), which sets forth their respective beneficial ownership as of December 31, 2021. According to the Schedule 13G, the Wellington Reporting Entities have shared voting power over 19,596,109 shares and shared dispositive power over 22,204,507 shares. The shares are owned of record by clients of one or more investment advisers directly or indirectly owned by Wellington Management Group LLP. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such shares. No such client is known to have such right or power with respect to more than five percent of the Company’s common stock.
(4)	The amount shown and the following information is derived from a Schedule 13G/A filed February 14, 2022 by T. Rowe Price Associates, Inc. (“Price Associates”), which sets forth Price Associates’ beneficial ownership as of December 31, 2021. According to the Schedule 13G/A, Price Associates has sole voting power over 8,647,418 shares and sole dispositive power over 19,758,392 shares. Price Associates does not serve as custodian of the assets of any of its clients; accordingly, in each instance only the client or the client’s custodian or trustee bank has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. The ultimate power to direct the receipt of dividends paid with respect to, and the proceeds from the sale of, such securities, is vested in the individual and institutional clients which Price Associates serves as investment adviser. Any and all discretionary authority which has been delegated to Price Associates may be revoked in whole or in part at any time.

2022 PROXY STATEMENT

10

Directors

Overview of Director Nominees

Our eight director nominees are comprised of current directors with diverse skills, background, and experience, which the Board believes contributes to the effective oversight of the Company. Additional details on board membership criteria are set forth on page 27 under “Corporate Governance – Director Nomination Process.”

	Gender	Ethnicity/Race	Independence	Tenure
63% Diversity

Director Nominee	Daniel Comas	Sharmistha Dubey	Rejji Hayes	Wright Lassiter	James Lico	Kate Mitchell	Jeannine Sargent	Alan Spoon
Skills and Attributes
Global Experience
Senior Executive Leadership Experience
Relevant Industry Experience
Sustainability (ESG) Experience
Technology Management Experience
Cybersecurity Experience
Financial Literacy or Public Accounting Experience
Human Capital Management Experience
Mergers and Acquisition Experience
Public Company Board Experience
Legal and Corporate Governance Experience
Capital Markets and Corporate Finance Experience
Operational and Risk Management Experience
*	Calculated as of the date of this Proxy Statement
Indicates Expertise
Indicates Experienced

Directors	11

Director Nominees

We have included information as of April 11, 2022 relating to each nominee for election as director, including his or her age, the year in which he or she became a director, his or her principal occupation, any board memberships at other public companies (to the extent required under Item 401(e)(2) of Regulation S-K) during the past five years, and the other experience, qualifications, attributes or skills that led the Board to conclude that he or she should continue to serve as a director of Fortive. Please see “Corporate Governance – Director Nomination Process” for a further discussion of the Board’s process for nominating Board candidates. In the event a nominee declines or is unable to serve, the proxies may be voted at the discretion of the proxy holders for a substitute nominee designated by the Board, or the Board may reduce the number of directors to be elected. We know of no reason why this will occur.

Daniel L. Comas Age: 58 Director Since: 2021 Independent	Background

►Had served as Executive Vice President of Danaher Corporation, a global science and technology company, from April 2005 through December 2020, including as Chief Financial Officer through December 2018
►Had also served in various other roles at Danaher, including in roles with responsibilities over corporate development, treasury, finance and risk management after joining Danaher in 1991
►Currently serves as an advisor to Danaher and is an adjunct professor at Georgetown University
►Holds a Bachelor’s degree in Economics from Georgetown University and a Master’s degree in Business Administration from Stanford University

Other Current Public Company Directorships
None

Director Qualifications
Mr. Comas brings deep expertise in finance, strategy, corporate development, capital allocation, accounting, human capital management, and risk management. In addition, through his extensive leadership experience at Danaher Corporation, Mr. Comas brings direct understanding for the principles of the Fortive Business System and our culture of continuous improvement.

2022 PROXY STATEMENT

12	Directors

Sharmistha Dubey Age: 51 Director Since: 2020 Independent	Background

►Currently serves as the Chief Executive Officer and Director of Match Group, Inc., a publicly-traded provider of global dating products, overseeing growth for the portfolio of brands including Tinder, Match, Meetic, OkCupid, Hinge, Pairs, PlentyOfFish, and OurTime
►Had also served in various other senior leadership positions at Match Group, Inc., including as Match Group’s President, Chief Operating Officer of Tinder, President of Match Group Americas, Chief Product Officer of Match, and Chief Product Officer and EVP of The Princeton Review after joining Match Group in 2016
►Currently serves as a director of Naspers Limited, a technology investment company, and Prosus N.V., a global consumer internet group that is majority-owned by Naspers
►Holds an undergraduate degree in Engineering from the Indian Institute of Technology and a master’s degree in Engineering from Ohio State University

Other Current Public Company Directorships
Match Group, Inc.

Director Qualifications
Ms. Dubey’s qualifications to sit on the Board include, among other factors, extensive experience and leadership in operation, innovative product development, competitive strategy and marketing in the technology industry. In addition, through her leadership roles at Match Group, Inc., Ms. Dubey has significant experience in data privacy, human capital management, scaling new technologies into new markets, and executing portfolio and investment strategies.

Rejji P. Hayes Age: 47 Director Since: 2020 Independent	Background

►Currently serves as Executive Vice President and Chief Financial Officer of CMS Energy Corporation, a publicly-traded electric and natural gas company since 2017, overseeing all treasury, tax, investor relations, accounting, financial planning and analysis, internal audit services, supply chain, facilities, fleet, corporate safety, real estate, and mergers & acquisitions
►Previously served as Chairman of the Board of EnerBank USA®, a nationwide provider of home improvement loans and former CMS Energy subsidiary
►Had served as the Chief Financial Officer of ITC Holdings Corp, a publicly-traded electric transmission company, from 2014 to 2016 and as its Vice President, Finance and Treasurer from 2012 to 2014
►Held strategy and financial leadership roles for Exelon Corporation, Lazard Freres & Co., and Bank of America Securities prior to joining ITC Holdings Corp.
►Holds a bachelor’s degree from Amherst College and a master’s degree in business from Harvard Business School

Other Current Public Company Directorships
None

Director Qualifications
In addition to his strong knowledge of the power and energy sector, Mr. Hayes brings extensive experience in finance, capital markets, accounting and financial reporting, valuation, mergers & acquisitions, risk management, ESG and regulatory matters, and corporate governance. Mr. Hayes has significant expertise in structuring capital financing and executing investment and acquisition strategies.

Directors	13

Wright
Lassiter III

Age: 58

Director Since: 2022*

Independent

* Mr. Lassiter, who was appointed by the Board effective January 1, 2022, was recommended by a third-party search firm engaged by the Nominating and Governance Committee.

Background

►Currently serves as President and CEO of Henry Ford Health System, a $7 billion, private, not-for-profit health system comprised of six hospitals, a health plan and wide range of ambulatory and retail health services since 2014
►Serves as the chair of The American Hospital Association Board of Trustees, a national organization that represents America’s hospitals and health systems to advance health in America
►Serves as a director of Quest Diagnostics, a publicly-traded diagnostic information services company, as well as a member of its Audit and Finance Committee and its Quality and Compliance Committee
►Serves as the lead independent director of DT Midstream, a publicly-traded energy company, as well as the chair of its Corporate Governance Committee, a member of its Environmental, Social and Governance Committee, and a member of its Organization and Compensation Committee
►Had served as the CEO of Alameda Health System in Oakland, California, from 2005 to 2014
►Had served as a Director of the Federal Reserve Bank of Chicago from 2018 to 2021

Other Current Public Company Directorships
DT Midstream Inc.
Quest Diagnostics, Inc.

Director Qualifications
Mr. Lassiter’s qualifications to sit on the Board include, among other factors, extensive experience and leadership in healthcare services and innovation, strategic planning, operation, and execution, corporate governance, ESG, human capital management, finance and community service.

James A. Lico Age: 56 Director Since: 2016	Background

►Currently serves as the Chief Executive Officer and President of Fortive since 2016
►Had served in various leadership positions at Danaher Corporation, a global science and technology company, including as Executive Vice President from 2005 to 2016
►Had served as a director of NetScout Systems, Inc., a public company, from 2015 to 2018

Other Current Public Company Directorships
None

Director Qualifications
Mr. Lico’s qualifications to sit on the Board include, among other factors, over 20 years of extensive experience in senior leadership positions, including as an Executive Vice President of Danaher with oversight at various times of each of the businesses that was separated from Danaher into Fortive. Mr. Lico, through his various senior leadership positions at Danaher and Fortive, has broad operating and functional experience with, and deep knowledge of, Fortive’s businesses, the Fortive Business System, capital allocation strategies, acquisitions, marketing and branding, and leadership strategies.

2022 PROXY STATEMENT

14	Directors

Kate D. Mitchell Age: 63 Director Since: 2016 Independent	Background

►Currently serves as a partner and co-founder of Scale Venture Partners, a Silicon Valley-based firm that invests in early-in-revenue technology companies, since 1997
►Had served with Bank of America, a multinational banking and financial services corporation, from 1988 to 1996, most recently as Senior Vice President for Bank of America Interactive Banking
►Serves as director of SVB Financial Group, a publicly-traded financial services, bank holding and financial holding company, as well as a member of its Governance Committee and Risk Committee
►Serves as a director of Silicon Valley Community Foundation and other private company boards on behalf of Scale Venture Partners

Other Current Public Company Directorships
SVB Financial Group

Director Qualifications
Ms. Mitchell’s qualifications to sit on the Board include, among other factors, over 40 years of extensive experience in the technology industry, with a focus on innovative software and technology markets. In addition, Ms. Mitchell has deep experience as a director, investor and senior executive in the areas of business management and operations, finance, financial reporting, risk management, investment and acquisition strategy, and executive compensation.

Directors	15

Jeannine Sargent Age: 58 Director Since: 2019 Independent	Background

►Currently as an operating partner of Katalyst Ventures, an early-stage technology venture fund, since 2018
►Serves as a senior advisor at Generation Investment Management, LLP since 2017 and as an advisor at Breakthrough Energy Ventures since 2018, each an investment venture focused on sustainable innovation
►Had served as president of Innovation and New Ventures at Flex, a leader in global design and manufacturing, from 2012 until 2017
►Had also served as the chief executive officer at Oerlikon Solar, a thin-film silicon solar photovoltaic module manufacturer and a wholly owned subsidiary of Oerlikon, a publicly-traded Swiss company, and Voyan Technology, an embedded systems software provider
►Serves as a director of Synopsys, Inc., a publicly-traded electronic design automation company, as well as a member of its Audit Committee
►Serves as the lead independent director of Proterra Inc., a publicly-traded commercial vehicle electrification technology company, as well as the chair of its Nominating and ESG Committee

Other Current Public Company Directorships
Proterra Inc.
Synopsys, Inc.

Director Qualifications
Ms. Sargent’s qualifications to sit on the Board include, among other factors, over 30 years of experience encompassing leadership, operations, marketing and engineering roles with a diverse mix of high technology hardware and software companies across multiple industries. In addition, Ms. Sargent has significant experience with development and global launch of disruptive technology, executing investment and acquisition strategies, corporate governance, cybersecurity, sustainable innovation and executive compensation.

2022 PROXY STATEMENT

16	Directors

Alan G. Spoon Age:70 Director Since: 2016 Independent	Background

►Has served as the Chairman of the Board of Fortive since 2016
►Had served as a Partner of Polaris Partners, a company that invests in private technology and life science firms, from 2000 to 2018, including as Managing General Partner from 2000 to 2010 and as Partner Emeritus from 2015 to 2018
►Had served in senior leadership roles as the Washington Post Company (now known as Graham Holdings Company), including as Chief Operating Officer and a director from 1991 to 2000, as President from 1993 to May 2000, and as President of Newsweek from 1989 to 1991
►Serves as a director of IAC/InterActiveCorp, including as a chair of its Audit Committee
►Serves as a director of Match Group, Inc., including as a chair of its Audit Committee
►Serves as a director of Danaher Corporation, including as the chair of its Compensation Committee

Other Current Public Company Directorships
 Danaher Corporation
IAC/InterActiveCorp
Match Group, Inc.

Director Qualifications
 Mr. Spoon’s public and private company leadership experience gives him insight into business strategy, leadership, marketing, finance, corporate governance, executive compensation and board management. His public company and private equity experience gives him insight into trends in the internet and technology industries, acquisition strategy and financing, each of which represents an area of key strategic opportunity for Fortive.

Directors	17

Proposal 1	Election of Directors

At the Annual Meeting, shareholders will be asked to elect Daniel L. Comas, Sharmistha Dubey, Rejji P. Hayes, Wright L. Lassiter III, James A. Lico, Kate D. Mitchell, Jeannine Sargent, and Alan G. Spoon (each of whom has been recommended by the Nominating and Governance Committee, has been nominated by the Board and currently serves as a director of Fortive) to serve a one-year term until the 2023 Annual Meeting of Shareholders and until his or her respective successor is duly elected and qualified.

In the event a nominee declines or is unable to serve, the proxies may be voted at the discretion of the proxy holders for a substitute nominee designated by the Board, or the Board may reduce the number of directors to be elected. We know of no reason why this would occur.

The Board of Directors recommends that shareholders vote “FOR” the election of each of the Director Nominees to the Board.

2022 PROXY STATEMENT

18

Corporate Governance

Corporate Governance Overview

Governance Highlights

Board Composition

We have documented and executed our commitment to Board diversity in our Corporate Governance Guidelines and the Nominating and Governance Committee Charter, with three female directors and three ethnically/racially diverse directors
We have engaged in rigorous refreshment of the Board, with a majority of the Board appointed during or after 2019
We have fully declassified the Board to provide for the election of all directors for one-year terms
We have adopted proxy access to permit a shareholder, or a group of up to 20 shareholders, owning at least 3% of the outstanding shares continuously for at least 3 years to nominate and include in our proxy materials director nominees constituting up to 20% of the board of directors, as further detailed in our Bylaws
We maintain a majority vote requirement for the election of directors in uncontested elections

Board Structure

We have separated our Chairman and CEO positions, with an independent Chairman

Board Role and Responsibilities

We have implemented a Sustainability (ESG) program, as reported in our annual Sustainability Report, with multi-layered oversight by the Nominating and Governance Committee and the full Board
We have formalized and documented in the Compensation Committee Charter oversight of our human capital management by the Compensation Committee, including matters related to overall employee retention and inclusive and diverse company culture, with annual review by the full Board
We have formalized and documented in the Nominating and Governance Committee Charter oversight of our CEO succession planning by the Nominating and Governance Committee, with annual review by the full Board
We have formalized and documented in the Audit Committee Charter oversight of our cybersecurity by the Audit Committee, with quarterly review by the Audit Committee of our cybersecurity planning, monitoring, risk management, remediation, and controls and annual review by the full Board
We have implemented a robust annual shareholder engagement program

Other Governance Policies and Practices

We have no shareholder rights plan
We have implemented the right of shareholders to call a special meeting
Subject to approval by the shareholders of Proposal 4, we have approved the elimination of the supermajority voting requirements
We have adopted a Political Contribution Policy overseen by the Nominating and Governance Committee
We have an absolute prohibition against pledging of our stock by our director and executive officers
We have implemented stock ownership requirements for non-CEO executive officers at multiple of three times base salary and for CEO and directors at multiple of five times base salary and annual cash retainer respectively

Corporate Governance	19

Corporate Governance Guidelines, Committee Charters and Code of Conduct

As part of its ongoing commitment to good corporate governance, our Board of Directors has codified its corporate governance practices into a set of Corporate Governance Guidelines and adopted written charters for each of the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, and the Finance Committee of the Board. The Board of Directors has also adopted our Code of Conduct that includes, among other things, a code of business conduct and ethics for directors, officers (including our principal executive officer, principal financial officer and principal accounting officer) and employees. The Corporate Governance Guidelines, Audit Committee Charter, Compensation Committee Charter, Nominating and Governance Committee Charter, and Code of Conduct referenced above are each available in the “Investors – Corporate Governance” section of our website at http://www.fortive.com.

Board Leadership Structure

The Board has separated the positions of Chairman and CEO because it believes that the separation of the positions best enables the Board to ensure that our businesses, risks, opportunities and affairs are managed effectively and in the best interests of our shareholders.

The entire Board selects its Chairman, and our Board has selected Alan G. Spoon, an independent director, as its Chairman, in light of Mr. Spoon’s independence and his deep experience and knowledge with corporate governance, board management, shareholder engagement, risk management and Fortive’s diverse businesses and industries.

As the independent Chairman of the Board, Mr. Spoon leads the activities of the Board, including:

►	Calling, and presiding over, all meetings of the Board;
►	Together with the CEO and the Corporate Secretary, setting the agenda for the Board;
►	Calling, and presiding over, the executive sessions of non-management directors and of the independent directors;
►	Advising the CEO on strategic aspects of the Company’s business, including developments and decisions that are to be discussed with, or would be of interest to, the Board;
►	Acting as a liaison, as necessary, between the non-management directors and the management of the Company; and
►	Acting as a liaison, as necessary, between the Board and the committees of the Board.

In the event that the Chairman of the Board is not an independent director, the Corporate Governance Guidelines provide that the independent directors, upon recommendation from the Nominating and Governance Committee, will select by majority vote an independent director to serve as the Lead Independent Director with the authority to:

►	Preside over all meetings of the Board at which the Chair is not present, including the executive sessions;
►	Call meetings of the independent directors;
►	Act as a liaison, as necessary, between the independent directors and the CEO; and
►	Advise with respect to the Board’s agenda.

The Board’s non-management directors meet in executive session following the Board’s regularly scheduled meetings, with the executive sessions chaired by the independent Chairman. In addition, the independent directors meet as a group in executive session at least once a year.

2022 PROXY STATEMENT

20	Corporate Governance

Risk Oversight

The Board’s role in risk oversight at the Company is consistent with the Company’s leadership structure, with management having day-to-day responsibility for assessing and managing the Company’s risk exposure and the Board and its committees overseeing those efforts, with particular emphasis on the most significant risks facing the Company.

Enterprise Operations

The Board oversees the Company’s risk management processes directly and through its committees. In general, the Board oversees the management of risks inherent in the operation of the Company’s businesses on a consolidated basis, by each operating segment and by key corporate functions. In addition, the enterprise risk oversight includes review of the risks and opportunities related to the implementation by the Company of its strategic plan, its acquisition and capital allocation program, its capital structure and liquidity and its organizational structure. Furthermore, through the Audit Committee, the Board oversees the Company’s enterprise risk management process and policies. At least on an annual basis or more frequently as deemed appropriate by the Board, the Board reviews in depth with senior leaders of the Company the Company’s enterprise risk management, with particular focus on the enterprise risks and opportunities with the greatest impact and highest probability. In addition, the chairs of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee review with each other and with the rest of the Board during executive sessions of Board meetings as appropriate updates to the Company’s enterprise risk management discussed during the corresponding committee meetings. Furthermore, at least on an annual basis or more frequently as deemed appropriate by the Board, the Board reviews with the SVP – General Counsel our insurance policies, including our D&O insurance policy, general liability policy, and our information security risk insurance policy.

Portfolio and Operating Segment

At each Board meeting, the Board oversees the Company’s performance and execution against the strategic goals for the Company’s operating segments, overall portfolio, and innovation, including overseeing the corresponding management of risks and opportunities. In addition, on an annual basis, the Board conducts an informal meeting led by senior management and dedicated entirely to deeper review of the acquisition, product development, commercial, innovation, capital allocation, human capital and risk management strategies for each of the operating segments.

Cybersecurity and Product Security

The Board has delegated to the Audit Committee the responsibility of exercising oversight with respect to the Company’s cybersecurity risk management and risk controls. Consistent with such delegation, our Chief Information Officer provides a report to the Audit Committee on quarterly basis, and to the Board on an annual basis, regarding the Company’s cybersecurity program, including the Company’s compliance program, monthly training program, monitoring, auditing, implementation and communication processes, controls, and procedures. In addition, the Chief Information Officer reviews with the Audit Committee the results of the audit conducted by BitSight Technologies as well as the annual assessment by an independent auditing firm of our security program's alignment with the NIST Cyber Security framework. Although, as of the date of this proxy statement, there have been no cybersecurity breaches nor cybersecurity incidents that have had a material financial impact, the Chief Information Officer reviews with the Audit Committee the results of any notable incidents or attempted breaches on a quarterly basis.

Sustainability (ESG)

The Board has delegated to the Nominating and Governance Committee the responsibility of exercising oversight with respect to the reporting of the Company’s Sustainability disclosure. Consistent with such delegation, our SVP – General Counsel provides frequent reports and updates to the Nominating and Governance Committee, and a report to the Board on an annual basis, regarding the Company’s Sustainability program and strategies, including the corresponding risks and opportunities, goals, progress, shareholder engagement and disclosure. See “Sustainability (ESG)” for further discussion on governance structure of our Sustainability program.

Human Capital Management

The Board has delegated to the Compensation Committee the responsibility of exercising oversight of the Company’s human capital and compensation, including oversight of overall compensation, retention and inclusion and diversity

Corporate Governance	21

strategies. Our SVP of Human Resources provides regular reports on compensation and other human capital management risks, trends, best practices, strategies and disclosure to the Compensation Committee. While the Board has delegated these responsibilities to the Compensation Committee, the Board remains actively involved and receives additional reports throughout the year on employee engagement, inclusion and diversity, talent development, company culture and alignment of human capital strategies with the Company’s overall portfolio and operational strategies.

Management Succession

The entire Board oversees the recruitment, development, retention, and succession planning of our executive officer positions, with the responsibilities of oversight of CEO succession planning delegated to the Nominating and Governance Committee, and the responsibilities of ensuring appropriate compensation strategies and programs to align with the retention and recruitment delegated to the Compensation Committee. Our SVP of Human Resources provides regular reports on the CEO succession planning process and strategies to the Nominating and Governance Committee and on compensation strategies and programs to assist in retention and recruitment of future leaders to the Compensation Committee. The SVP of Human Resources also provides additional reports throughout the year to the full Board on short-term and long-term readiness of potential successors, outside recruitment to populate the succession funnel as necessary, and development plans of future leaders. In addition to the formal activities noted below, the Board and its committee members engage and assess our executive officers and high-potential employees during management presentations, our annual multi-day leadership conference, our annual strategy sessions for the Board, regular the visits to our operating companies, and periodic informal meetings and communications.

►	January	February	April	August

	STRATEGY UPDATE AND CEO SUCCESSION PLANNING PROCESS REVIEW	PERFORMANCE REVIEW AND COMPENSATION AWARDS	EMPLOYEE ENGAGEMENT UPDATE AND ENTERPRISE RISK ASSESSMENT REPORT	TALENT, SUCCESSION AND ENGAGEMENT UPDATE

Nominating and Governance Committee: Review of the scope and process for annual CEO succession planning

Compensation Committee: Preliminary review of the performance of the executive officers in connection with compensation analysis

Compensation Committee: Finalize and approve performance reviews and compensation decisions for the prior year and target compensation for the current year, with deliberation and input from the entire Board

Board: Update on company culture, leadership effectiveness reflected in employee survey

Nominating and Governance Committee: Review status and progress on CEO succession planning, including review of short-term and long-term funnel and readiness

Board: Review of senior management succession readiness, including short-term and long-term leadership development, diversity, and employee engagement

2022 PROXY STATEMENT

22	Corporate Governance

Committees’ Role in Risk Oversight

Audit Committee			Nominating and Governance Committee

The Audit Committee oversees risks related to financial controls, legal and compliance risks and major financial, and business continuity risks. The Audit Committee also assists the Board in overseeing the Company’s risk assessment and risk management policies and oversees our cybersecurity risk management and risk controls as well as our data privacy controls.

The Nominating and Governance Committee oversees risks associated with corporate governance, board management, CEO succession planning, conflict of interest, political contribution, and Sustainability (ESG) reporting.

	►	◄

	►	◄

Compensation Committee			Finance Committee

The Compensation Committee oversees risks associated with the Company’s compensation policies and practices. The Compensation Committee also oversees risks associated with human capital, including retention, recruitment, inclusion and diversity strategies.

The Finance Committee oversees risks associated with the execution of the Company’s acquisition, investment and divestiture strategies.

Each committee reports to the full Board on a regular basis, including as appropriate with respect to the committee’s risk oversight activities.

Internal Risk Committee

The Company’s Risk Committee (consisting of members of senior management) inventories, assesses and prioritizes the most significant risks facing the Company as well as related mitigation efforts, and, on at least an annual basis, provides a report to the Board and provides a report of the process to the Audit Committee.

Corporate Governance	23

Director Independence

At least a majority of the Board must qualify as independent within the meaning of the listing standards of the NYSE. The Board has affirmatively determined that seven out of our eight current directors, including Mss. Sharmistha Dubey, Kate D. Mitchell and Jeannine Sargent and Messrs. Daniel L. Comas, Rejji P. Hayes, Wright Lassiter III, and Alan G. Spoon, are independent within the meaning of the listing standards of the NYSE.

Board of Directors and Committees of the Board

Director Attendance

In 2021, the Board met eight times (including a separate session dedicated to portfolio strategy) and acted by unanimous written consent three times. All directors attended at least 75% of the aggregate of the total number of meetings of the Board and of all committees of the Board on which they served during 2021. As a general matter, directors are expected to attend annual meetings of shareholders. Each of our current directors who were serving on the Board at the time attended remotely our virtual 2021 Annual Meeting of Shareholders.

Committee Membership

The membership of each of the Audit, Compensation, Nominating and Governance, and Finance Committees as of April 11, 2022 is set forth below.

Name of Director	Audit	Compensation	Nominating and Governance	Finance
Daniel L. Comas		Member		Member
Sharmistha Dubey		Member	Member
Rejji P. Hayes	Chair
Wright Lassiter III		Member
James A. Lico				Member
Kate D. Mitchell	Member	Chair		Member
Jeannine Sargent	Member		Chair
Alan G. Spoon			Member	Chair

2022 PROXY STATEMENT

24	Corporate Governance

Audit Committee
Rejji P. Hayes
(Chair)

Kate D. Mitchell	Jeannine Sargent

Meetings in 2021:
8

The Audit Committee is responsible for:

►Assessing the qualifications and independence of Fortive’s independent auditors;
►Appointing, compensating, retaining, and evaluating Fortive’s independent auditors;
►Overseeing the quality and integrity of Fortive’s financial statements and making a recommendation to the Board regarding the inclusion of the audited financial statements in Fortive’s Annual Report on Form 10-K;
►Overseeing Fortive’s internal auditing processes;
►Overseeing management’s assessment of the effectiveness of Fortive’s internal control over financial reporting;
►Overseeing management’s assessment of the effectiveness of Fortive’s disclosure controls and procedures;
►Overseeing risks related to financial controls, legal and compliance risks and major financial, privacy, security and business continuity risks;
►Overseeing Fortive’s risk assessment and risk management policies;
►Overseeing Fortive’s compliance with legal and regulatory requirements;
►Overseeing Fortive’s cybersecurity and product security risk management and risk controls;
►Overseeing swap and derivative transactions and related policies and procedures; and
►Preparing a report as required by the SEC to be included in this proxy statement.

The Board has determined that each member of the Audit Committee is:

►Independent for purposes of Rule 10A-3(b)(1) under the Exchange Act and the NYSE listing standards;
►Qualified as an audit committee financial expert as that term is defined in SEC rules; and
►Financially literate within the meaning of the NYSE listing standards.

Furthermore, as of the date of this proxy statement, no Audit Committee member serves on the audit committee of more than three public companies.

The Audit Committee typically meets in executive session, without the presence of management, at each regularly scheduled meeting, and reports to the Board on its actions and recommendations at each regularly scheduled Board meeting.

The Audit Committee relies on the expertise and knowledge of management, the internal auditor, and the independent auditor in carrying out its oversight responsibilities. Management is responsible for the preparation, presentation, and integrity of Fortive’s financial statements, accounting and financial reporting principles, internal control over financial reporting, and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. Management is also responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of Fortive’s system of internal control over financial reporting. Fortive’s independent auditor, Ernst & Young LLP, is responsible for performing independent audits of Fortive’s financial statements and internal control over financial reporting and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

Corporate Governance	25

Compensation Committee
Kate D. Mitchell
(Chair)

Daniel L. Comas	Sharmistha Dubey

Wright Lassiter III

Meetings in 2021:
6

The Compensation Committee acted by unanimous written consent one time in 2021.

The Compensation Committee is responsible for:

►Determining and approving the form and amount of annual compensation of the CEO and our other executive officers, including evaluating the performance of, and approving the compensation paid to, our CEO and other executive officers;
►Reviewing and making recommendations to the Board with respect to the adoption, amendment and termination of all executive incentive compensation plans and all equity compensation plans, and exercising all authority with respect to the administration of such plans;
►Reviewing and making recommendations to the Board with respect to the form and amounts of director compensation;
►Overseeing and monitoring compliance with Fortive’s compensation recoupment policy;
►Overseeing and monitoring compliance by directors and executive officers with Fortive’s stock ownership requirements;
►Overseeing risks associated with Fortive’s compensation policies and practices;
►Overseeing our engagement with shareholders and proxy advisory firms regarding executive compensation matters;
►Assisting the Board in oversight of our human capital management practices, including strategies, risk management, employee retention and inclusive and diverse culture;
►Overseeing the Company’s reporting on the Company’s human capital management practices; and
►Reviewing and discussing with management the Compensation Discussion & Analysis (“CD&A”) in the annual proxy statement and recommending to the Board the inclusion of the CD&A in the proxy statement.

Each member of the Compensation Committee is:

►A non-employee director for purposes of Rule 16b-3 under the Exchange Act; and
►Based on the determination of the Board, independent under NYSE listing standards and under Rule 10C-1 under the Exchange Act.

The Chair of the Compensation Committee works with our Senior Vice President-Human Resources and our Corporate Secretary to schedule the Compensation Committee’s meetings and set the agenda for each meeting. Our Senior Vice President-Human Resources, Vice President-Total Rewards, Senior Vice President-General Counsel, and Vice President-Associate General Counsel and Secretary generally attend, and from time-to-time our CEO and CFO attend, the Compensation Committee meetings and support the Compensation Committee in preparing meeting materials and taking meeting minutes. In particular, our CEO provides background regarding the interrelationship between our business objectives and executive compensation matters and advises on the alignment of incentive plan performance measures with our overall strategy; participates in the Compensation Committee’s discussions regarding the performance and compensation of the other executive officers; and provides recommendations to the Compensation Committee regarding all significant elements of compensation paid to such other executive officers, their annual personal performance objectives and his evaluation of their performance. The Compensation Committee typically meets in executive session, without the presence of management, at each regularly scheduled meeting, and reports to the Board on its actions and recommendation at each regularly scheduled Board meeting.

Under the terms of its charter, the Compensation Committee has the authority to engage the services of outside advisors and experts to assist the Compensation Committee. Following the assessment and determination of Pearl Meyer &

2022 PROXY STATEMENT

26	Corporate Governance

Partners, LLC’s (“Pearl Meyer”) independence from Fortive’s management, the Compensation Committee engaged Pearl Meyer as the Compensation Committee’s independent compensation consultant for 2021. The Compensation Committee had the sole discretion and authority to select, retain and terminate Pearl Meyer as well as to approve any fees, terms and other conditions of its services. Pearl Meyer reported directly to the Compensation Committee and took its direction solely from the Compensation Committee. Pearl Meyer’s primary responsibilities in 2021 were to provide advice and data in connection with the selection of Fortive’s peer group for assessing executive compensation, the structuring of the executive compensation programs in 2021 and 2022, the compensation levels for our executive officers, and the compensation levels for our directors; assess our executive compensation program in the context of market practices and corporate governance best practices; and advise the Compensation Committee regarding our proposed executive compensation public disclosures. In the course of discharging its responsibilities, the Compensation Committee’s independent compensation consultant may, from time to time and with the Compensation Committee’s consent, request from management certain information regarding compensation amounts and practices, the interrelationship between our business objectives and executive compensation matters, the nature of our executive officer responsibilities and other business information. Pearl Meyer did not provide any services to Fortive or its management in 2021, and the Compensation Committee is not aware of any work performed by Pearl Meyer that raises any conflicts of interest.

Compensation Committee Interlocks and Insider Participation

During 2021, none of the members of the Compensation Committee was an officer or employee of Fortive. No executive officer of Fortive served on the compensation committee (or other board committee performing equivalent functions) or on the board of directors of any entity having an executive officer who served on the Compensation Committee.

Nominating and Governance Committee
Jeannine Sargent
(Chair)

Sharmistha Dubey	Alan G. Spoon

Meetings in 2021:
4

The Nominating and Governance Committee acted by unanimous written consent one time in 2021.

The Nominating and Governance Committee is responsible for:

►Reviewing and making recommendations to the Board regarding the size, classification and composition of the Board;
►Assisting the Board in identifying individuals qualified to become Board members;
►Assisting the Board in identifying characteristics, skills, and experiences for the Board with the objective of having a Board with diverse backgrounds, experiences, skills, and perspectives;
►Proposing to the Board the director nominees for election by our shareholders at each annual meeting;
►Overseeing and reviewing the process for, and making recommendations to the Board relating to the management of, the Company's CEO succession planning;
►Assisting the Board in determining the independence and qualifications of the Board and Committee members and making recommendations to the Board regarding committee membership;
►Developing and making recommendations to the Board regarding a set of corporate governance guidelines and reviewing such guidelines on an annual basis;
►Overseeing compliance with the corporate governance guidelines;
►Overseeing director education and director orientation process and programs;
►Overseeing Fortive’s Sustainability (ESG) reporting;
►Reviewing and making recommendation to the Board relating to the governance matters set forth in the Company's Certificate of Incorporation and Bylaws;
►Assisting the Board and the Committees in engaging in annual self-assessment of their performance; and
►Administering Fortive’s Related Person Transactions Policy.

The Board has determined that each member of the Nominating and Governance Committee is independent within the meaning of the NYSE listing standards.

Corporate Governance	27

The Nominating and Governance Committee typically meets in executive session, without the presence of management, at each regularly scheduled meeting and reports to the Board on its actions and recommendations at each regularly scheduled Board meeting.

Finance Committee
Alan G. Spoon
(Chair)

Daniel L. Comas	James A. Lico

Kate D. Mitchell
The Finance Committee assists the Board in assessing potential acquisition, investment and divestiture opportunities and approving business acquisitions, investments and divestitures up to the levels of authority delegated to it by the Board.

Director Nomination Process

The Nominating and Governance Committee recommends to the Board director candidates for nomination and election at the annual meeting of shareholders and, in the event of vacancies between annual meetings of shareholders, for appointment to fill such vacancies.

Board Membership Criteria

In assessing the candidates for recommendation to the Board as director nominees, the Nominating and Governance Committee will evaluate such candidates against the standards and qualifications set out in our Corporate Governance Guidelines, including:

Personal and professional integrity and character
Skills, knowledge, diversity of background and experience, and expertise (including business or other relevant experience) useful and appropriate to the effective oversight of our business

The extent to which the interplay of the candidate’s skills, knowledge, expertise and diversity of background and experience with that of the other Board members will help build a Board that is effective in collectively meeting our strategic needs and serving the long-term interests of the shareholders

Prominence and reputation in the candidate’s profession
The capacity and desire to represent the interests of the shareholders as a whole
Availability to devote sufficient time to the affairs of Fortive

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28	Corporate Governance

The Nominating and Governance Committee annually reviews with the Board the skills, knowledge, experience, background and attributes required of Board nominees, considering current Board composition and the Company’s circumstances. In making its recommendations to our Board, the Nominating and Governance Committee considers the criteria noted above, as well as, among others, the following skills, knowledge, experience, background and attributes:

Skills and Attributes

Independence	Sustainability (ESG) Experience	Mergers and Acquisition Experience

Diversity	Technology Management Experience	Public Company Board Experience

Global Experience and International Exposure	Financial Literacy or Public Accounting Experience	Legal and Corporate Governance Experience

Senior Executive Leadership Experience	Cybersecurity Experience	Capital Markets and Corporate Finance Experience

Relevant Industry Experience	Human Capital Management and Organizational Development Experience	Operational and Risk Management Experience

The Nominating and Governance Committee takes into account a candidate’s ability to contribute to the diversity of perspective and analysis of the Board and, as such, believes it is important to consider attributes such as race, ethnicity, gender, age, education, cultural experience, and professional experience in evaluating candidates who may be able to contribute to the diverse perspective and practical insight of the Board as a whole. Although we do not have a formal diversity policy and the Board does not make any particular weighting of diversity or any other characteristic in evaluating nominees and directors, the Board’s and the Nominating and Governance Committee’s commitment to diversity as an essential consideration in the director nominee selection process has been documented in both the Corporate Governance Guidelines and the Nominating and Governance Committee’s Charter and has been reflected in the Board’s actions.

Director Evaluation and Board Refreshment Process

On an annual basis, the Nominating and Governance Committee reviews and assesses, with input from the various other committees, the process for the annual self-assessment of the full Board, each of the committees of the Board, and individual directors. The process assessment takes into account the feedback from the directors on the effectiveness of the prior self-assessment process, incremental perspective and expertise a new director may bring, and input from the shareholder engagement process.

For 2021, the Nominating and Governance Committee engaged Boardspan, an independent board governance company with deep expertise in board performance assessment, to assist in conducting a facilitated interview of each director and key management members to conduct an assessment of both the full Board (including each committee) and the individual directors.

Corporate Governance	29

The following describes the self-assessment process implemented and conducted by the Board and the committees of the Board in 2021.

1. Anonymous Online Scoping Survey

With the assistance of Boardspan, the Nominating and Governance Committee conducted an online survey of each of the directors to identify the key areas of focus and topics to discuss and evaluate during the confidential, individual interview conducted by Boardspan.

2. Confidential Facilitated Interviews of each Director and each Key Management Member for a Full Board and Peer Assessment

Based on the consolidated results of the anonymous online survey, Boardspan interviewed each director and each key management member to conduct an assessment of the full Board, each committee and each individual director to identify key strengths and opportunities for continuous improvement. The areas of focus included strategic alignment, board culture, board efficiency, board meeting structure, interaction with management, committees and individual strength, and potential opportunities for continuous improvements.

3. Full Board Review

The Chairman of the Board and the Chair of the Nominating and Governance Committee reviewed the results of the annual self-assessment for potential action and recommendations, with the final results and recommendations reviewed with the full Board for alignment on the assessment and potential actions.

Shareholder Recommendations on Director Nomination

Shareholders may recommend a director nominee to the Nominating and Governance Committee. A shareholder who wishes to recommend a prospective nominee for the Board should notify the Nominating and Governance Committee in writing using the procedures described below under “—Communications with the Board of Directors” with whatever supporting material the shareholder considers appropriate. If a prospective nominee has been identified other than in connection with a director search process initiated by the Nominating and Governance Committee, the Nominating and Governance Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. The Nominating and Governance Committee’s determination of whether to conduct a full evaluation is based primarily on the Nominating and Governance Committee’s view as to whether a new or additional Board member is necessary or appropriate at such time, and the likelihood that the prospective nominee can satisfy the evaluation factors described above under “—Board Membership Criteria” and any such other factors as the Nominating and Governance Committee may deem appropriate. The Nominating and Governance Committee takes into account whatever information is provided to it with the recommendation of the prospective candidate and any additional inquiries the Nominating and Governance Committee may in its discretion conduct or have conducted with respect to such prospective nominee. The Nominating and Governance Committee evaluates director nominees in the same manner whether a shareholder or the Board has recommended the candidate.

2022 PROXY STATEMENT

30	Corporate Governance

Proxy Access

Pursuant to the proxy access provisions in Section 2.12 of our Amended and Restated Bylaws, a shareholder, or group of up to 20 shareholders, owning 3% or more of Fortive’s outstanding shares of common stock continuously for at least three years may nominate and include in our proxy materials directors constituting up to 20% of the Board. With respect to the 2023 Annual Meeting of Shareholders, the nomination notice and other materials required by these provisions must be delivered or mailed to and received by Fortive’s Secretary in writing between November 26, 2022 and December 26, 2022 (or, if the 2023 Annual Meeting of Shareholders is called for a date that is not within 30 calendar days of the anniversary of the date of the Annual Meeting, by the later of the close of business on the date that is 120 days prior to the date of the 2023 Annual Meeting of Shareholders or within 10 days after the public announcement of the date of the 2023 Annual Meeting of Shareholders) at the following address: Fortive Corporation, Attn: Secretary, 6920 Seaway Blvd., Everett, WA 98203. When submitting nominees for inclusion in the proxy materials pursuant to the proxy access provisions, shareholders must follow the notice procedures and provide the information required by our Amended and Restated Bylaws. Our Amended and Restated Bylaws are available at “Investor — Corporate Governance” section of our corporate website, http://www.fortive.com.

Majority Voting for Directors

Our Amended and Restated Bylaws provide for majority voting in uncontested director elections, and our Board has adopted a related director resignation policy. Under the policy, our Board will not appoint or nominate for election to the Board any person who has not tendered in advance an irrevocable resignation effective in such circumstances where the individual does not receive a majority of the votes cast in an uncontested election and such resignation is accepted by the Board. If an incumbent director is not elected by a majority of the votes cast in an uncontested election, our Nominating and Governance Committee will submit for prompt consideration by the Board a recommendation whether to accept or reject the director’s resignation. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation.

At any meeting of shareholders for which Fortive’s Secretary receives a notice that a shareholder has nominated a person for election to the Board in compliance with our Amended and Restated Bylaws and such nomination has not been withdrawn on or before the tenth day before we first mail our notice of meeting to our shareholders, the directors will be elected by a plurality of the votes cast (which means that the nominees who receive the most affirmative votes would be elected to serve as directors).

Corporate Governance	31

Shareholder Engagement

Engagement Cadence Throughout the Year

SPRING We publish our proxy statement and our annual report We continue our discussion with our largest shareholders, as warranted	SUMMER We conduct our annual meeting We assess how our shareholders voted on our proposals at our annual meeting We conduct our investor day event

WINTER	FALL
We assess governance best practices We review policy updates from stakeholders We update our annual governance framework and policies

The Board and the committees approve the self-assessment process, which includes considerations from the shareholder engagement process

The Board conducts the annual self-assessment

We conduct our annual shareholder outreach

In addition, throughout the year, senior members of management engage in extensive discussions with our investor community to discuss our strategy, our results, our operations, our product offerings, our end markets, our Sustainability (ESG) efforts, and our outlook through numerous investor conferences, investor calls, investor meetings, investor events, and earnings calls.

2021 Annual Shareholder Outreach

In 2021, as part of our annual shareholder outreach, we invited our top 16 shareholders, representing approximately 60 percent of our outstanding shares, and leading proxy advisory firms to discuss Sustainability, Corporate Governance, Board Composition, Risk Oversight, Human Capital Management and Executive Compensation. With a significant number of our investors accepting our invitation, our senior leaders met with investors holding approximately 30 percent of our outstanding shares.

2022 PROXY STATEMENT

32	Corporate Governance

Consistent with our prior practice, our management team shared the feedback from our shareholder outreach process with our Board for potential responsive actions. We have identified below feedback we have received from our shareholders in the past years during our annual shareholder outreach and the corresponding actions taken by the Board:

Shareholder Feedback	Responsive Actions
Increase shareholder rights and board accountability
►We declassified the Board
►We provided proxy access
►We provided right of shareholders to call a special meeting
►Subject to approval by the shareholders, we approved the elimination of the supermajority voting requirements
►We provided for majority vote requirement for director election

Increase the level of independence on the Board
►We refreshed our Board, with 7 out of our 8 directors independent, with only our CEO representing a non-independent director on the Board
►We maintained an independent Chairman of the Board, with the CEO and the Chairman positions separated

Ensure diversity on the Board
►We updated our governance guidelines to document our commitment to diversity on the Board
►We continued execution on our commitment, with three female directors and three directors representing ethnic or racial diversity

Provide transparency in workforce diversity, including disclosure of EEO-1 report
►In 2021, we provided our first disclosure on work force diversity
►In 2021, we disclosed our long-term workforce diversity goals
►We will publish our 2021 EEO-1 report on our website by April 30, 2022

Increase the percentage of long-term equity awards dependent on relative total shareholder return and include additional performance measures
►In 2021, we increased the allocation of PSUs that are dependent on relative TSR from 25% to 35%, while maintaining requirement to achieve aboveaverage relative total shareholder return to receive target shares, with target performance maintained at 55th percentile of the S&P 500 index
►In 2022, we further increased the allocation of PSUs from 35% to 50% and added three-year average core revenue growth as an incremental performance measure

Include greater transparency for special awards
►With the new hire of Messrs. Simmons and Soroye, each an NEO, in 2021, we included more detail in this proxy statement for the rationale for the grant of the sign-on equity awards to each of Messrs. Simmons and Soroye

Describe the impact of workforce diversity and sustainability (ESG) efforts in executive compensation	►We included in this proxy statement the role of diversity and sustainability in executive compensation
Aligned with standardized disclosure for sustainability efforts
►We disclosed sustainability data pursuant to GRI in 2020 and SASB in 2021, with plans to align with TCFD by 2023
►We became a UN Global Compact Signatory in 2021
►We currently plan to align with SDG by end of 2022

Disclose climate change data through CDP	►We provided data to CDP for scoring on climate change
Provide transparency in political contributions	►In 2021, we adopted a political contribution policy resulting in 92.9 score on the CPA-Zicklin Index and identification as a 2021 CPA-Zicklin Trendsetter

Communications with the Board of Directors

Shareholders and other parties interested in communicating directly with the Board or with individual directors, the independent Chairman of the Board or, if the Chairman is not independent, the Lead Independent Director, or the non-management directors as a group may do so by addressing communications to the Board of Directors, to the specified individual director or to the non-management directors, as applicable, c/o Secretary, Fortive Corporation, 6920 Seaway Blvd, Everett, WA 98203.

33

Sustainability (ESG)

Sustainability Overview

Our commitment to Sustainability reinforces our shared purpose: essential technology for the people who accelerate progress. We have seen first-hand how empowering inclusive and diverse teams, investing in our communities, protecting the planet, working and sourcing responsibly, and operating with principle accelerate innovation. Sustainability is core to who we are and how we work; with the power of FBS, sustainability is a powerful inspiration for our innovation and the products and services we deliver.

As a growing company serving a wide range of industries and customers, we understand that global reach and global responsibility go hand in hand. We are committed to having a positive impact on the industries and communities we serve at every level, from products and processes to people. In 2021, Fortive became a signatory to the UN Global Compact to demonstrate our continued commitment to Sustainability at a global level.

Fortive is more focused than ever on accelerating progress in workplace safety, engineering, and healthcare. As our strategic direction shifted over the past few years, so have our efforts in environmental and social responsibility. Furthermore, updating our materiality assessment inspired us to evaluate and refine our Sustainability pillars, with our material topics and Sustainability goals even more closely aligning with our shared purpose and values.

Sustainability Strategic Pillars

Fortive’s commitment to Sustainability (ESG) has been a priority since day one. We work every day to create a world that is stronger, safer, and smarter for everyone. In our culture of continuous improvement, we always consider how we can apply the power of the Fortive Business System to go further, faster. In 2021, we refreshed our ESG materiality assessment and incorporated the findings into the updated pillars below to guide our Sustainability (ESG) strategy going forward. This gives our global teams a powerful blueprint for building that sustainable future together.

Empower Inclusive & Diverse Teams Advance an inclusive culture that enables everyone to do their best work.	Invest in Our Communities Create and advocate for positive impacts in the communities in which we work, live and serve.	Protect the Planet Protect the environment and resources across the value chain.	Work & Source Responsibly Raise and reinforce expectations to ensure people, safety and quality are priority #1.	Operate with Principle Establish and enforce boundaries to protect critical assets.

Empower Inclusive & Diverse Teams

For a further discussion on our inclusion and diversity efforts, please see “Human Capital Strategy – Inclusion and Diversity” section in this proxy statement.

2022 PROXY STATEMENT

34	Sustainability (ESG)

Invest In Our Communities

We are dedicated to fostering partnerships and relationships to drive positive change in the communities where our people live and work. Through community engagement and philanthropic donations, our team members are passionate about investing in our communities.

Day of Caring

Fortive’s spirit of generosity and optimism is reflected in our annual Day of Caring, a commitment we make to support our employees’ passion for building and fostering community impact, and relationships through service. Day of Caring is a Fortive tradition, providing paid time off for all employees to dedicate their time and energy, as individuals or in teams.

Our teams around the world lead Day of Caring initiatives from a grassroots level—in their communities in the areas that will have the most impact and are also close to their hearts. Although we stood up the Day of Caring idea across Fortive, the power and passion has been led by our people and teams globally. Day of Caring inspires our teams to stay involved with these charities throughout the year and to pursue causes they care about. Our employees and the communities they serve through Day of Caring consistently report that participating in Day of Caring is a positive, transformative experience. In 2021, each of our operating companies participated, dedicating over 18,000 hours in more than 60 communities across 19 countries globally.

Fortive Foundation

We established the Fortive Foundation in 2019 to accelerate our philanthropic efforts and corporate giving to charitable initiatives that support our communities. In 2021, the Foundation focused on expanding our efforts to support communities locally and across the world, prioritizing organizations whose missions align with our five strategic Giving Areas:

►	STEM and Innovation
►	Inclusion, Diversity and Social Justice
►	Protect the Planet
►	Strengthen Communities
►	Disaster Response

We believe education can be a powerful equalizer and catalyst for inclusion, opportunity, and intellectual growth. By investing in the next generations of leaders and innovators, we hope to enable more young people to pursue their passions and contribute to a more compassionate, sustainable world.

Fortive Scholarship Program

The Fortive Scholarship Program supports children of our employees in their undergraduate and graduate studies through scholarship awards. Through the Scholarship Program, scholarships are awarded based on academic performance, leadership potential, and economic need. Each scholarship is renewable for up to three years.

In 2021 we expanded eligibility for students applying to vocational schools and community colleges and renewed our commitment to first-generation higher education students, to celebrate and support the many pathways that empower academic and professional development.

2021 Fortive Scholarships

84	20	32	35%
Scholarship Applications	Awarded scholarships	Scholarship Renewals	Recipients from locations outside the United States

Sustainability (ESG)	35

Protect the Planet

As a global company, we recognize that climate change presents a risk to our business, customers, suppliers, communities. We are committed to taking responsible, leading actions to reduce greenhouse gas (GHG) emissions and environmental impacts. In 2021, we accelerated our commitment to reduce GHG emissions intensity, revising our goal to achieve a 50% reduction of GHG emissions intensity from 2017. Through our culture of continuous improvement and the power of FBS, we are using and building tools and mechanisms to meaningfully contribute to local and global initiatives to address climate change. To drive progress toward our accelerated GHG emissions intensity, we focused on three strategic levers in 2021:

Operating company performance targets: we defined GHG emissions reduction targets for our operating companies. The targets were determined through detailed analysis of operating companies’ diverse and distinct business portfolios, and reflect their respective emissions intensities;
Emissions reduction projects: we began investing additional capital for emissions reduction projects. Projects range from infrastructure-related improvements, such as lighting and HVAC system upgrades, to process improvements and operational reconfigurations to optimize work streams; and
Energy kaizen events: with a goal to reduce energy use by a targeted amount, typically between 15–25% annually, we deconstruct the sources of energy use and their dependencies into detailed work streams to identify inefficiencies and test potential solutions.

Work & Source Responsibly

Environmental, Health & Safety

As part of our commitment to a safe, secure workplace, our operating companies manage and track progress toward our goals using FBS tools. Each has robust environmental, health, and safety (EHS) programs to identify, prevent, and avoid harm to our employees. Across Fortive, 30% of our sites with manufacturing or light assembly operations are certified to ISO 14001, ISO 45001, and/or the International Contractors Safety Rating System.

To quantify and drive continuous improvement, our operating companies assess the EHS risk at each of our significant sites from the annual jumping off point (JOP) and report their EHS Risk Score on a semi-annual basis. The EHS Risk Score is a Fortive standard metric comprising EHS performance criteria, which include procurement and supply chain management, leadership engagement, energy efficiency and emissions reduction initiatives, and action plans in support of Sustainability targets.

Responsible Sourcing

We continue to evolve our supply chain and procurement practices, and the excellence demonstrated by our operating companies highlights our commitment to developing further efforts in our supply chain. We are committed to identifying and cultivating inclusive and diverse supplier relationships that foster responsible sourcing, inspire collaboration, and accelerate innovation. This commitment creates growth, opportunity, and value for our employees, shareholders, suppliers, and communities.

We uphold fair labor standards for all employees across our operating companies and create a culture of respect, integrity, and fairness. We are committed to conducting our operations in an ethical and responsible manner. As outlined in our Supplier Code of Conduct, we expect suppliers and permitted subcontractors who do business with Fortive and our operating companies to share these same commitments and to establish policies and practices to prohibit corruption, labor violations, and human trafficking. Additionally, our Conflict Minerals Policy Statement states that our suppliers should source precious metals and minerals only from conflict-free smelters.

2022 PROXY STATEMENT

36	Sustainability (ESG)

Operate with Principle

Digital Privacy & Security

As we shift our product evolution toward greater digital transformation and AI-driven software solutions, we continue to evolve our approach and invest in added infrastructure to further protect the privacy and security of our stakeholders. We recently strengthened privacy and governance considerably by centralizing cookies and legal issues management into an advanced cloud-based platform, which provides greater oversight and optimizes our processes.

Our actions often transcend legal privacy requirements. For example, in response to Brazil’s new privacy law, Lei Geral de Proteção de Dados, we require our operating companies to send privacy questionnaires to their service provider vendors, even though the law does not require it. Similarly, we continue to voluntarily adopt California’s stringent requirements set by the California Consumer Privacy Act across our U.S. operations.

Ethics & Compliance

Our compliance program is founded on a simple but powerful concept—Your Integrity/Our Success. We believe that individual actions and decisions that reflect our Values position both the individual and the company to grow and succeed. Our Code of Conduct (the “Code”) reflects who we are as an organization and the high standards we set for ourselves and those who do business with Fortive.

We maintain a comprehensive library of global policies that provide guidance on important topics for our business and daily work, for example, our Anti-Corruption Policy and Anti-trust/Fair Competition Policy. We also have a comprehensive training and communications program to support the Code, our policies, and other important topics relevant to our business. Employees complete multiple online course modules throughout the year that are supported by live trainings and reinforced by communications and learning toolkits.

Data and data analytics enable us to advance our understanding of risk in our business. To assess, mitigate and manage risk, we conduct an annual enterprise risk assessment process known internally as the Risk Assessment Process (RAP). With Intelex, we built a customized software application and interface to enable greater data analytics for the RAP. Every OpCo participates in RAP, the results of which are rolled up and presented to the Board of Directors. Progress on actions to mitigate risk are tracked quarterly throughout the year.

To ensure all stakeholders, including our employees, have a channel to report their ethics-related concerns, our Speak Up! program, a confidential channel for employees or partners to raise issues and concerns, is available in over 20 local languages 24/7 through a phone hotline and/or our web reporting tool. Our Speak Up! activity and trending inform upcoming training and communications, are reviewed against both internal and external benchmarks, and associated data and metrics are reviewed regularly with both the Audit Committee and the Board of Directors.

Sustainability (ESG)	37

Governance

Fortive’s Sustainability strategy is overseen by our Senior Vice President and General Counsel, Peter Underwood. Mr. Underwood reports directly to the CEO, and his responsibilities include oversight of the EHS function, Enterprise Risk Management program and Sustainability. Mr. Underwood provides regular updates to the Fortive senior leadership team and periodic updates to the Board’s Nominating and Governance Committee as well as the full Board of Directors on Sustainability-related initiatives and performance.

Fortive’s Sustainability function is led by Senior Director of Sustainability, Alexis Fuge. Ms. Fuge is responsible for development and implementation of the company’s Sustainability strategy, with primacy for the Protect the Planet and Invest in Our Communities pillars. Ms. Fuge reports to Mr. Underwood and on a quarterly basis briefs the senior leadership team on Sustainability-related initiatives and performance. The corporate Sustainability team is comprised of a Sustainability Manager (Reporting and Operations) and Business Intelligence Analyst & Developer who support implementation of the Sustainability strategy and initiatives. The team was formally established and resourced in 2021.

Mr. Underwood is the executive sponsor of the EHS Leadership Council (EHSLC), comprised of senior EHS leaders from the OpCos, who also have responsibility for leading Sustainability initiatives at the OpCo operational level. Ms. Fuge is also a member of the EHSLC, representing the corporate Sustainability function and working with the OpCo EHS leaders to drive Sustainability across the company’s operations. The EHSLC meets bi-weekly and provides input on Sustainability-related matters. The EHSLC facilitates across OpCos. The bi-directional nature of the Council ensures that corporate leaders have a mechanism to obtain voice of the customer for operations-focused initiatives (e.g., emissions reduction projects) and the OpCos have a channel through which they can provide feedback on progress, challenges and ideas.

2022 PROXY STATEMENT

38

Human Capital Strategy

Building a strong culture and employer brand is critical to activating our shared purpose through our approximately 18,000 employees around the world. We are focused on attracting, retaining, and developing the world’s best talent to drive our business strategy. We do this by offering challenging career opportunities that enable growth and an inclusive, winning culture strengthened by high expectations. Empowering our talented, global team to contribute in meaningful ways drives our success and builds the organization for the future. To realize our promise to make a difference for our customers, teams and the world around us, we are accelerating our work to strengthen our inclusion, diversity, and equity through deliberate action and transparency about our progress.

Growth and Development

To support our teams’ learning and advancement and our company’s success, we invest in our people at every level. We are committed to creating a challenging and collaborative culture and an environment in which our employees can grow, develop, and do their best work. We provide numerous, valuable growth and development opportunities for our employees.

The following is a summary of some of the key support we provide to our employees to further their learning and development:

The Fortive9	The Fortive9 is our leadership behavior framework that guides the development of our employees. It is a roadmap for the way we aspire to work, deliver value, and build strong teams. Examples of the Fortive9 include Customer Obsessed, Innovate for Impact, and Adaptability.
People Leader Experience	Deep, experiential learning for both new and experienced leaders, harnessing the best of interactive learning, and providing critical tools as our employees assume greater people leadership responsibilities.
Accelerated Leadership Experience	Designed for high performing employees in preparation for leading Fortive businesses or functions. We use immersive and experiential learning, where leaders develop personal skill and insight to fulfill their potential.
FBS Office and University	The Fortive Business System Office is dedicated to strategically embedding the mindset and toolset in everything we do. FBS University, our proprietary virtual and hands-on learning environment, develops and reinforces learning for hundreds of FBS Champions across our company each year to deliver value for our customers and shareholders.
FBS Ignite	Supported with intensive development in the FBS toolset, active mentoring from the FBS Office, and executive career coaching, participants advance and share their expertise across different businesses.
Growth Accelerator	A key development experience that enables our team to solve challenges in new, inspiring ways through three key innovation tools: Deep Customer Insight, Solution Generation, and Experimentation -- each designed to enable our employees to develop critical, breakthrough solutions for customers.

Each one of these investments in our team delivers value to both our people and our customers.

Human Capital Strategy	39

Workforce Diversity

Global Gender Diversity(1)	Ethnic/Racial Diversity in the U.S.(2)

6,216
37%
Total
10,455
3,386
32%
Professional and Management
7,208
Female
Male

2,901
34%
Total
5,614
1,270
27%
Professional and Management
3,394
White
Ethnic/Racial Diversity

(1)	Based on internal data as of October 29, 2021.
(2)	Ethnic/racial diversity in the U.S. is based on our most recent EEO-1 report that we will publish on our website by April 30, 2022 at www.fortive.com for the payroll period from October 25, 2021 to October 29, 2021. Nothing on our website, including our consolidated EEO-1 reports shall be deemed incorporated by reference into this proxy statement.

Inclusion and Diversity

Creating inclusive places to work and promoting diverse points of view are the lifeblood of our success. In the spirit of continuous improvement, we continued to make significant strides in 2021 to reflect the priorities and experiences of our global team and strengthen our culture of inclusion. Our Board of Directors and our Compensation Committee oversee our Human Capital Management strategies, including our inclusion and diversity efforts. Our VP, Inclusion & Diversity works closely with our senior management and our Inclusion & Diversity Council, involving employees at every level in advancing our work to build and nurture a strong and diverse global team.

Strategic Pillar
Inclusion and Diversity Matters: ►Build a diverse Fortive through hiring, developing and retaining a strong and diverse team
Everyone Owns Inclusion: ►Invest in development of our teams to build a Fortive where you can be yourself and do your best work
I&D in Our DNA: ►Build a culture of equity that enables greater innovation for customers and the world

In 2021, we continued to strengthen our culture of inclusion and diversity by introducing a new development experience, providing our leaders tools and support to become more inclusive leaders. We also expanded our employee resource communities, and operationalized equitable talent processes. Reinforcing our I&D priorities, annual I&D goals are imbedded into performance measures for both executives and other senior leader roles across Fortive. We will publish our 2021 EEO-1 report (U.S. data) on our website at www.fortive.com by April 30, 2022. In addition, to increase transparency and solidify our long-term commitment, we released the following 2025 aspirational goals supported by our employee experience survey.

Our 2025 Goals
Gender Representation	50%
BIPOC Representation	37%
Senior Leader Diversity	50%
Inclusion & Belonging Score in Employee Experience Survey	85%

2022 PROXY STATEMENT

40	Human Capital Strategy

Employee Experience and Communication

A key focus of our human capital management strategy is creating exceptional employee experiences through active listening and communication throughout the organization. Our senior leaders are committed to actively searching out and listening to our employees and other stakeholders to build our culture. As part of this effort, we have continued to conduct our annual employee experience survey, but also, beginning in 2021, we moved to a shorter feedback loop, introducing quarterly pulse surveys. This cadence has enabled us to be more responsive to feedback while enhancing our ability to understand trends over time. With over 80% of our team participating throughout 2021, our overall employee engagement score averaged 77%, and our inclusion and belonging score averaged 81%. As in prior years, the 2021 results informed both management and the Board of Directors on appropriate actions to continuously enhance our employees’ experience.

Pandemic Support

In our efforts to support our global team during the continuing COVID-19 pandemic, we are guided by five key pillars: Safety, Transparency, Empathy, Science and Employee Trust. The policies we implemented were guided with the safety of our employees, their families, our customers, and our communities as the number one priority, with our actions informed by data and expert public health guidance. The manner in which we considered and communicated our policies and actions were driven by the recognition of, and empathy for, the uncertainty, fear, and real-life impact caused by the pandemic for our colleagues. With that in mind, we continue to be focused on being agile and transparent with what we were doing and why we were doing it, while listening to ongoing feedback from our global teams and quickly making changes where needed.

Driven by the five key pillars described above, we:
Formed global and local response teams at every level to create hundreds of standard processes to share best practices and streamline communication to keep our employees safe and informed
Waived deductibles, co-pays, and co-insurance for COVID-19 testing or treatment as well as all virtual healthcare visits

To the extent practicable, enabled flexible work location, work schedule and work hours designed to balance the requirements for both the Company and the individual employees while ensuring that our essential manufacturing team members had the education, resources, and support needed to stay safe on the job

Provided subsidized childcare and other caregiver services as well as parental counseling
Ensured pay continuity for quarantine periods for our employees
Provided enhanced counseling and mental health coverage and services on a global basis
Created flexible shifts and schedules to accommodate childcare and other family or personal needs

41

Certain Relationships and Related Transactions

Policy

Under our Related Person Transactions Policy adopted by the Board, the Nominating and Governance Committee of the Board is required to review and, if appropriate, approve all related person transactions prior to consummation. If management becomes aware of a related person transaction that has not been previously approved or ratified, the transaction is submitted to the Nominating and Governance Committee at its next meeting. The Nominating and Governance Committee is required to review and consider all relevant information available to it about each related person transaction, and a transaction is considered approved or ratified under the policy if the Nominating and Governance Committee authorizes it according to the terms of the policy after full disclosure of the related person’s interests in the transaction. Related person transactions of an ongoing nature are reviewed annually by the Nominating and Governance Committee. The definition of “related person transactions” for purposes of the policy covers the transactions that are required to be disclosed under Item 404(a) of Regulation S-K.

Relationships and Transactions

Two of our former directors, Messrs. Steven M. Rales and Mitchell P. Rales, who retired from the Board in June 2021 are executive officers of Danaher in their respective capacity as Chairman of the Board of Danaher and Chairman of the Executive Committee of the Board of Danaher. Certain subsidiaries of Fortive sell products and services to, or purchase products and services from, Danaher from time to time in the ordinary course of business and on an arms’-length basis. In 2021, under arms’-length leasing arrangements, Fortive paid to Danaher approximately $1.45 million. Furthermore, in 2021, certain subsidiaries of Fortive purchased approximately $13.88 million of products from, and sold approximately $13.22 million of products to, Danaher, which in each case was less than 0.3% of Fortive’s, and of Danaher’s, revenues for 2021. Our subsidiaries intend to sell products to and purchase products from Danaher in the future in the ordinary course of their businesses and on an arms’-length basis.

In addition, Messrs. Steven Rales and Mitchell Rales collectively own more than 10% of the equity of Colfax Corporation, a publicly-traded company. Certain of our subsidiaries sell products to Colfax from time to time in the ordinary course of business and on an arms’-length basis. In 2021, our subsidiaries sold approximately $120 thousand of products to Colfax. Our subsidiaries intend to sell products to Colfax in the future in the ordinary course of their businesses and on an arms’-length basis.

Mr. Rejji P. Hayes, who is a director on our Board, is an Executive Vice President and Chief Financial Officer of CMS Energy Corporation, a publicly-traded utilities company. Certain of our subsidiaries sell products to CMS Energy from time to time in the ordinary course of business and on an arms’-length basis. In 2021, our subsidiaries purchased approximately $2 thousand of products and services from, and sold approximately $420 thousand of products to, CMS Energy. Our subsidiaries intend to sell products to and purchase products and services from CMS Energy in the future in the ordinary course of their businesses and on an arms’-length basis.

2022 PROXY STATEMENT

42

Director Compensation

Director Compensation Policy

The Compensation Committee reviews our non-employee director compensation policy annually and proposes changes to the Board, as appropriate. In reviewing the non-employee director compensation policy in 2021, the Compensation Committee worked with Pearl Meyer to assess the competitiveness of our non-employee director compensation policy based on benchmark information from peer companies and relevant compensation surveys. Based on its review, the Compensation Committee proposed the following non-employee director compensation policy, which recommendation the Board adopted.

Each of our non-management directors receives the following compensation:

►	An annual retainer of $105,000, payable pursuant to an election made the prior year under the Non-Employee Director’s Deferred Compensation Plan described below (the “Election”).
►	An annual equity award with a target award value of $180,000, divided equally between options and RSUs; provided, however, that, upon request by a director and at the sole discretion of the Compensation Committee or the Board, such annual equity award may be comprised solely of RSUs. The options will be fully vested as of the grant date. The RSUs will vest upon the earlier of (1) the first anniversary of the grant date, or (2) the date of, and immediately prior to, the next annual meeting of our shareholders following the grant date, but the underlying shares are not issued until the earlier of the director’s death or the first day of the seventh month following the director’s retirement from the Board.
►	Reimbursement for out-of-pocket expenses, including travel expenses, related to the director’s service on the Board.

In addition, the Board chair receives an annual retainer of $92,500 payable pursuant to the Election and an annual equity award with a target value of $92,500 (divided either equally between options and RSUs or comprised solely of RSUs, as described above), the chair of the Audit Committee receives an annual retainer of $25,000, each of the non-chair members of the Audit Committee receives an annual retainer of $15,000, the chair of the Compensation Committee receives an annual retainer of $20,000, each of the non-chair members of the Compensation Committee receives an annual retainer of $10,000, the chair of the Nominating and Governance Committee receives an annual cash retainer of $20,000, each of the non-chair members of the Nominating and Governance Committee receives an annual retainer of $10,000, the chair of the Finance Committee receives an annual retainer of $10,000, and each of the non-chair members of the Finance Committee receives an annual retainer of $10,000, in each case, payable pursuant to the Election.

Pursuant to the Non-Employee Director’s Deferred Compensation Plan, each director may make an election during the prior year to receive the director’s annual retainer, including the base annual retainer payable to all directors, additional annual retainer payable to the Board chair, and the additional annual retainer payable to the committee chairs, in:

►	cash payable in four equal installments following each quarter of service;
►	RSUs with a target value equal to the annual retainer and granted concurrently with the annual equity award that will:
►	vest upon the earlier of (1) the first anniversary of the grant date, or (2) the date of, and immediately prior to, the next annual meeting of our shareholders following the grant date;
►	have the underlying shares not issued until the earlier of the director’s death or, based on the election made by the director, the first day of the seventh month, first year, third year, or fifth year following the director’s retirement from the Board; or
►	a combination of cash and RSUs as allocated in increments of 1% of the total annual retainer.

Director Compensation	43

Stock Ownership Policy

Our Board has also adopted stock ownership requirements for non-management directors. Under the requirements, each non-management director (within five years of his or her initial election or appointment) is required to beneficially own shares of our common stock with a market value of at least five times his or her annual cash retainer. Once a director has acquired a number of shares that satisfies such ownership multiple, such number of shares then becomes such director’s minimum ownership requirement (even if his or her retainer increases or the fair market value of such shares subsequently declines). Under the policy, beneficial ownership includes RSUs and restricted shares held by the director and shares in which the director or his or her spouse or child has a direct or indirect interest, but does not include shares subject to unexercised stock options. In addition, our Board has adopted a policy that prohibits any director or executive officer from pledging as security under any obligation any shares of our common stock that he or she directly or indirectly owns and controls. We have also adopted a policy that prohibits our directors and employees from engaging in any transactions involving a derivative of our securities, including hedging transactions.

Director Compensation Table

The table below summarizes the compensation paid to the non-management directors for the year ended December 31, 2021. Mr. Lico is a member of the Board but does not receive any additional compensation for services provided as a director. Messrs. Feroz Dewan, Mitchell P. Rales, and Steven M. Rales each retired from the Board in 2021. Mr. Wright Lassiter III joined the Board as of January 1, 2022 and, therefore, is not included in the table below.

	Fees Earned or	Stock Awards	Option
Name	Paid In Cash ($)	($)(1)(2)(4)	Awards ($)(1)(2)	Total ($)
Daniel L. Comas(3)	$97,500	$204,017	$21,130	$322,647
Feroz Dewan(4), (5)	—	$206,640 (6)	$84,222	$290,862
Sharmistha Dubey(4)	—	$206,640	$84,222	$290,862
Rejji P. Hayes(3), (4)	$47,500	$364,396	$37,221	$449,117
Kate D. Mitchell(4)	—	$241,798	$84,222	$326,020
Mitchell P. Rales(5)	—	—	—	—
Steven M. Rales(5)	—	—	—	—
Jeannine Sargent(4)	$70,625	$181,169	—	$251,794
Alan G. Spoon(4)	$98,750	$246,461	$127,322	$472,533
(1)	The amounts reflected in these columns represent the aggregate grant date fair value of the applicable award computed in accordance with Accounting Standards Codification Topic 718 (“ASC 718”). With respect to stock awards, the grant date fair value under ASC 718 is calculated based on the number of shares of our common stock underlying the award, multiplied by the closing price of a share of our common stock on the date of grant. With respect to stock options, the grant date fair value under ASC 718 is calculated using the Black-Scholes option pricing model, based on (i) for the grants made in June 2021, the following assumptions (and assuming no forfeitures): an 8 year option life, a risk-free interest rate of 1.31%; a stock price volatility rate of 26.15%; and a dividend yield of 0.39% per share; (ii) for the prorated grant made in January 2021 for Mr. Hayes, the following assumptions (and assuming no forfeitures): an 8 year option life, a risk-free interest rate of 0.84%; a stock price volatility rate of 25.96%; and a dividend yield of 0.84% per share; and (iii) for the prorated grant made in April 2021 for Mr. Comas, the following assumptions (and assuming no forfeitures): an 8 year option life, a risk-free interest rate of 1.45%; a stock price volatility rate of 26.07%; and a dividend yield of 0.39% per share.
(2)	The table below sets forth as to each non-management director the aggregate number of unvested RSUs and aggregate number of stock options outstanding as of December 31, 2021. All of the stock options set forth in the table below are fully vested. The RSUs set forth in the table below vest in accordance with the terms described above.

2022 PROXY STATEMENT

44	Director Compensation

	Aggregate Number of Fortive Stock	Aggregate Number of Unvested Fortive
Name	Options Held as of December 31, 2021	RSUs Held as of December 31, 2021
Daniel L. Comas	960	2,525
Feroz Dewan(6)	27,811	2,880 (6)
Sharmistha Dubey	8,340	2,880
Rejji P. Hayes	1,900	4,490
Kate D. Mitchell	27,811	3,370
Mitchell P. Rales	5,220	—
Steven M. Rales	5,220	—
Jeannine Sargent	9,429	2,525
Alan G. Spoon	43,124	3,435
(3)	Mr. Hayes joined the Board in December 2020, and Mr. Comas joined the Board in March 2021. As a result of the timing of their respective appointment to the Board, Mr. Hayes received his prorated award in January 2021 and Mr. Comas received his prorated award in April 2021.
(4)	Pursuant to the Non-Employee Director’s Deferred Compensation Plan, each of the directors was entitled to defer up to 100% of the annual retainer into RSUs with a target value equal to the amount of the annual retainer deferred. For compensation payable in 2021, each of Mss. Dubey and Mitchell and Messrs. Dewan, Hayes, Rales and Rales elected to defer 100%, and Mr. Spoon elected to defer 50%, of the annual retainer into RSUs with target value equal to the amount deferred and vesting on the anniversary of the grant date. In addition, Ms. Sargent elected to defer 100% of the annual retainer payable in 2021 prior to July 1, 2021 into RSUs with target value equal to the amount deferred and vesting on the anniversary of the grant date. Since RSUs granted in 2021 for the annual retainer deferred are accounted for under FASB ASC Topic 718, they are reported under the “Stock Awards” column in the table above.
(5)	Messrs. Rales and Rales served on the Board until their respective retirements from the Board in June 2021 and Mr. Dewan served on the Board until his retirement from the Board in December 2021.
(6)	Because Mr. Dewan retired from the Board prior to the vesting of the RSUs granted to him in 2021, including RSUs granted in lieu of the deferred cash in retainer, Mr. Dewan forfeited all of the RSUs granted to him by the Company in 2021. As a result, Mr. Dewan did not realize any of the stock awards granted to him in 2021.

45

Compensation Discussion and Analysis

Executive Summary	46
Named Executive Officers	47
Compensation Philosophy and Design	47
Our 2021 Performance Highlights	49
Transformative Portfolio Evolution	50
Our Business Strategy	51
2021 Updates to Executive Compensation	52
Compensation Governance	54
Analysis of 2021 Executive Compensation	56
Peer Group Analysis	56
Elements of Compensation	57
2021 Compensation Mix	57
Year over Year Change in Target Compensation	58
Determination of 2021 Annual Incentive Award Payout	60
Determination of Long-Term Incentive Award Payout	64
Other Compensation	66
Compensation Policies	68
Stock Ownership Requirements	68
Pledging Policy	68
Hedging Policy	68
Recoupment Policy	68
Regulatory Considerations	69
Risk Considerations	70

2022 PROXY STATEMENT

46	Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes Fortive’s executive compensation philosophy and the pay program that we provided to our Named Executive Officers (“NEOs”) for 2021.

Executive Summary

We continued to deliver exceptional performance. In 2021, we celebrated our fifth anniversary as a public company. Over the last five years, we have articulated a strategy that would increase our exposure to higher growth markets aligned with strong secular trends. Our execution has proven the benefits of that strategy, yielding higher and more profitable growth in 2021, with 13.4% revenue growth, including 9.5% core revenue growth, adjusted operating margin expansion of 210 basis points and over 30% adjusted earnings per share growth. We are pleased with the strong foundation we have built, yielding a more resilient and less cyclical business with approximately 40% recurring revenue. Further, the power of the Fortive Business System, especially in the face of supply chain disruptions and market volatility, is positioning us for continued differentiated growth and margin expansion.

Our executive compensation program supports long-term value creation. Approximately 90% of the compensation for the Named Executive Officers is variable and at risk, tied to the long-term stock price performance or achievement of performance metrics that are important for our shareholders. Exceeding market standards, our equity awards to our executive officers vest over four years with no vesting prior to the third anniversary, with PSUs, if earned at the end of the three-year performance cycle, subject to an additional one-year holding requirement.

In 2021, we executed a transformative management team succession. To ensure leadership team strength in the face of the intensely competitive talent market, the Compensation Committee approved market-based pay adjustments to maintain competitiveness of our compensation program. The adjustments reflected, among other factors, improved organizational capability, accelerating the continued evolution of our portfolio toward SaaS, software and recurring revenue products and solutions.

The company financial factor, which constitutes 60% of our annual incentive program, paid out at 137% of target, reflecting a negative discretion applied by the Compensation Committee. In collaboration with management, the Compensation Committee reduced the above-target performance for the company financial factor by approximately 50% to maintain alignment of the annual incentive program with our shareholder experience despite strong operational and financial performance and the fact that the 2021 company financial factor was rigorously set above the prior year’s level, excluding the Industrial Technologies segment we spun-off at the end of 2020.

Performance share units (PSUs), an important component of our program that aligns executive compensation to long-term shareholder returns, vested in 2021 at 25% of target consistent with below-target PSU vesting in the prior two years. 2021 Incremental RSUs were earned in full based on the achieved core return on invested capital performance (ROIC), which remains an important component of our strategy to support growth and business portfolio transformation.

In response to our shareholders’ feedback, we implemented several changes to our executive compensation program. For our annual long-term incentive program, we increased the allocation of PSUs from 25% to 35% in 2021 and further increased to 50% in 2022 to align even more tightly the interest of our executive officers with that of our shareholders.

*	Core revenue growth, adjusted operating margin expansion, and adjusted earnings per share growth are non-GAAP financial measures. Please refer to “Non-GAAP Financial Measures” in Appendix B.
1-YEAR TSR
8.1%
3-YEAR TSR
36.4%
2021 PERFORMANCE HIGHLIGHTS
RECURRING REVENUE
~40%
REVENUE GROWTH
13.4%
CORE REVENUE GROWTH
9.5%
ADJUSTED OPERATING MARGIN EXPANSION
210 bps
ADJUSTED EARNINGS PER SHARE GROWTH
32%

Compensation Discussion and Analysis	47

Named Executive Officers

Our NEOs for 2021 are listed below:

James A. Lico President and Chief Executive Officer	Charles E. McLaughlin Senior Vice President and Chief Financial Officer	Barbara B. Hulit Former President and CEO of Advanced Healthcare Solutions*	Edward R. Simmons Senior Vice President – Strategy	Olumide Soroye President and CEO of Intelligent Operating Solutions
*	On December 31, 2021, Ms. Hulit retired from her position as the President and CEO of Advanced Healthcare Solutions.

Compensation Philosophy and Design

The Compensation Committee uses a deliberate and continuous process to ensure that our executive compensation philosophy and our executive compensation program reflect our strategy and performance with focus on creating long-term value for our shareholders and other stakeholders. With that in mind, our philosophy and programs are designed to align with Fortive’s Performance, Business Strategy, and Shared Purpose and Values.

Our Compensation Philosophy

Our compensation philosophy is aligned with building long-term value for our shareholders and other stakeholders, with our executive compensation program designed to:

Attract, Recruit & Retain	Recruit, retain, and motivate talented, high-performing leaders with a passion for creativity, innovation, continuous improvement, and customer experience
Be Competitive	Deliver a total pay opportunity that is competitive in the market
Align with Business Strategy	Focus our incentive compensation programs on performance that leads to sustained shareholder value creation
Pay for Performance	With a culture of high expectations, set, achieve, and reward both short-term and long-term performance
Align with Shareholders	Place a strong emphasis on long-term, equity-based compensation to align interests of our executive officers and our shareholders

Key Design Consideration Factors

In designing our executive compensation program, the Compensation Committee considers the factors listed below with input and guidance from the independent compensation consultant and guided by our overall compensation philosophy.

2022 PROXY STATEMENT

48	Compensation Discussion and Analysis

Competition

The Compensation Committee considers the competitive demand for executive talent in light of our historical performance, our portfolio evolution and our executive officers’ prior success in executing our business strategies. While the Compensation Committee does not target a specific competitive position versus the market in determining compensation, how our executive compensation package compares to those of our peer group companies as well as how our overall compensation program aligns with our portfolio strategy are important factors in the design and the determination of total compensation for each of our executive officers.

Performance

The Compensation Committee considers the performance of Fortive, the executive officers’ respective roles and their contributions. As such, the program includes significant “at-risk” elements that appropriately motivate and reward executive officers for our continued high performance and align them with sustainable long-term value creation for our shareholders.

Succession Planning

In designing individual compensation for each executive officer, the Compensation Committee considers the historical performance of such executive officer, readiness of such executive officer to assume greater leadership responsibility, and the ability to execute on succession planning.

Complexity and Importance of Role

The Compensation Committee considers pay equity among the executive officers based on the relative complexity, importance of the position and each executive officer’s historical performance, tenure and leadership potential.

Based on the Design Consideration Factors noted above, the Compensation Committee establishes each executive officer’s total target compensation. The Compensation Committee then allocates the total target compensation amount among each of the elements of compensation noted below.

Objectives for Elements of Compensation

The Compensation Committee believes that, while fixed compensation is important to provide a stable source of income, executive compensation should primarily be performance-based, with a bias toward long-term incentive compensation in the form of equity awards. The following table sets forth the four elements of our compensation program:

Element	Compensation Philosophy	Form of Compensation	Primary Objectives
Base Salary		Cash	►Attract and retain executive talent. ►Recognize day-to-day role and scope of responsibility. ►Provide stable source of income.
Annual Incentive Compensation		Cash	►Align compensation with business strategy. ►Reward annual performance on key operational, strategic and financial measures. ►Motivate and reward high performance.
Long-Term Incentive Compensation		Stock Options RSUs PSUs
►Drive sustainable performance that aligns the interest of the executives for the delivery of long-term value to shareholders.
►Retain executive talent through an extended vesting period.
►Incentivize strong relative total shareholder return.

Other Compensation		Benefit Plans Perquisites Severance Benefits	►Provide competitive benefits at actual cost to the company lower than the perceived value to the executives.
ATTRACT, RECRUIT & RETAIN	COMPETITIVE	ALIGNMENT WITH BUSINESS STRATEGY	PAY FOR PERFORMANCE	ALIGNMENT WITH SHAREHOLDERS

Compensation Discussion and Analysis	49

Pay for Performance

Pay for performance is at the heart of our compensation philosophy with an emphasis on long-term incentive compensation in the form of equity-based awards.

The executive compensation program is designed so that the compensation for our executive officers is dependent on actual performance. This philosophy is demonstrated in the compensation mix of our executives, with 90% of the total compensation of the NEOs dependent on how well we execute our strategy, perform against our annual financial and personal goals, and deliver long-term return for our shareholders.

This philosophy is reflected in the 2021 PSU awards for our executive officers which require our total shareholder return to outperform the S&P 500 index before our executive officers can earn the corresponding target compensation. With the cash component of the summary compensation table and realizable pay identical, the pay for performance nature of our compensation program is best demonstrated by a comparison of the PSU grant date fair value shown in the summary compensation table and the corresponding realizable pay. As demonstrated in the chart below, when our total shareholder return did not outperform relative to the S&P 500 index, our CEO received significantly lower compensation under the PSU grants than what was otherwise presented in the corresponding summary compensation table.

Realizable PSU Compensation for our CEO*

*

Realizable PSU Compensation is based on, for vested awards, the actual number of shares earned based on the corresponding three-year relative total shareholder return (“rTSR”) performance multiplied by the closing price of our common stock on the last trading day of the grant year (the “Applicable Price”) and, for unvested awards, the projected number of shares that would be earned assuming the rTSR performance at the end of 2021 applied for the remainder of the performance period multiplied by the Applicable Price.

**

The actual or projected three-year relative total shareholder return percentile for each grant year relates to the actual or projected performance measure corresponding to the PSUs granted to the CEO during such year. With respect to PSUs granted in 2020 and 2021 for which the corresponding three-year performance periods have not been completed, the corresponding projected three-year relative total shareholder return percentile is based on the assumption that the performance at the end of 2021 applied for the remainder of the performance period.

Our 2021 Performance Highlights

We trust our shared purpose and our values to remain unwavering and uncompromised in every situation and in every challenge. In 2021, the COVID-19 pandemic continued to impact and disrupt the global economy, supply chain, communities and how we work. With the continuing global challenges, we continued to demonstrate the enduring nature of our values as we responded not only with nimbleness, innovation and integrity but also with grit to deliver for our shareholders, employees, customers, and community, including expanding our operating profit margin in 2021 despite the global disruption to the supply chain. Below are some of the highlights of our Company’s performance.

2022 PROXY STATEMENT

50	Compensation Discussion and Analysis

Financial Performance Highlights

Revenue	Operating Profit	Adjusted Operating Profit	Free Cash Flow
in millions	in millions	in millions	in millions

Core Revenue Growth of 9.5%	390 bps of Operating Profit Margin Expansion with 2021 EPS of $1.65	210 bps of Adjusted Operating Profit Margin Expansion with 2021 Adjusted EPS of $2.75, representing 32% Adjusted EPS Growth
*

Core Revenue Growth, Adjusted Operating Profit, Adjusted Operating Profit Margin Expansion, Adjusted EPS, Adjusted EPS Growth, and Free Cash Flow are non-GAAP financial measures. For the definition of these non-GAAP financial measures and the reconciliation of such measures to the corresponding GAAP measures, please refer to “Non-GAAP Financial Measures” in Appendix B.

Transformative Portfolio Evolution

Over the last five years, we have articulated a strategy that would increase our exposure to higher growth markets aligned to stronger secular trends. Our execution has proven the benefits of that strategy, yielding higher and more profitable growth, and a more resilient and less cyclical business with approximately 40% recurring revenue. In 2021, we made considerable progress accelerating our segment strategies with the additions of ServiceChannel and Provation, building scale and differentiation in our software offerings and strengthening established positions in the Facility & Asset Lifecycle and Healthcare industries. We are confident we have the right strategy that will ultimately deliver significant, long-term value for our shareholders.

*	Based on 2022 forward-looking projections
**	Based on comparison of 2016 results to 2022 forward-looking projections
***	Based on 2022 forward-looking projections and inclusive of related services and solutions

Compensation Discussion and Analysis	51

Our Business Strategy

Fortive Formula

The foundation of our business strategy is built on the continued execution of the Fortive Formula.

*	Represents strategic targets and not forecasted results for any future period.

Our executive compensation program was designed to align the compensation measures to the execution of our business strategy. As such, the core metrics underlying the Fortive Formula, including earnings per share, free cash flow, core revenue growth, operating margin expansion and return on invested capital, are embedded in our executive compensation programs.

Sustainability and Diversity

We included sustainability and diversity goals in our executive compensation programs in 2021 as personal performance factors in some of our NEOs’ annual incentive compensation awards. 40% of each executive officer’s annual incentive compensation for 2021 was determined by his or her personal performance factors. While the financial factors are determined by the Company’s consolidated financial results, the personal performance factor structure allows the flexibility to establish goals that are applicable to the specific executive officer.

For example, with respect to sustainability efforts, the executives with the greatest accountability and impact on the results, including our CEO and our SVP – General Counsel, had quantitative and qualitative sustainability goals included in their personal performance factors for 2021. Likewise, with respect to diversity efforts, our CEO, segment leaders and our SVP – Human Resources had quantitative and qualitative diversity goals included in their personal performance factors for 2021.

The personal performance goals for our incentive compensation program are anchored in the Values underlying our Shared Purpose. The Compensation Committee established the following personal performance measures for Mr. Lico, each of which is anchored in one of the Values. The Compensation Committee determines the results relative to the quantitative and qualitative goals.

2022 PROXY STATEMENT

52	Compensation Discussion and Analysis

WE BUILD EXTRAORDINARY TEAMS FOR EXTRAORDINARY RESULTS

Weighting – 25%

►Execute succession planning, diversity goals, and organizational capabilities and evolution
►Increase software capabilities within the organization
CUSTOMER SUCCESS INSPIRES OUR INNOVATION Weighting – 20% ►Build innovation at scale with lean portfolio management ►Accelerate organic growth rate

WE COMPETE FOR SHAREHOLDERS

Weighting – 40%

►Execute on quantified and preset internal financial metrics
►Evolve portfolio aligned with long-term strategy
►Execute on identified Sustainability targets and goals

KAIZEN IS OUR WAY OF LIFE

Weighting – 15%

►Build software best practices into Fortive Business System infrastructure
►Accelerate digital transformation
►Expand data analytics, artificial intelligence and machine learning capabilities into operating companies

2021 Updates to Executive Compensation

Negative Discretion on 2021 Annual Incentive Award Payout

The uncertainty resulting from pandemic, including the scope of the initial remediation efforts and the pace of the subsequent macroeconomic recovery, created an extremely difficult environment in 2021 to forecast future business results. In such an unprecedented and uncertain environment, the Compensation Committee established the financial targets used to determine the company financial factors (the “2021 CFF”) in the first quarter of 2021 based on the Company’s initial fiscal 2021 public guidance to our shareholders. At such time, the Company had anticipated greater impact on the Company’s 2021 financial results from the pandemic-related macroeconomic conditions than what was achieved by the end of 2021. As a result of the strong financial performance of the Company in 2021, partly due to macroeconomic conditions improving from prior year’s unprecedented global pandemic impacts, the 2021 CFF that accounts for 60% of the NEOs’ 2021 annual incentive compensation, exceeded target by 73.3%, with a 2021 CFF performance result of 173.3%. In collaboration with management, the Compensation Committee reduced the above-target performance for the 2021 CFF by approximately 50% to maintain alignment of the 2021 annual incentive compensation program with our shareholder experience despite strong operational and financial performance and the fact that the 2021 CFF targets were rigorously set above the prior year’s level, excluding the Industrial Technologies segment we spun-off at the end of 2020. This resulted in an adjusted 2021 CFF of 137.0% instead of the 173.3% with a corresponding reduction in the 2021 annual incentive compensation that would be payable to the executive officers, including a reduction of the CEO’s 2021 annual incentive compensation by $517,275.

Compensation Discussion and Analysis	53

Management Transitions and Sign-on Equity Grants

2021 was an important year that demonstrated the strength of our leadership development and succession planning process in support of the evolution of our executive team, with key internal and external additions that aligned with our portfolio evolution.

In 2021, we executed transformative management transitions and succession planning, including the transition of Patrick Murphy from CEO and President of Precision Technologies to CEO and President of Advanced Health Solutions to replace Ms. Hulit following her retirement, the promotion of Tamara Newcombe as CEO and President of Precision Technologies to replace Mr. Murphy, the recruitment and hiring of Olumide Soroye as the CEO and President of Intelligent Operating Solutions, our largest operating segment, and the recruitment and hiring of Edward Read Simmons as the Senior Vice President of Strategy to lead our portfolio strategy.

As the Compensation Committee and the management team recruited Messrs. Soroye and Simmons, each an NEO for 2021, to join the executive team in 2021, the negotiations and decisions on compensation were impacted by the competitive market for key talent in the technology industry. The market for key talent is especially competitive for proven leaders like Messrs. Soroye and Simmons with expertise in software, automation, data analytics, and artificial intelligence.

Olumide Soroye: The Compensation Committee considered that Mr. Soroye had multiple competing offers.

Prior to approving the sign-on equity grant with a target value of $12 million, the Compensation Committee considered the following factors, among others:

►	The importance of the role for the future success of the Company and long-term value for the shareholders;
►	Succession planning with leaders who have the necessary expertise and experience to lead the Company in the future;
►	The potential impact of the size of the compensation on internal dynamics;
►	Anticipated investor views about the size of the sign-on equity award;
►	Lack of a regular annual equity award for Mr. Soroye in 2021 outside of the one-time sign-on equity award; and
►	Comparable compensation required to recruit other experienced and proven leaders with the required technological expertise but who may not have the comparable alignment with our purpose, culture and diversity of experience possessed by Mr. Soroye.

The sign-on equity award was delivered to Mr. Soroye in a mix of PSUs (35%) with a three-year rTSR performance measure and an additional one-year holding requirement, RSUs (35%) vesting 50% on each of the third and fourth anniversary of the grant date, and stock options (30%) vesting 50% on each of the third and fourth anniversary of the grant date.

Edward R. Simmons: The Compensation Committee considered that Mr. Simmons had a number of opportunities with competing offers.

Prior to approving the sign-on equity grant with a target value of $1.2 million, the Compensation Committee considered the following factors, among others:

►	The importance of identifying and executing the right acquisition and organic growth strategies for the success of the Company;
►	Alignment of Mr. Simmons’ expertise and experience in developing, accelerating, and executing strategies in the industrial technology and software sectors with the skill set necessary to develop and accelerate the core portfolio strategy at the Company;
►	Anticipated investor views about the size of the sign-on equity award; and
►	The fact that the sign-on equity grant would be incremental to the annual equity award granted to Mr. Simmons in 2021.

The sign-on equity award was delivered to Mr. Simmons in the form of RSUs vesting ratably over a three-year period.

2022 PROXY STATEMENT

54	Compensation Discussion and Analysis

Based on the weighing of those factors among others and after deliberation, the Compensation Committee determined that, while the size of the sign-on equity awards for Messrs. Simmons and Soroye was significant, the potential long-term positive impact to shareholder value from software and technical expertise each brings, with expected impactful contributions for our largest segment or for our corporate strategy far outweighed offering the market rate necessary to retain the services of proven leaders with the necessary leadership skills and technological expertise and, therefore, unanimously determined to grant the sign-on equity awards to each of them.

Updates to the Performance Metrics

The Compensation Committee determined that, based on the long-term strategic nature of the Return on Invested Capital (“ROIC”) metric, ROIC would be better aligned as a performance measure for long-term incentive compensation than for annual incentive compensation. As a result, starting in 2021, the Company has adopted Core ROIC as the performance measure for the Restricted Stock Unit awards. At the same time, the Compensation Committee replaced ROIC with Core Revenue Growth as a performance measure for the Annual Incentive Award, with Adjusted EPS, Free Cash Flow Conversion Ratio and Core Revenue Growth representing 60%, 20% and 20%, respectively, of the Company Financial Factor.

2022 Updates to the Equity Awards

Consistent with the actions taken by the Compensation Committee in response to investor feedback in prior years to increase the portion of the equity awards that are dependent on performance measures beyond absolute stock price, the Compensation Committee implemented the following updates in 2022 to the long-term equity compensation program for our executive officers that increased the portion allocated to PSUs.

PSUs

	2020	2021	2022
Allocation Percentage	25%	35%	50%
Performance Measure	Relative TSR with target at 55% of S&P 500	Relative TSR with target at 55% of S&P 500	Relative TSR with target at 55% of S&P 500 and three-year average annual core revenue growth performance

Compensation Governance

Decisions and Oversight

We summarize the allocation of responsibilities for executive compensation decisions in the table below:

Compensation Committee	►Determines our compensation program and policies for our executive officers; and ►Approves the compensation levels applicable to our executive officers
Board of Directors and Management
►The Compensation Committee consults the Board of Directors, the CEO, the SVP of Human Resources, and other members of management as the Committee evaluates performance of, and establishes the compensation program and policies for, our executive officers

Independent Compensation Consultant	►Provides counsel and guidance to the Compensation Committee concerning our compensation levels and our compensation programs; and ►Reports directly to the Compensation Committee

The Compensation Committee engaged Pearl Meyer in 2021 as its independent compensation consultant to provide counsel and guidance to the Compensation Committee in the design of our 2021 and 2022 executive compensation program. The Compensation Committee assessed the independence of Pearl Meyer in accordance with the NYSE Listing Standards and applicable SEC regulations and concluded that the firm’s work did not raise any conflict of interest.

Compensation Discussion and Analysis	55

Our Compensation Governance Practices

What We Do
Core Executive Compensation Principles Designed to Promote Alignment with the Interest of Shareholders and Other Stakeholders
Performance Measures Aligned with Business Objectives
Pay for Performance
Maintain Stock Ownership Requirements (Including Multiple of Five Times Base Salary for the CEO)
Maintain a Compensation Recoupment Policy
Maintain Long Vesting for Equity Awards
Require Minimum Vesting Schedule under our Equity Plan
Monitor for Risk-Taking Incentives
Engage an Independent Compensation Consultant
Limit Perquisites
What We Don’t Do
No Excise Tax Gross-Ups
No “Single-Trigger” Change-of-Control Severance Benefits or Change-of-Control Equity Vesting
No Pledging of our Common Stock by Executive Officers
No Hedging Transactions by Executive Officers
No Evergreen Provision in Stock Incentive Plan
No Repricing of Stock Options
No Liberal Share Recycling under Stock Incentive Plan
No Liberal Definition of Change-of-Control
No Defined Benefit Plans for Executive Officers
No Delivery of Payment of Dividends on Unvested Equity Awards

Consideration of 2021 Say-on-Pay Vote and Shareholder Engagement

Our shareholders approved the 2021 advisory say-on-pay resolution with 87.2% favorable support. While the results demonstrated strong support for our executive compensation in 2020, the favorable votes were lower than for our 2020 advisory say-on-pay resolution. Our top 15 shareholders holding approximately 60% of our outstanding shares at the time of the 2021 Annual Meeting were in favor of our say-on-pay resolution, but the results were impacted by a negative recommendation from a proxy advisory firm on our 2021 advisory say-on-pay resolution.

During the fourth quarter of 2021, we reached out to shareholders who beneficially own in the aggregate approximately 60% of our outstanding shares as well as key proxy advisory firms to solicit their input on, among other matters, our executive compensation practices. The input from our shareholders is an important consideration in the Compensation Committee’s evaluation of opportunities to make further enhancements to our executive compensation program, including the following:

Input from Our Shareholders	Our Responsive Actions
Increase the percentage of long-term equity awards dependent on relative total shareholder return and include additional performance measures
►In 2021, we increased the allocation of PSUs that are dependent on relative TSR from 25% to 35%, while maintaining requirement to achieve above-average relative total shareholder return to receive target shares, with target performance maintained at 55th percentile of the S&P 500 index
►In 2022, we further increased the allocation of PSUs from 35% to 50% and added three-year average core revenue growth metric as an incremental performance measure

Include greater transparency for special awards
►With the new hire of Messrs. Simmons and Soroye, each an NEO, in 2021, we included more detail in this proxy statement for the rationale for the grant of the sign-on equity awards to each of Messrs. Simmons and Soroye

Describe the impact of workforce diversity and sustainability (ESG) efforts in executive compensation	►We included in this proxy statement the role of diversity and sustainability in executive compensation

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56	Compensation Discussion and Analysis

Analysis of 2021 Executive Compensation

Peer Group Analysis

The Compensation Committee believes it is important to clearly understand the relevant market for executive talent to inform its decision-making and ensure that our executive compensation program supports our recruitment and retention needs. In designing the 2021 compensation program, the Compensation Committee worked with Pearl Meyer, its independent compensation consultant, to assess the competitiveness of our executive compensation practices using a peer group of the companies listed below, which we refer to as the peer group.

In assessing the composition of the peer group, the Compensation Committee considered the diverse nature of our businesses, with different operating companies within the Fortive portfolio participating in various industries and with the diversity of companies in our peer group representing the diversity of the end markets and industries in which our various operating companies operate. Furthermore, in 2021, to align with our portfolio transformation and the separation of Vontier, the Compensation Committee made the following changes to the prior peer group:

Additions: +
►Ecolab, Inc. ►ServiceNow, Inc. ►STERIS plc ►Stryker Corporation ►Trimble Inc. ►Zebra Technologies Corporation

Removals: –
►Amphenol Corporation ►Citrix Systems, Inc. ►Dover Corp. ►PTC Inc. ►Stanley Black & Decker, Inc.
The Compensation Committee periodically reviews compensation data for the peer group derived from publicly filed proxy statements and available compensation survey data.
3M Company	IDEX Corporation	STERIS plc
Ametek Inc.	Illinois Tool Works Inc.	Stryker Corporation
Autodesk, Inc.	Mettler-Toledo International Inc.	Synopsys Inc.
Danaher Corp.	Rockwell Automation Inc.	Trimble Inc.
Ecolab, Inc.	Roper Technologies, Inc.	Zebra Technologies Corporation
Honeywell International Inc.	ServiceNow, Inc.

The Compensation Committee selected companies for inclusion in this peer group based on the following criteria:

►	publicly traded on a major US stock exchange;
►	the similarity of their industry to our current portfolio of businesses and the industries in which we compete for talent;
►	the strength of their performance over multiple years, including operating margin, and total shareholder return;
►	the extent to which they compete with the Company for executive talent and for investors; and
►	general comparability of key size measures, primarily revenue and enterprise value.

Compensation Discussion and Analysis	57

The Compensation Committee does not rely solely on data from the peer group or compensation surveys establishing the compensation for our executive officers. Furthermore, the Compensation Committee does not target a specific competitive position versus the market in determining the compensation of our executive officers because, in light of our diverse mix of businesses, it believes strict benchmarking against a selected group of companies would not provide a meaningful basis for establishing compensation. While the Compensation Committee considers the data from the peer group helpful in assessing our competitive position, it also refers to other resources, including public compensation data for other potential competitors for executive talent. The Compensation Committee considers peer group and competitor pay, alongside our pay for performance and long-term value creation objectives, in determining the compensation for our executive officers that best aligns compensation with the interests of our stakeholders.

Elements of Compensation

Consistent with our executive compensation philosophy and market practices, the 2021 executive compensation program emphasizes equity-based compensation with long-term vesting requirements.

	Base Salary	Annual Incentive Compensation	Stock Options	Restricted Stock Units (“RSUs”)	Performance Stock Units (“PSUs”)
Form of Compensation	Cash Near-Term Emphasis	Cash Near-Term Emphasis		Equity Long-Term Emphasis
Compensation Period	1 year	Annual Performance	4 years	4 years	3 years with an additional 1 year holding Period
Key Performance Measures	N/A	Company Financial, Results and Performance Relative to Individual Goals	Stock Price Appreciation	Financial Performance and Stock Price Appreciation	Three-Year Relative Total Shareholder Return
Determination of Performance- Based Payouts	N/A	Formulaic + Discretion	N/A	Formulaic	Formulaic

2021 Compensation Mix

Our executive compensation program emphasizes performance-based compensation that aligned compensation with the creation of long-term value for our shareholders. As shown below, the significant majority of our 2021 executive compensation was performance-based (including compensation that was dependent on performance of our stock). See “Executive Compensation Tables —2021 Summary Compensation Tables” for additional details.

CEO Pay	All Other NEO Pay*

Salary	Annual Incentive Compensation	Stock Options	PSUs/RSUs	All Other

*	The 2021 Compensation Mix for All Other NEO Pay was impacted by the one-time sign-on equity awards granted to Messrs. Simmons and Soroye in 2021.

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58	Compensation Discussion and Analysis

Year over Year Change in Target Compensation

Target Base Salaries

The 2021 target base salaries for the NEOs were as follows:

Executive Officer	2021 Target Base Salary	2020 Target Base Salary		Percentage Increase
James A. Lico	$1,250,000		$1,100,000	13.6%
Charles E. Mc Laughlin	$725,000		$700,000	3.6%
Barbara Hulit(1)	$650,000		$617,753	5.2%
Edward R. Simmons(2)	$600,000	$	N/A	N/A
Olumide Soroye(2)	$750,000	$	N/A	N/A
(1)	Ms. Hulit resigned from her officer position on December 31, 2021.
(2)	Messrs. Simmons and Soroye joined the Company in 2021. The target base salary represents annualized base salary assuming the target base salary had been implemented on January 1, 2021. Messrs. Simmons and Soroye received a prorated portion of their target base salary in 2021.

2021 Annual Incentive Award Target Award Percentage

The Compensation Committee granted a performance-based 2021 annual incentive award to each of the NEOs, with the target award expressed as the following percentage of the corresponding target base salary. The actual payout was determined based on achievement of the performance goals described under “—Determination of the Actual 2021 Annual Incentive Award Payout.”

Executive Officer	2021 Target Award Percentage	2020 Target Award Percentage
James A. Lico	190%	185%
Charles E. McLaughlin	125%	125%
Barbara Hulit	100%	90%
Edward Read Simmons	80%	N/A
Olumide Soroye	150%	N/A

Target 2021 Annual Equity Awards

For 2021, the Compensation Committee set the following target dollar values for the NEOs’ annual equity awards.

Executive Officer	2021 Target Dollar Value(1)	2020 Target Dollar Value(1)	Year Over Year Increase(1)
James A. Lico	$12,000,000	$11,000,000	9.1%
Charles E. McLaughlin	$3,750,000	$3,150,000	19.0%
Barbara Hulit	$2,100,000	$1,650,000	27.3%
Edward R. Simmons(2)	$1,500,000	N/A	N/A
Olumide Soroye(2)	–	N/A	N/A
(1)	The target dollar values of the equity grants noted above do not reflect the valuations computed in accordance with Accounting Standards Codification Topic 718 (“ASC 718”). Instead, based upon the target dollar value of equity awards and the allocation of form of equity awards noted below, the actual number of RSUs and target number of PSUs granted was determined by dividing the corresponding allocation of the dollar value by the 20-day average of the closing price of our common stock as of the grant date (“20 Day Average”) and the actual number of stock options granted was determined by dividing the corresponding allocation of the dollar value by one-third of the 20 Day Average. Additional details on amounts of the 2021 equity grants to all of our NEOs are shown in “Executive Compensation Tables—Fiscal 2021 Grants of Plan-Based Awards.”
(2)	Target Dollar Value for 2021 Annual Grant does not include, for Mr. Simmons, $1.2 million in target sign-on equity awards and, for Mr. Soroye, $12.0 million in target sign-on equity awards. For Mr. Soroye, no annual equity awards were granted in 2021 in light of the sign-on equity award. The offer letter to Mr. Soroye contemplates a target value for annual equity awards of $4.5 million.

There was a significant deviation in the target value increase in 2021 equity awards and the corresponding accounting valuation increase due to the unusually lower accounting valuation of the option awards in 2020. For example, the 9.1% increase from 2020 to 2021 in the target value of the annual equity awards approved by the Compensation Committee for Mr. Lico was significantly lower than the 22.2% increase in accounting valuation for the equity awards for the same period reflected in the Summary Compensation Table. The primary reason for the higher

Compensation Discussion and Analysis	59

year over year increase in equity awards reflected in the Summary Compensation Table was the lower volatility assumptions in the 2020 Black-Scholes option pricing model (19.8% in 2020 versus 26.1% in 2021), that resulted in each option in 2020 being valued by $4.69 less than in 2021 with approximately $1.2 million lower accounting valuation for Mr. Lico’s option awards in 2020 than the amount that would have been calculated using the 2021 Black-Scholes option pricing model.

Reasons for the Year over Year Changes to Target Total Compensation

In determining the 2021 target compensation, including each component of the target compensation, for Messrs. Lico and McLaughlin and Ms. Hulit, the Compensation Committee considered the following accomplishments and factors. With respect to Messrs. Simmons and Soroye, each of whom joined the Company in 2021, please see “Management Transitions and Sign-on Equity Grants.”

James A. Lico

►	Improved organizational capability to enable Fortive’s strategic focus, with significant improvements in succession planning and diversity of leadership talent through internal development and external recruitment
►	Strong leadership in delivering excellent operational performance despite the challenges of the COVID 19 pandemic
►	Strengthened capability of the FORT platform to accelerate utilization of data analytics and the pace of organic innovation
►	Continued evolution of the Fortive portfolio toward higher SaaS, software and recurring revenue
►	Leadership in the completion of the separation of Vontier in the midst of the pandemic and related disruptions to the financial markets
►	Base Salary: Minimal salary increases over the last 4 years with overweight in compensation allocation to performance-based long-term compensation
►	Annual Incentive Award and Annual Equity Award: Moderate market-based adjustments, reward for performance noted above, and alignment with our executive compensation practice of focus on performance-based compensation with a bias toward long-term incentive compensation in the form of equity awards

Charles E. McLaughlin

►	Significant improvements in the overall strength of talent in the Corporate Finance organization to deliver on our portfolio evolution, including implementation of a Finance Organization structure to strengthen finance talent in the operating segments and to improve succession plan funnels through the development of internal talent balanced with acquisition of external talent
►	Leadership in the completion of the separation of Vontier in the midst of the pandemic and related disruptions to the financial markets
►	Overall competitiveness of the market for seasoned, high performing chief financial officers
►	Base Salary: Moderate increase reflecting market-based adjustments
►	Annual Incentive Award and Annual Equity Award: Reward for performance noted above, and alignment with our executive compensation practice of focus on performance-based compensation with a bias toward long-term incentive compensation in the form of equity awards

Barbara B. Hulit

►	Significant contribution in building extraordinary teams with particular focus in strengthening and broadening diversity of leadership talent in the Advanced Healthcare Solutions segment, including structuring the segment organization and enhancing the segment succession funnels for President, General Manager and other key roles
►	Driving the evolution and scale of the FORT platform’s data science capability leading to enhanced expansion of data analytics and increased pace and scale of innovation within operating companies
►	Leadership to drive strong operational performance of operating companies with the Advanced Healthcare Solutions segment despite the challenges of the COVID-19 pandemic

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60	Compensation Discussion and Analysis

►	Overall competitiveness of the market for seasoned, high performing multi-operational business executives
►	Base Salary: Moderate increase reflecting market-based adjustments
►	Annual Incentive Award and Annual Equity Award: Pay equity considerations, reward for performance noted above, and alignment with our executive compensation practice of focus on performance-based compensation with a bias toward long-term incentive compensation in the form of equity awards

Determination of 2021 Annual Incentive Award Payout

Each executive officer is eligible for a bonus equal to his or her target base salary multiplied by his or her target award percentage multiplied by the Composite Performance Factor (which was the sum of the Company Performance Factor (weighted 60%) and the Personal Performance Factor (weighted 40%)). We further describe each element of the 2021 performance formula below:

2021 Company Performance Factor Determination

As noted above, the Company Performance Factor for 2021 was based on the three financial measures described below. For each of the measures, the Compensation Committee established threshold, target and maximum levels of performance, as well as a payout percentage curve that relates each level of performance to a payout percentage. The Compensation Committee set the targets after taking into account the guidance provided to investors in connection with the first earnings release in February.

In addition, similar to the guidance provided during the earnings release in February 2021, the targets reflect the separation of Vontier through the spin-off at the end of 2020, with the Adjusted EPS targets in 2021 higher than the prorated target for the remaining businesses in 2020.

	Adjusted EPS(1)		Free Cash Flow Conversion Ratio (“Free Cash Flow Ratio”)(2)		Core Revenue Growth(3)
Performance Level	Payout Percentage	Performance	Payout Percentage	Performance	Payout Percentage	Performance
Maximum	200%	$2.67	200%	115%	200%	8.0%
Target	100%	$2.43	100%	105%	100%	5.0%
Threshold	50%	$2.07	50%	90%	50%	2.0%
Below Threshold	0%	<$2.07	0%	<90%	0%	<2.0%

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(1)

“Adjusted EPS” means fully diluted earnings per share on a continuing operations basis for the fiscal year ended December 31, 2021 as determined pursuant to GAAP, but (i) excluding on a pretax basis amortization of acquisition-related intangible assets, (ii) excluding on a pretax basis acquisition and other transaction costs deemed significant, (iii) excluding on a pretax basis the effect of inventory fair value adjustments related to significant acquisitions, (iv) excluding on a pretax basis the effect of losses from the Company’s equity method investments, (v) excluding on a pretax basis the non-cash interest expense associated with our 0.875% Convertible Senior Notes due 2022, (vi) excluding on a pretax basis the gain on litigation resolution, and (vii) excluding the provisional tax effect of the adjustments identified in clauses (i-vi) above.

(2)

“Free cash flow” means cash provided by operating activities during the fiscal year ended December 31, 2021 as determined pursuant to GAAP less payments for additions to property, plant and equipment, “Adjusted Net Income” means, net income for the fiscal year ended December 31, 2021 as determined pursuant to GAAP, but (i) excluding on a pretax basis amortization of acquisition-related intangible assets, (ii) excluding on a pretax basis acquisition and other transaction costs deemed significant, (iii) excluding on a pretax basis the effect of deferred revenue and inventory fair value adjustments related to significant acquisitions, (iv) excluding on a pretax basis the effect of losses from the Company’s equity method investments, (v) excluding the pretax loss on debt extinguishment, net of non-recurring gain on our retained investment in Vontier common stock, (vi) excluding on a pretax basis the non-cash interest expense associated with our 0.875% Convertible Senior Notes due 2022, (vii) excluding on a pre-tax basis the non-recurring gain on the disposition of assets, (viii) excluding on a pretax basis the gain on litigation dismissal, (ix) excluding non-cash tax expense adjustment resulting from separation of Vontier, and (x) excluding the provisional tax effect of the adjustments identified in clauses (i-viii) above and “Free cash flow conversion ratio” means the ratio of such free cash flow measure to Adjusted Net Income.

(3)	“Core Revenue Growth” means a corresponding year-over-year GAAP revenue growth, excluding (1) the impact from acquired businesses and (2) the impact of currency translation.

The payout percentages for performance between threshold and target, or between target and maximum, respectively, were determined by linear interpolation. Following the end of 2021, we calculated the Company Performance Factor as follows, with the actual payment based on the adjusted Company Performance Factor reflecting the negative discretion to reduce the performance above target by approximately 50%, resulting in a reduction of the Company Performance Factor from 173.3% to 137.0% and with the corresponding reduction in actual payout below what would otherwise have been earned based on actual performance:

	2021 Company Performance Factor Matrix
Measure*	Target Performance Level	Actual Performance Level	Payout % (Before Weighting)	Weighting of Measure	Weighted Payout%
Adjusted EPS	$2.48	$2.75	200.0%	60%	120.0%
Free Cash Flow Conversion Ratio	105%	95%	66.7%	20%	13.3%
Core Revenue Growth Rate	5.0%	9.5%	200.0%	20%	40.0%
	Actual Company Performance Factor				173.3%
	Adjusted Company Performance Factor After Voluntary Reduction				137.0%

2021 Personal Performance Factor Determination

The Compensation Committee establishes performance goals for each NEO annually that are designed to align each NEO’s performance objectives with the Company’s overall strategic initiatives. In determining the Personal Performance Factor for the corresponding fiscal year for an NEO, the Compensation Committee takes into account the individual’s execution against his or her performance goals, while also considering the individual’s overall performance, the contribution of such individual to the Company’s results and the individual’s demonstrated leadership behavior in alignment with the Company’s core values. Following such assessment, the Compensation Committee assigns for each executive officer a Personal Performance Factor between 0% and 200%.

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62	Compensation Discussion and Analysis

The following tables summarize the personal performance goals the Compensation Committee established for each NEO for the purpose of determining the corresponding Personal Performance Factor for 2021:

James A. Lico

We build extraordinary teams for extraordinary results	Customer success inspires our innovation	Kaizen is our way of life	We compete for shareholders
Execute succession planning, diversity goals, and organizational capabilities and evolution Increase software capabilities within the organization	Build innovation at scale with lean portfolio management Accelerate organic growth rate

Build software best practices into Fortive Business System (“FBS”) infrastructure

Accelerate digital transformation

Expand data analytics, artificial intelligence, and machine learning capabilities into operating companies

			Execute on quantified and preset internal financial metrics Evolve portfolio aligned with long-term strategy Execute on identified Sustainability targets and goals
25%	20%	15%	40%

 Charles E. McLaughlin

We build extraordinary teams for extraordinary results	Customer success inspires our innovation	Kaizen is our way of life	We compete for shareholders
Execute succession planning, diversity goals, and organization capabilities and evolution for the finance function Achieve elevated acquisition capabilities in relevant industries	Execute relative to quantified and preset targets relating to acquisition and portfolio evolution	Execute on quantified and preset goals relating to supply chain, including incorporation of data analytics and artificial intelligence	Execute on quantified and preset internal financial metrics
25%	20%	15%	40%

Compensation Discussion and Analysis	63

Barbara B. Hulit

We build extraordinary teams for extraordinary results	Customer success inspires our innovation	Kaizen is our way of life	We compete for shareholders

Execute succession planning, diversity goals, and organization capabilities and evolution for the AHS segment and AHS operating companies

Elevate employee experience in the AHS segment, including through achievement of quantified and preset metric on employee experience results

	Execute relative to quantified and preset targets related to innovation and execution of business strategy for the AHS segment	Execute on quantified and preset financial and operational goals relating to internal development of data analytics, artificial intelligence and machine learning	Execute on quantified and preset internal financial metrics and acquisition goals for the AHS segment
30%	20%	20%	30%

Edward R. Simmons

We build extraordinary teams for extraordinary results	Customer success inspires our innovation	Kaizen is our way of life	We compete for shareholders
Execute succession planning, diversity goals, and organization capabilities and evolution for the strategy function Achieve elevated acquisition assessment capabilities in relevant industries	Execute relative to quantified and preset targets relating to synthesizing various innovation vehicles into unified strategy	Execute on quantified and preset goals relating to development and execution of portfolio and operational strategies aligned with long-term financial targets	Execute on quantified and preset internal financial metrics, including financial goals related to acquired entities
25%	20%	25%	30%

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64	Compensation Discussion and Analysis

Olumide Soroye*

We build extraordinary teams for extraordinary results	Customer success inspires our innovation	Kaizen is our way of life	We compete for shareholders
Complete assessment of talent capabilities within the IOS segment and develop a corresponding talent strategy	Assess and develop segment and consolidated strategies on innovation and data analytics for accelerated organic growth	Complete FBS immersion and develop FBS priorities for the IOS segment	Execute on quantified and preset internal financial metrics for the IOS segment
30%	20%	20%	30%

*	Mr. Soroye’s performance goals reflect his objectives for the 2021 period following the start of his employment in August 2021.

Based on such considerations, the Compensation Committee assigned a Personal Performance Factor of 125.0% for Mr. Lico. With respect to the non-CEO NEOs, the average Personal Performance Factor that the Compensation Committee assigned was 116.3%.

The payout percentages and corresponding Composite Performance Factor resulted in the payouts set forth in the 2021 Summary Compensation Table.

Determination of Long-Term Incentive Award Payout

2021 Annual Equity Award Type and Allocation

With respect to the sign-on equity award to Mr. Simmons, the target $1.2 million sign-on award was granted in RSUs vesting ratable over three years.

Compensation Discussion and Analysis	65

Key Terms of Equity Awards

The key terms of the different equity award types that we granted to the executive officers in 2021 are as follows:

Form of Award	Key Terms
Stock Options	►Ratable vesting on 3rd and 4th anniversaries of grant. ►Exercise price based on the closing price on grant date.
RSUs	►Ratable vesting on 3rd and 4th anniversaries of grant. ►Incremental RSUs above the “base” number of RSUs contingent on achievement of the core return on invested capital as described below.
PSUs	►Contingent on Fortive’s relative TSR versus S&P 500 over a three-year performance period as described below. ►Earned shares are subject to one-year holding requirement.

2021 RSU Performance Measures and Results

RSUs granted in 2021 to the NEOs included a base number of RSUs payable subject only to a time-vesting requirement (“Base RSUs”), with a potential to earn up to 50% incremental payout above the Base RSUs based on the following 2021 Core ROIC performance requirements:

2021 CORE ROIC (1)	INCREMENTAL PERFORMANCE-BASED RSUs RELATIVE TO BASE RSUs (2)
≥6.8%	Maximum—50%
6.4%	Threshold—10%
<6.4%	0%

(1)	“Core ROIC” means, with respect to businesses that were not acquired in 2021, the quotient of (A) the net operating profit for fiscal 2021 determined by reducing the GAAP operating profit by an assumed tax expense applicable to such GAAP operating profit using the GAAP effective tax rate, divided by (B) the average of the quarter-end balances for the fourth quarter of 2020 and each fiscal quarter of 2021 of (a) the sum of (i) the total stockholders’ equity as determined pursuant to GAAP and (ii) the total short-term and long-term debt, in each case, as determined pursuant to GAAP; less (b) cash and cash equivalents, in each case, as determined pursuant to GAAP.
(2)	The incremental performance-based RSUs are determined by linear interpolation between 10% and 50% of the Base RSUs for Core ROIC between 6.4% and 6.8% (with 50% maximum incremental performance-based RSUs for Core ROIC at or above 6.8%). No incremental performance-based RSUs are payable for Core ROIC below 6.4%.

Executive Officer	“Base” RSUs	Potential Incremental Performance-Based RSUs	Actual 2021 Core ROIC	Total Incremental Performance-Based RSUs In 2021
James A. Lico	53,130	26,565	7.5%	26,565
Charles E. McLaughlin	16,605	8,303	7.5%	8,303
Barbara Hulit	9,300	4,650	7.5%	4,650
Edward R. Simmons(1)	6,645	3,323	7.5%	3,323
Olumide Soroye(1)	N/A	N/A	N/A	N/A

(1)	Does not include 17,710 RSUs and 48,685 RSUs granted as sign-on equity awards in 2021 to Messrs. Simmons and Soroye, respectively. The sign-on equity RSUs awards are not entitled to any incremental performance-based earnings.

2021 PSU Performance Measures

As described below, the actual payout for the PSU awards granted in 2021 will be based on the relative total shareholder return (“rTSR”) performance over a three-year period, provided, however, that a minimum 25% of the target award will be payable irrespective of the rTSR performance if the Company’s absolute total shareholder return during such three-year period is positive.

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Relative TSR Percentile—S&P 500 Index	PSU Payout Percentage(1)
≥75%	Maximum—200%
55%	Target—100%
35%	Threshold—50%
<35%	0%

(1)	The payout percentages for performance between threshold and target, or between target and maximum, respectively, would be determined by linear interpolation. However, if Fortive’s absolute TSR performance for the period were negative, then a maximum of 100% of the target PSUs would vest (regardless of how strong Fortive’s performance was on a relative basis), and if Fortive’s absolute TSR performance for the period were positive, then a minimum of 25% of the target PSUs would vest.

Performance Share Units Earned for 2019-2021 Performance

While the rTSR performance with respect to the PSUs granted in February 2019 (“2019 PSUs”) to the NEOs was below the 35% rTSR threshold, 25% of the target award was earned based on the terms of the grant because the absolute total shareholder return during the three-year period was positive.

Relative TSR Percentile—S&P 500 Index	PSU Payout Percentage(1)
≥75%	Maximum—200%
55%	Target—100%
35%	Threshold—50%
<35%	0%

(1)	The payout percentages for performance between threshold and target, or between target and maximum, respectively, would be determined by linear interpolation. However, if Fortive’s absolute TSR performance for the period were negative, then a maximum of 100% of the target PSUs would vest (regardless of how strong Fortive’s performance was on a relative basis), and if Fortive’s absolute TSR performance for the period were positive, then a minimum of 25% of the target PSUs would vest.

The following shares earned by the NEOs under the 2019 PSUs are subject to an additional two-year holding period following the end of the performance period.

Executive Officer	Target Shares	Relative TSR Percentile—S&P 500 Index(1)	PSU Payout Percentage(1)	Shares Earned
James A. Lico	38,845	23.2%	25.0%	9,711
Charles E. McLaughlin	10,296	23.2%	25.0%	2,574
Barbara Hulit	5,828	23.2%	25.0%	1,457
Edward R. Simmons	N/A	N/A	N/A	N/A
Olumide Soroye	N/A	N/A	N/A	N/A

(1)	Although the relative TSR performance fell below 35%, 25% of the target PSUs were earned under the terms of the grants based on a positive absolute TSR performance of 17.0% during the performance period.

Other Compensation

Severance Benefits

To be consistent with market practices and ensure that our executive officers remain focused on our businesses during periods of uncertainty and are motivated to pursue transactions in the best interest of the shareholders and other stakeholders, we maintain a Severance and Change-in-Control Plan for Officers, which we refer to as the Severance Plan. It provides for severance benefits upon (i) a termination without cause not preceded by a change-in-control and (ii) a termination without cause, or good reason resignation, within 24 months following a qualified change-in-control.

“Double Trigger” Change-in-Control Severance. Because we intend the change-in-control severance benefit to ensure that the executive officers pursue transactions in the best interest of the shareholders and other stakeholders, the Compensation Committee limited the definition of “change-in-control” to include only:

►	a merger, consolidation or reorganization in which Fortive is not the surviving entity and in which the voting securities of Fortive prior to such transaction would represent 50% or less of the voting securities of the surviving entity;

Compensation Discussion and Analysis	67

►	sale of all or substantially all assets of Fortive, or
►	any transaction approved by the Board that results in any person or entity that is not an affiliate of Fortive owning 100% of Fortive’s outstanding voting securities.

If, within 24 months following a qualified change-in-control, an NEO is terminated without cause, or resigns for good reason, then the following severance payment would be due:

Compensation	President and CEO	Other NEOs
Cash Severance Payment	2 times Base Salary and Target Annual Incentive Award	1 times Base Salary and Target Annual Incentive Award
Prorated Cash Annual Incentive Award	Target Annual Incentive Award prorated for the period from the beginning of the year to the date of termination.	Same
Equity Awards	Immediate acceleration of all unvested outstanding equity awards.	Same
Health Benefits	24 months	12 months
280G Excise Tax	No tax gross up	No tax gross up

Termination without Cause Severance. Recognizing the increased risk of forfeiture for the equity awards by the NEOs as a result of our 4 year vesting schedule with a 3 year cliff before the initial vesting and to ensure that our executive officers remain focused on our businesses during periods of uncertainty, the Compensation Committee provided the following severance benefits under the Severance Plan upon a termination without cause:

Compensation	President and CEO	Other NEOs
Cash Severance Payment	2 times Base Salary	1 times Base Salary
Prorated Cash Annual Incentive Award	Payment based on actual performance against performance targets and prorated for the period from the beginning of the year to the date of termination.	Same
Prorated Equity Awards	►Based on actual performance against performance targets;	Same
►Subject to original time-vesting; and
►Prorated for the period from the date of grant to the date of termination.
Health Benefits	24 months	12 months
280G Excise Tax	No tax gross up	No tax gross up

Perquisites

We offer limited perquisites to our NEOs which are not a major component of our compensation package or philosophy. We believe these limited perquisites help make our executive compensation plans competitive, are generally aligned with market practices and are cost-effective in that the perceived value of these items is higher than our actual cost. The perquisites we made available to our NEOs during 2021 were as follows:

Type	Participating NEOs
Personal aircraft use	Messrs. Lico and McLaughlin
Tickets to sporting events	Ms. Hulit and Mr. McLaughlin
Stipend ($10,000) for financial services	All NEOs
Executive physical	Ms. Hulit

We made the personal aircraft use available under an aircraft use policy adopted by the Compensation Committee. The policy permits the use of our aircraft only for business purposes other than with respect to a $150,000 and $50,000 personal use allowance to Messrs. Lico and McLaughlin, respectively. Messrs. Lico and McLaughlin must reimburse us for any personal use of the aircraft in a particular year in excess of their respective personal use allowances.

Additional details on the other perquisites we made available to our NEOs in 2021 are in the footnotes to the “Summary Compensation Table.”

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General Benefits

Our NEOs are eligible to participate in broad-based employee benefit plans, which are generally available to all U.S. salaried employees and do not discriminate in favor of our NEOs. In addition, each of our NEOs participates in the Fortive Executive Deferred Incentive Plan, or EDIP. The EDIP is a shareholder-approved, non-qualified, unfunded deferred compensation program available to selected members of our management. We use the EDIP to tax-effectively contribute amounts to executives’ retirement accounts and give our executives an opportunity to defer taxes on cash compensation and realize tax-deferred, market-based notional investment growth on their deferrals. We set the amount we contribute annually to the executives’ accounts in the EDIP at a level that we believe is competitive with comparable plans offered by the companies in our peer group. Participants in the EDIP do not fully vest in such amounts until they have participated in the program for 15 years or have reached age 55 with at least five years of service (including, for executives who were employed by Danaher prior to our separation from Danaher, years of service with Danaher prior to that separation). We show the amounts we contributed to the EDIP for 2021 with respect to our NEOs in the “Summary Compensation Table.”

Compensation Policies

Stock Ownership Requirements

To further align management and shareholder interests and discourage inappropriate or excessive risk-taking, our stock ownership policy requires each of our executive officers to obtain a substantial equity stake in our common stock within five years of their appointment to an executive position. The multiples of base salary that the guidelines require are as follows:

Executive Level	Stock Ownership Guidelines (As A Multiple Of Salary)
Chief Executive Officer	5.0x base salary
All Other Executive Officers	3.0x base salary

Once an executive has acquired a number of shares that satisfies the ownership multiple then applicable to him or her, such number of shares then becomes his or her minimum ownership requirement (even if the executive’s salary increases or the fair market value of such shares subsequently changes) until he or she is promoted to a higher level. Under the policy, beneficial ownership includes shares in which the executive or his or her spouse or child has a direct or indirect interest, notional shares of our common stock in the EDIP plan, shares held in a 401(k) plan, and unvested RSUs and PSUs (based on target number of shares until vested and then based on the actual number of vested shares), but does not include shares subject to unexercised stock options.

Pledging Policy

Our Board has adopted a policy that prohibits any of our executive officers, including our NEOs, or directors from pledging as security under any obligation any shares of our common stock that he or she directly or indirectly owns and controls.

Hedging Policy

We include within our Insider Trading Policy a prohibition applicable to all our employees, including our NEOs, and our directors against engaging at any time in:

►	short sales of our common stock; or
►	transactions in any derivatives of our securities, including, but not limited to, hedging, buying or selling puts, calls or other options (except for instruments granted under our equity compensation plan).

Compensation Discussion and Analysis	69

Recoupment Policy

To further discourage inappropriate or excessive risk-taking, the Compensation Committee has adopted a recoupment policy applicable to our executives, including our NEOs, and certain other employees (the “covered persons”). Under the policy, in the event of a material restatement of our consolidated financial statements (other than any restatement required pursuant to a change in applicable accounting rules), our Board may, to the extent permitted by law and to the extent it determines that it is in our best interests to do so, in addition to all other remedies available to us require reimbursement or payment to us of:

►	the portion of any annual incentive compensation payment awarded to, or any equity grants with financial performance measures earned by, any covered person within the three year period prior to the date such material restatement is first publicly disclosed that would not have been awarded had the consolidated financial statements that are the subject of such restatement been correctly stated (except that our Board has the right to require reimbursement of the entire amount of any such annual incentive compensation payment or equity grant from any covered person whose fraud or other intentional misconduct in our Board’s judgment alone or with others caused such restatement); and
►	all gains from other equity awards realized by any covered person during the twelve-month period immediately following the original filing of the consolidated financial statements that are the subject of such restatement.

Our recoupment policy provides that it will be automatically amended to comply with applicable NYSE and SEC requirements.

In addition, under the terms of our 2016 Stock Incentive Plan, all outstanding unvested equity awards will be terminated immediately upon, and no associate can exercise any outstanding equity award after, such time he or she is terminated for gross misconduct. Under the terms of the EDIP, if the administrator determines that termination of an employee’s participation in the EDIP resulted from the employee’s gross misconduct, the administrator may determine that the employee’s vesting percentage is zero with respect to all balances that were contributed by us.

Regulatory Considerations

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation in excess of $1 million paid for any fiscal year to certain covered employees, generally including our NEOs. At the time of determining our executive compensation for 2021, we reviewed the tax impact of such compensation on us as well as on our executive officers. In addition, we reviewed the impact of our compensation programs against other considerations, such as accounting impact, alignment of interest with shareholders and other stakeholders, market competitiveness, effectiveness and perceived value to employees. Because we believe these considerations other than tax deductibility should play an important role in shaping our compensation programs, we have awarded, and may award in the future, compensation to our NEOs in excess of $1 million to the extent the Compensation Committee believes such compensation is necessary to continue to provide competitive arrangements intended to attract and retain, and provide appropriate incentives to, our NEOs.

2022 PROXY STATEMENT

70	Compensation Discussion and Analysis

Risk Considerations

Risk-taking is an essential part of growing a business, and prudent risk management is necessary to deliver long-term, sustainable shareholder value. The Compensation Committee engaged Pearl Meyer, its independent compensation consultant, to review our executive and non-executive compensation programs. The Compensation Committee determined, based on the conclusion of Pearl Meyer, that none of the elements of our compensation program encourages or creates excessive risk-taking, and none is reasonably likely to have a material adverse effect on the Company. The Compensation Committee believes that our executive compensation program supports the objectives described above without encouraging inappropriate or excessive risk-taking. In reaching this conclusion, the Compensation Committee considered, in particular, the following attributes and risk-mitigation features of our executive compensation program:

Attribute	Risk-Mitigating Effect
Emphasis on long-term, equity-based compensation that is subject to our rigorous recoupment policy	Discourages risk-taking that produces short-term results at the expense of building long-term shareholder value
Long vesting requirements: ►Four year vesting for options and RSUs, with a three-year cliff ►Three-year cliff vesting for PSUs with an additional one year holding requirement	Helps ensure our executives realize their compensation over a time horizon consistent with creating long-term stakeholder value
Payment amounts under our annual cash incentive compensation plan and the number of shares that a participant may earn under our RSU and PSU awards are capped	Reduces possibility that extraordinary events or formulaic payments could distort incentives or over-emphasize short-term over long-term performance
Robust stock ownership guidelines	Helps ensure our executives’ economic interests are aligned with the long-term interests of our shareholders and other stakeholders
Prohibition on derivative transactions	Helps ensure the alignment of interests generated by our executives’ equity holdings is not undermined by hedging or similar transactions
Use of independent compensation consultants that perform no other services for the Company	Helps ensure advice will not be influenced by conflicts of interest
The Compensation Committee can exercise judgment in assessing the personal performance factor for our annual incentive awards to determine annual cash incentive compensation payments	Discourages risk-taking that produces short-term results at the expense of building long-term shareholder value

71

Compensation Committee Report

This report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference into any prior or subsequent filing by Fortive Corporation under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Fortive Corporation specifically incorporates this report by reference therein.

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis set forth above, and based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for incorporation by reference into Fortive Corporation’s Annual Report on Form 10-K for the year ended December 31, 2021.

Compensation Committee of the Board of Directors
Kate D. Mitchell (Chair)
Daniel L. Comas
Sharmistha Dubey
Wright L. Lassiter III

2022 PROXY STATEMENT

72

Executive Compensation Tables

2021 Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(1)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
James A. Lico	2021	$1,207,887	—	$7,891,487	$3,865,747	$3,139,750	—	$493,848	$16,598,719
President and Chief	2020	$896,936	—	$5,490,084	$4,134,823	$2,632,476	—	$469,744	$13,624,063
Executive Officer	2019	$1,086,546	—	$5,651,302	$4,722,482	$2,206,116	—	$475,031	$14,141,477
Charles E.	2021	$717,982	—	$2,466,193	$1,208,046	$1,198,063	—	$201,961	$5,792,245
McLaughlin	2020	$626,507	—	$1,570,717	$1,184,054	$1,166,900	—	$193,484	$4,741,662
Chief Financial Officer	2019	$658,463	—	$1,497,914	$1,251,623	$1,029,034	—	$173,920	$4,610,954
Barbara B. Hulit	2021	$640,948	—	$1,381,342	$676,670	$833,300	—	$151,780	$3,684,040
Former President and	2020	$560,736	—	$823,353	$620,300	$696,974	—	$121,999	$2,823,362
CEO of Advanced	2019	$612,916	—	$2,261,962	$1,884,631	$580,292	—	$119,099	$5,458,900
Healthcare
Solutions (6)
Edward R. Simmons	2021	$530,785	—	$2,174,981	$483,218	$634,560	—	$71,464	$3,895,008
Senior Vice President
– Strategy(7)
Olumide Soroye	2021	$274,041	—	$7,748,360	$3,867,986	$1,374,750	—	$53,356	$13,318,493
President and Chief
Executive Officer of
Intelligent Operating
Solutions(8)
(1)	Includes amounts deferred into our EDIP. See the “2021 Nonqualified Deferred Compensation” table below for more information regarding amounts that each of our NEOs deferred during 2021.
(2)

The amounts reflected in these columns represent the aggregate grant date fair value of all equity awards that we granted to our NEOs, computed in accordance with ASC 718. For all NEOs, the amount in the “Stock Awards” column for 2021 equals the aggregate grant date fair value of all PSUs and RSUs that we granted during 2021. We calculated the grant date fair value of all PSUs based on the probable outcome of the applicable performance conditions, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC 718. The maximum aggregate value of all of each NEO’s PSUs at the grant date assuming that we attain the highest level of performance is as follows: Mr. Lico – $ 8,696,496; Mr. McLaughlin – $2,717,611; Ms. Hulit – $1,522,255; Mr. Simmons – $1,087,325; and Mr. Soroye -- $8,350,736. With respect to RSUs, we calculated the grant date fair value under ASC 718 based on the base number of shares of common stock underlying the RSU times the closing price of the common stock on the date of grant. The RSUs granted to Mssrs. Lico and McLaughlin and Ms. Hulit, and a portion of the RSUs (6,645) granted to Mr. Simmons, included a potential to earn additional RSUs. The maximum aggregate value of these RSUs granted in 2021, reflecting an opportunity to earn up to a maximum of 150% of the corresponding base number of shares of common stock underlying the corresponding RSUs, at the grant date assuming that the highest level of performance was achieved was as follows: Mr. Lico – $5,314,860; Mr. McLaughlin – $1,188,164; Ms. Hulit – $930,326; and Mr. Simmons -- $664,733. The actual number of shares of common stock underlying the RSUs granted in 2021, based on the actual level of performance achieved in 2021, was 50% of the corresponding base number of shares of common stock underlying the RSUs that were subject to such performance measure. With respect to stock options, we have calculated the grant date fair value under FASB ASC Topic 718 using the Black-Scholes option pricing model. Additional information about the assumptions that we used when valuing equity awards is set forth in our Annual Report on Form 10-K in Note 17 to the Consolidated Financial Statements for fiscal year 2021.

(3)	The amounts set forth in this column reflect compensation earned during the corresponding fiscal year under the Company’s Executive Incentive Compensation Plan.
(4)	Fortive does not have a defined benefit pension plan and does not pay above market earnings on account balances under the EDIP or pursuant to any other deferred compensation arrangement.
(5)	The amounts set forth in this column for 2021 include the following benefits:

Name	2021 Company 401(K) Contributions($)	2021 Company EDIP Contributions($)	Personal Use of Company Airplane	Executive Physical	Tax/Financial Planning	Tickets to Sporting Events
James A. Lico	$20,346	$313,502	$150,000	—	$10,000	$—
Charles E. McLaughlin	$20,346	$126,001	$41,434	—	$10,000	$4,180
Barbara B. Hulit	$20,346	$117,374	—	$3,000	$10,000	$1,060
Edward R. Simmons	$1,846	$59,618	—	—	$10,000	$—
Olumide Soroye	$6,231	$37,125	—	—	$10,000	$—

Executive Compensation Tables	73

The amounts under “Personal Use of Company Airplane” reflect the incremental cost to us of personal use of our airplane by Mr. Lico and Mr. McLaughlin. We calculate that incremental cost by multiplying the total number of personal flight hours times the average direct variable operating costs (including costs related to fuel, on-board catering, maintenance expenses related to operation of the plane during the year, landing and parking fees, navigation fees, related ground transportation, crew accommodations and meals and supplies) per flight hour for the particular airplane for the year, net of any applicable employee reimbursement. Since the airplane is used primarily for business travel, we do not include in the calculation the fixed costs that do not change based on usage, such as crew salaries, the lease or acquisition cost of the airplane, exterior paint and other maintenance, inspection and capital improvement costs intended to cover a multiple-year period. Mr. Lico’s and Mr. McLaughlin’s annual perquisite allowance for personal use of our corporate airplane is limited to $150,000 and $50,000, respectively, and Mr. Lico and Mr. McLaughlin are required to reimburse us for any personal use of the airplane in a particular year in excess of such limits.
(6)	On December 31, 2021, Ms. Hulit retired from her position as the President and CEO of Advanced Healthcare Solutions.
(7)	Mr. Simmons became our Senior Vice President – Strategy on February 1, 2021.
(8)	Mr. Soroye became our President and Chief Executive Officer, Intelligent Operating Solutions on August 9, 2021.

Grants of Plan-Based Awards for Fiscal 2021

			Estimated Possible Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards (#)	All Other Option Awards: Number of Securities Underlying Options (3) (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Award Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James A.		Annual
Lico		Cash
	—	Incentive	$1,187,500	$2,375,000	$4,750,000	—	—	—	—	—	—	—
		Stock
	2/24/2021	Option	—	—	—	—	—	—	—	187,840	$67.64	$3,865,747
	2/24/2021	RSU	—	—	—	53,130	53,130	76,695	—	—	—	$3,543,240
	2/24/2021	PSU	—	—	—	30,993	61,985	123,970	—	—	—	$4,348,248
Charles E.		Annual
McLaughlin		Cash
	—	Incentive	$453,125	$906,250	$1,812,500	—	—	—	—	—	—	—
		Stock
	2/24/2021	Option	—	—	—	—	—	—	—	58,700	$67.64	$1,208,046
	2/24/2021	RSU	—	—	—	16,605	16,605	24,908	—	—	—	$1,107,387
	2/24/2021	PSU	—	—	—	9,685	19,370	38,740	—	—	—	$1,358,806
Barbara B.		Annual
Hulit		Cash
	—	Incentive	$325,000	$650,000	$1,300,000	—	—	—	—	—	—	—
		Stock
	2/24/2021	Option	—	—	—	—	—	—	—	32,880	$67,64	$676,670
	2/24/2021	RSU	—	—	—	9,300	9,300	13,950	—			$620,217
	2/24/2021	PSU	—	—	—	5,425	10,850	21,700	—	—	—	$761,128
Edward R.		Annual
Simmons		Cash
	—	Incentive	$240,000	$480,000	$960,000	—	—	—	—	—	—	—
		Stock
	2/24/2021	Option	—	—	—	—	—	—	—	23,480	$67.64	$483,218
	2/24/2021	RSU	—	—	—	6,645	6,645	9,968	—	—		$443,155
	2/24/2021	RSU							17,710			$1,188,164
	2/24/2021	PSU	—	—	—	3,875	7,750	15,500	—	—	—	$543,663
Olumide		Annual
Soroye		Cash
	—	Incentive	$562,500	$1,125,000	$2,250,000	—	—	—	—	—	—	—
		Stock
	2/24/2021	Option	—	—	—	—	—	—	—	172,140	$74.36	$3,867,986
	2/24/2021	RSU	—	—	—	—	—	—	48,685	—	—	$3,572,992
	2/24/2021	PSU	—	—	—	28,400	56,800	113,600	—	—	—	$4,175,368
(1)

These columns relate to 2021 cash award opportunities under our Executive Incentive Compensation Plan, which we describe in more detail above under “– Annual Incentive Awards.” The amount that each NEO earned under these awards based on actual performance for fiscal year 2021 appears in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)

These columns relate to performance-based restricted stock units and performance stock unit awards that we granted under our 2016 Stock Incentive Plan. We discuss the performance and vesting conditions and other key terms of these awards in more detail above under “– Long-Term Incentive Awards.”

(3)	We made all stock option grants under our 2016 Stock Incentive Plan. We discuss the key terms of these awards in more detail above under “– Determination of Long-Term Incentive Award Payouts.”

2022 PROXY STATEMENT

74	Executive Compensation Tables

Outstanding Equity Awards at 2021 Fiscal Year-End

The following table summarizes the number of securities underlying outstanding equity awards for each of our NEOs as of December 31, 2021.

Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
James A. Lico	2/24/2021	—	187,840 (2)	$67.64	2/24/2031	—	—	—	—
	2/20/2020	—	260,248 (2)	$63.85	2/20/2030	—	—	—	—
	2/25/2019	—	235,398 (2)	$67.85	2/25/2029	—	—	—	—
	2/22/2018	—	220,219 (2)	$63.76	2/22/2028	—	—	—	—
	2/23/2017	120,850	120,851 (2)	$47.61	2/23/2027	—	—	—	—
	7/5/2016	139,740	—	$40.41	7/5/2026	—	—	—	—
	2/24/2016	196,117	—	$35.38	2/24/2026	—	—	—	—
	2/24/2015	139,882	—	$35.31	2/24/2025	—	—	—	—
	5/15/2014	104,480	—	$30.42	5/15/2024	—	—	—	—
	2/24/2014	131,525	—	$31.07	2/24/2024	—	—	—	—
	7/30/2013	185,540	—	$27.26	7/30/2023	—	—	—	—
	—	—	—	—	—	228,987 (3)	$17,469,418	52,469 (4)	$4,002,860
Charles E. McLaughlin	2/24/2021	—	58,700 (5)	$67.64	2/24/2031	—	—	—	—
	2/20/2020	—	74,525 (5)	$63.85	2/20/2030	—	—	—	—
	2/25/2019	—	62,388 (5)	$67.85	2/25/2029	—	—	—	—
	2/22/2018	18,758	37,520 (5)	$63.76	2/22/2028	—	—	—	—
	2/23/2017	42,970	21,487 (5)	$47.61	2/23/2027	—	—	—	—
	2/24/2016	87,173	—	$35.38	2/24/2026	—	—	—	—
	7/15/2015	16,467	—	$35.84	7/15/2025	—	—	—	—
	7/15/2014	14,816	—	$31.75	7/15/2024	—	—	—	—
	7/30/2013	16,911	—	$27.26	7/30/2023	—	—	—	—
	7/25/2012	21,176	—	$20.73	7/25/2022	—	—	—	—
	—	—	—	—	—	62,466 (6)	$4,765,531	15,835 (4)	$1,208,052
Barbara B. Hulit	2/24/2021	—	32,880 (5)	$67.64	2/24/2031	—	—	—	—
	2/20/2020	—	39,042 (5)	$63.85	2/20/2030	—	—	—	—
	7/31/2019	—	68,475 (5)	$63.23	7/31/2029	—	—	—	—
	2/25/2019	—	35,314 (5)	$67.85	2/25/2029	—	—	—	—
	2/22/2018	10,808	21,619 (5)	$63.76	2/22/2028	—	—	—	—
	2/23/2017	25,786	12,895 (5)	$47.61	2/23/2027	—	—	—	—
	2/24/2016	76,275	—	$35.38	2/24/2026	—	—	—	—
	2/24/2015	46,098	—	$35.31	2/24/2025	—	—	—	—
	5/15/2014	18,505	—	$30.42	5/15/2024	—	—	—	—
	2/24/2014	39,814	—	$31.07	2/24/2024	—	—	—	—
	2/21/2013	49,062	—	$24.75	2/21/2023	—	—	—	—
	—	—	—	—	—	57,540 (7)	$4,389,727	8,649 (4)	$659,832
Edward R. Simmons	2/24/2021	—	23,480 (5)	$67.64	2/24/2021
	—	—			—	27,678 (8)	$2,111,555	3,875 (4)	$295,624
Olumide Soroye	8/25/2021	—	172,140 (5)	$74.36	8/25/2031	—	—	—	—
	—		—	—	—	48,685 (9)	$3,714,179	28,400 (4)	$2,166,636
(1)

We calculated market value based on the closing price of our common stock on December 31, 2021, the last trading day of the year, as reported on the NYSE ($76.29 per share), times the number of unvested shares. In addition, for the purposes of this section, we use the term “RSU” to refer to both Restricted Stock Units and Restricted Stock Awards and “PSU” to refer to both Performance Stock Units and Performance Stock Awards.

(2)

Under the terms of the award, 50% of the options granted become or became exercisable on, for awards granted prior to 2021, each of the fourth and fifth anniversaries of the grant date and, for awards granted in 2021, each of the third and fourth anniversaries of the grant date.

Executive Compensation Tables	75

(3)

Includes 79,695 RSUs granted on 2/24/2021 (inclusive of incremental RSUs earned in 2021); 46,302 RSUs granted on 2/20/2020 (inclusive of the incremental RSUs earned in 2020); 38,845 RSUs granted on 2/25/2019 (no incremental RSUs were earned in 2019); 47,565 RSUs granted on 2/22/2018 (inclusive of the incremental RSUs earned in 2018); and 16,580 RSUs granted on 2/23/2017. One half of the original awards vest, with respect to awards granted in 2021, on each of the third and fourth anniversaries of the grant date and, with respect to awards granted prior to 2021, on each of the fourth and fifth anniversaries of the corresponding grant date.

(4)	Includes, for the applicable NEO, the following PSU grants:

Name	Target PSUs Granted 2/24/2021 (“2021 PSUs”)	Target PSUs Granted 2/20/2020 (“2020 PSUs”)
James A. Lico	61,985	42,952
Charles E. McLaughlin	19,370	12,299
Barbara B. Hulit	10,850	6,447
Edward R. Simmons	7,750	N/A
Olumide Soroye	56,800	N/A

As of 12/31/21, actual performance with respect to the 2020 PSUs was trending below threshold, so the number of shares reported in the Outstanding Equity Awards at Fiscal 2021 Year End table with respect to the 2020 PSUs is the number of shares that would be earned assuming threshold performance is achieved, pursuant to SEC requirements. As of 12/31/21, actual performance with respect to the PSUs granted in 2021 was trending below threshold, so the number of shares reported in the Outstanding Equity Awards at Fiscal 2021 Year End table with respect to the 2021 PSUs is the number of shares that would be earned assuming threshold performance is achieved, pursuant to SEC requirements. The number of shares of common stock that vest pursuant to the PSU awards is based on total shareholder return (TSR) ranking relative to the S&P 500 Index over a three-year performance period. Payout at 100% of the target level requires achievement of above-median performance and rank at the 55th percentile of the S&P 500 Index, while the PSUs pay out at 200% for performance that equals or exceeds the 75th percentile, 50% for performance at the 35th percentile and zero percent for performance below the 35th percentile. The payout percentages for performance between threshold and target, or between target and maximum, respectively, are determined by linear interpolation. Notwithstanding the above, if absolute TSR performance for the period is negative, a maximum of 100% of the target PSUs will vest, regardless of how strong performance is on a relative basis, and if absolute TSR performance for the period is positive, a minimum of 25% of the target PSUs will vest. The shares received upon the vesting of the PSUs are subject to an additional two-year holding period following the end of the three-year performance period. The total does not include PSUs that were granted on 2/25/2019 and vested on 2/28/2022 upon certification on the date thereof as having been earned at the three-year performance period ended 12/31/2021.

(5)

Under the terms of the award, for awards granted prior to 2021, one-third of the options granted become or became exercisable on each of the third, fourth and fifth anniversaries of the grant date and, for awards granted in 2021, 50% of the options become exercisable on the third and fourth anniversaries of the grant date.

(6)

Includes 24,908 RSUs granted on 2/24/2021 (inclusive of the incremental RSUs earned in 2021);13,258 RSUs granted on 2/20/2020 (inclusive of the incremental RSUs earned in 2020); 10,296 RSUs granted on 2/25/2019 (no incremental RSUs were earned in 2019); 8,109 RSUs granted on 2/22/2018 (inclusive of the incremental RSUs earned in 2018); and 5,895 RSUs granted on 2/23/2017. With respect to awards granted in 2021, 50% of the awards vest on each of the third and fourth anniversary of the grant date, and for all other awards, one third of the awards vests on each of the third, fourth, and fifth anniversaries of the corresponding grant date.

(7)

Includes 13,950 RSUs granted on 2/24/2021 (inclusive of the incremental RSUs earned in 2021); 6,950 RSUs granted on 2/20/2020 (inclusive of the incremental RSUs earned in 2020); 22,601 RSUs granted on 7/31/2019; 5,828 RSUs granted on 2/25/2019 (no incremental RSUs were earned in 2019); 4,672 RSUs granted on 2/22/2018 (inclusive of the incremental RSUs earned in 2018); and 3,539 RSUs granted on 2/23/2017. With respect to awards granted in 2021, 50% of the awards vest on each of the third and fourth anniversary of the grant date and, for all other awards, one-third of the awards vests on each of the third, fourth, and fifth anniversaries of the grant date.

(8)

Includes 27,768 RSUs granted on 2/24/2021 (inclusive of the incremental award RSUs earned in 2021), 17,710 of which vest ratable annually over a three-year period, and 9,968 vest 50% on each of the third and fourth anniversaries of the grant date.

(9)	Includes 48,685 RSUs granted on 8/25/2021, 50% of which award vests on each of the third and fourth anniversaries of the grant date.

Option Exercises and Stock Vested During Fiscal 2021

The following table summarizes stock option exercises and the vesting of RSU and PSU awards with respect to our NEOs in 2021.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
James A. Lico	258,717	$13,169,820	55,882	$3,910,248
Charles E. McLaughlin	22,185	$1,131,915	18,275	$1,254,977
Barbara B. Hulit	16,799	$795,136	14,309	$978,471
Edward R. Simmons	—	$—	—	$—
Olumide Soroye	—	—	—	$—
(1)

We calculated the amounts shown in this column by multiplying the number of shares acquired times the difference between the exercise price and the market price of the underlying common stock at the time of exercise.

(2)

We calculated the amounts shown in this column by multiplying the number of shares acquired times the closing price of the common stock as reported on the NYSE on the vesting date (or on the last trading day prior to the vesting date if the vesting date was not a trading day). For the PSUs earned with respect to fiscal year 2019-2021 performance, the closing price on December 31, 2021, the last day of the performance period, was used to calculate the value realized.

2022 PROXY STATEMENT

76	Executive Compensation Tables

2021 Pension Benefits

None of our NEOs participated in a defined benefit pension plan during 2021.

2021 Nonqualified Deferred Compensation

The table below sets forth, for each NEO, information regarding participation in the EDIP. There were no withdrawals by or distributions to any of the NEOs from the EDIP in 2021.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Balance at Last Fiscal Year End ($)(4)
James A. Lico	$150,000	$313,502	$1,355,025	$14,524,754
Charles E. McLaughlin	—	$126,001	$125,973	$1,614,768
Barbara B. Hulit	—	$117,374	$198,829	$2,580,473
Edward R. Simmons	$46,155	$59,618	$5,957	$111,730
Olumide Soroye	$20,192	$37,125	$1,501	$58,819
(1)	This column reflects the amount of base salary and non-equity incentive plan compensation that each NEO deferred in 2021 under our EDIP, as follows:

Name	Salary	Non-Equity Incentive Plan Compensation
James A. Lico	$—	$150,000
Charles E. McLaughlin	$—	$—
Barbara B. Hulit	$—	$—
Edward R. Simmons	$46,155	$—
Olumide Soroye	$20,192	$—

All amounts set forth in the Salary column above are included as 2021 compensation under the “Salary” column in the Summary Compensation Table for 2021. All amounts set forth in the Non-Equity Incentive Plan Compensation column above were included as 2020 compensation under the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table for 2020.

(2)	We included the amounts set forth in this column as 2021 compensation under the “All Other Compensation” column in the Summary Compensation Table.
(3)

The amounts set forth in this column represent earnings that are neither above market nor preferential, and accordingly, we do not include these amounts as compensation in the Summary Compensation Table.

(4)	The table below indicates for each NEO how much of the EDIP balance set forth in this column that we have reported as compensation in the Summary Compensation Table for previous years.

Name	Amount Included in “Aggregate Balance at Last FYE” Column That has been Reported as Compensation in the Summary Compensation Table for Previous Years ($)
James A. Lico		$2,405,026
Charles E. McLaughlin		$461,428
Barbara B. Hulit		$427,578
Edward R. Simmons	$	N/A
Olumide Soroye	$	N/A

Executive Compensation Tables	77

Potential Payments Upon Termination or Change-of-Control as of 2021 Fiscal Year-End

The following table describes the payments and benefits that each NEO would be entitled to receive upon termination of employment or in connection with a change-of-control of our company. The amounts set forth below assume that the triggering event occurred on December 31, 2021. Where benefits are based on the market value of our common stock, we have used the closing price of our common stock as reported on the NYSE on December 31, 2021 the last trading day of the year ($76.29 per share). In addition to the amounts set forth below, upon any termination of employment, each executive would also be entitled to (1) receive all payments generally provided to salaried employees on a non-discriminatory basis on termination, such as accrued salary, life insurance proceeds (for any termination caused by death), unused vacation and 401(k) plan distributions, (2) receive accrued, vested balances under the EDIP (except that under the EDIP, if an employee’s employment terminates as a result of gross misconduct, the EDIP administrator may determine that the employee’s vesting percentage with respect to all employer contributions is zero), and (3) exercise vested stock options (except that, under the terms of our 2016 Stock Incentive Plan, all outstanding equity awards are terminated upon, and no employee can exercise any outstanding equity award after, termination for gross misconduct). Retirement is defined generally as either a voluntary resignation after age 65 or an approved early retirement.

		Termination/Change of Control (“CiC”) Event
Named Executive Officer	Benefit	Termination Without Cause(1)	Retirement	Death	Termination Due to CiC(1)
James A. Lico	Value of unvested stock options that would be accelerated (2),(3)	$8,788,163	$8,962,746	$13,074,411	$13,074,411
	Value of unvested RSUs and PSUs that would be accelerated (2),(3)	$14,739,149	$14,169,245	$15,813,243	$26,411,903
	Benefits continuation	$60,532	—	—	$60,532
	Severance Payment	$2,500,000	—	—	$7,250,000
	Target Annual Incentive Award (4)	—	—	—	$2,375,000
	Performance-Based Annual Incentive Award (4)	$3,139,750	—	—	—
	Value of unvested EDIP balance that would be accelerated (5)	—	—	—	—
	Total:	$29,227,594	$23,131,991	$28,887,654	$49,171,846
Charles E. McLaughlin	Value of unvested stock options that would be accelerated (2),(3)	$1,973,594	$2,544,892	$3,047,773	$3,047,773
	Value of unvested RSUs and PSUs that would be accelerated (2),(3)	$4,052,793	$5,457,048	$4,364,269	$7,333,605
	Benefits continuation	$30,266	—	—	$30,266
	Severance Payment	$725,000	—	—	$1,631,250
	Target Annual Incentive Award (4)	—	—	—	$906,250
	Performance-Based Annual Incentive Award (4)	$1,198,063	—	—	—
	Value of unvested EDIP balance that would be accelerated (5)	—	—	—	—
	Total:	$7,979,716	$8,001,940	$7,412,042	$12,949,144

2022 PROXY STATEMENT

78	Executive Compensation Tables

		Termination/CiC Event
Named Executive Officer	Benefit	Termination Without Cause(1)	Retirement	Death	Termination Due to CiC(1)
Barbara B. Hulit	Value of unvested stock options that would be accelerated (2),(3)	$1,686,949	$1,731,002	$2,603,143	$2,603,143
	Value of unvested RSUs and PSUs that would be accelerated (2),(3)	$3,355,621	$3,232,732	$3,789,516	$5,799,184
	Benefits continuation	$14,588	—	—	$14,588
	Severance Payment	$650,000	—	—	$1,300,000
	Target Annual Incentive Award (4)	—	—	—	$650,000
	Performance-Based Annual Incentive Award (4)	$833,300	—	—	—
	Value of unvested EDIP balance that would be accelerated (5)	—	—	—	—
	Total:	$6,540,458	$4,963,734	$6,392,659	$10,366,915
Edward R. Simmons	Value of unvested stock options that would be accelerated (2),(3)	$50,297	—	$203,102	$203,102
	Value of unvested RSUs and PSUs that would be accelerated (2),(3)	$993,856	—	$1,170,986	$2,449,290
	Benefits continuation	$24,403	—	—	$24,403
	Severance Payment	$600,000	—	—	$1,080,000
	Target Annual Incentive Award (4)	—	—	—	$480,000
	Performance-Based Annual Incentive Award (4)	$634,560	—	—	—
	Value of unvested EDIP balance that would be accelerated (5)	—	—	$64,064	—
	Total:	$2,303,116	—	$1,438,152	$4,236,795
Olumide Soroye	Value of unvested stock options that would be accelerated (2),(3)	$33,954	—	$332,230	$332,230
	Value of unvested RSUs and PSUs that would be accelerated (2),(3)	$985,772	—	$2,812,915	$8,047,451
	Benefits continuation	$27,696	—	—	$27,696
	Severance Payment	$750,000	—	—	$1,875,000
	Target Annual Incentive Award (4)	—	—	—	$1,125,000
	Performance-Based Annual Incentive Award (4)	$1,374,750	—	—	—
	Value of unvested EDIP balance that would be accelerated (5)	—	—	$38,263	—
	Total:	$3,172,172	—	$3,183,408	$11,407,377
(1)

Please see “Severance Benefits” for a description of the severance benefits and cash payments our NEOs would be entitled to receive if we terminate the executive’s employment without cause, or upon termination following a change-in-control, as well as a description of the noncompetition and other post-closing covenants agreed to by our NEOs under the Proprietary Interest Agreements. The amounts set forth in the table assume that the executive would have executed our standard release in connection with any termination without cause or termination following a change-in-control.

(2)

The terms of our 2016 Stock Incentive Plan provide for (a) continued pro-rata vesting of certain of the participant’s RSUs, PSUs, and stock options upon retirement under certain circumstances, and (b) accelerated vesting of a participant’s stock options and certain of a participant’s RSUs and PSUs if the participant dies during employment.

(3)

Pursuant to the Severance and Change in Control Plan for Officers (“Severance Plan”), in the event we terminate an NEO without cause not in connection with a change in control, a prorated portion of the NEO’s outstanding equity awards will remain outstanding and continue to vest pursuant to the original vesting schedule, subject to the satisfaction of any performance measures that had not been met prior to the date of the termination. The remaining portion of such unvested awards would be forfeited. If we terminate an NEO without cause or an NEO resigns with good reason, in either case within 2 years following a qualified change-in-control, all unvested equity awards shall become immediately vested (assuming, if applicable, that any performance goals were met at the target level, irrespective of any actual performance).

(4)

Pursuant to the Severance Plan, in the event we terminate an NEO without cause not in connection with a change in control, a prorated portion of the NEO’s annual incentive award will remain outstanding and be payable at the end of the performance period subject to the satisfaction of any performance measures that had not been met prior to the date of the termination. If we terminate an NEO without cause or an NEO resigns with good reason, in either case within 2 years following a qualified change-in-control, a prorated portion of the NEO’s target annual incentive award will immediately vest and be paid. None of the annual incentive awards are prorated for purposes of the table since we assume that the NEO terminated employment on December 31, 2021, which is the end of the performance period for our annual incentive awards, with assumed performance based on actual performance.

(5)

Under the terms of the EDIP, any unvested portion of the employer contributions that have been credited to the participant’s EDIP account would immediately vest upon the participant’s death. Ms. Simmons and Mr. Soroye are the only NEOs who have unvested EDIP balances.

Executive Compensation Tables	79

Pay Ratio Disclosure

We are providing this pay ratio disclosure to comply with Item 402(u) of Regulation S-K promulgated under the Exchange Act. The pay ratio disclosed below is a reasonable estimate derived from our internal records using the methodology described below. This information may not be comparable to the ratio that any other company reports because other companies may have different employment and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

In connection with determining our “median employee” for purposes of calculating our pay ratio for the fiscal year ended 2021 (the “2021 Median Employee”), we considered only those employees that we employed as of October 1, 2021. In addition, in reliance on the “de minimis” exemption that the rule provides, we identified the 2021 Median Employee from an employee population that excluded the non-U.S. employees from each of the jurisdictions listed below. In compliance with the “de minimis” exemption, the 817 non-U.S. employees in the excluded countries constituted less than 5% of our 16,914 aggregate employees (comprised of 9,437 U.S. and 7,477 non-U.S. employees) as of October 1, 2021 (the “Cut-Off Date”).

Country	Employees in the Applicable Country as of October 1, 2021
Argentina	23
Austria	18
Belgium	20
Chile	13
Columbia	42
Croatia	4
Czech Republic	3
Denmark	2
Ecuador	3
Egypt	2
Finland	15
Greece	4
Hong Kong	10
Indonesia	21
Ireland	28
Israel	33
Italy	78
Korea, Republic of	79
Malaysia	16
Mexico	94
Morocco	1
New Zealand	2
Norway	2
Panama	2
Peru	2
Philippines	3
Portugal	8
Qatar	4
Saudi Arabia	18
South Africa	18
Spain	38
Taiwan	67
Thailand	27
Tunisia	1

2022 PROXY STATEMENT

80	Executive Compensation Tables

Country	Employees in the Applicable Country as of October 1, 2021
Turkey	14
United Arab Emirates	65
Vietnam	37

We identified the 2021 Median Employee by examining the base compensation plus cash bonuses for each of the employees in such employee population (excluding the employees we describe above), using the following methodology:

►	Using internal payroll records, we determined each employee’s base salary or wages plus overtime, as applicable, that we paid during the period from January 1, 2021 through September 30, 2021, which we refer to as the “compensation period.” For any permanent employee that we hired after January 1, 2021, we adjusted his or her base salary or wages plus overtime to reflect what such individual would have earned if he or she had been employed for the entire compensation period.
►	We added any cash incentive compensation, sales commission, and other bonus that we actually paid during the compensation period, irrespective of when earned, without making any adjustments with regard to employees that we hired after January 1, 2021.
►	For non-U.S. employees that we paid in currency other than U.S. Dollars, we applied the applicable currency exchange rate as of October 1, 2021.

Once we identified our median employee according to the methodology we describe above, we calculated such employee’s total compensation for 2021 in the same way that we calculated total compensation for each of our NEOs that appear in the Summary Compensation Table above. The total compensation of James A. Lico, our Chief Executive Officer, and the total compensation of our median employee in 2021 were $16,598,719 and $61,746, respectively, resulting in a ratio of Mr. Lico’s compensation to the median employee’s compensation of 268.8 to 1.

81

Equity Compensation Plan Information

All data set forth in the table below is as of December 31, 2021.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
Plan Category	(A)	(B)(1)	(C)
Equity compensation plans approved by security holders(2)	11,343,529(3)	$54.81	19,496,963(4)
Equity compensation plans not approved by security holders	—	—	—
Total	11,343,529	$54.81	19,496,963
(1)	The RSUs, RSAs, and PSUs that have been issued under our 2016 Stock Incentive Plan (the “Stock Plan”) do not require a payment by the recipient to us at the time of vesting. In addition, under our EDIP, if a participant receives their EDIP distribution in shares of common stock, the participant’s EDIP balance is converted into shares of common stock and distributed to the participant at no additional cost. As such, the weighted-average exercise price in column (b) does not take these awards into account.
(2)	Consists of the Stock Plan and the EDIP.
(3)	Consists of shares attributable to the Stock Plan and shares attributable to the EDIP. Under the terms of the EDIP, upon distribution of a participant’s EDIP balance the participant may elect to receive his or her distribution in cash, shares of common stock or a combination of cash and shares of common stock (except that any portion of a participant’s account that is subject to the common stock earnings rate must be distributed in shares of common stock). For purposes of this table, we have assumed that all EDIP balances as of December 31, 2021 would be distributed in common stock.
(4)	Consists of shares available for future issuance under the Stock Plan and, based on notional phantom shares representing outstanding balances in EDIP accounts as of December 31, 2021, shares available for future issuance under the EDIP.

2022 PROXY STATEMENT

82	Equity Compensation Plan Information

Proposal 2	Advisory Vote on Executive Compensation

In accordance with Section 14A of the Exchange Act, we are asking our shareholders to vote at the Annual Meeting to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement (the “say-on-pay vote”). Our say-on-pay vote occurs every year. Our shareholders will have an opportunity every six years to vote on an advisory basis on the frequency of the say-on-pay vote, with the next advisory vote on the frequency to occur in 2023.

As discussed in detail under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to attract and retain executives with the leadership skills, attributes and experience necessary to succeed in an enterprise with the Company’s overall size, diversity and global footprint; drive sustainable performance that delivers long-term value to shareholders; align the interest of the executives with those of the shareholders; align compensation with the Company’s business strategy; and motivate our executives to demonstrate exceptional personal performance and perform consistently over the long-term at or above the levels that we expect.

Our executive compensation program is structured within a strong framework of compensation governance with a bias toward compensation that is dependent on long-term company performance and with compensation that is balanced to mitigate risks appropriately.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. Accordingly, we are asking our shareholders to vote on an advisory basis “FOR” the following non-binding resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to all compensation relating to the Company’s named executive officers, as described in this Proxy Statement. The vote is advisory and is not binding on the Company, the Board, or the Compensation Committee and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Company, the Board, or the Compensation Committee. However, the Board and Compensation Committee value the opinions expressed by shareholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions and policies regarding the Company’s executive officers.

The Board of Directors recommends that shareholders vote “FOR” the resolution set forth in Proposal 2.

Equity Compensation Plan Information	83

Proposal 3	Ratification of Independent Registered Public Accounting Firm

The Audit Committee on behalf of the Company has appointed Ernst & Young LLP, an international accounting firm of independent certified public accountants, to act as the independent registered public accounting firm for the Company and its consolidated subsidiaries for the year ending December 31, 2022. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. Although shareholder approval of the selection of Ernst & Young LLP is not required by law, the Board of Directors believes that it is advisable to give our shareholders an opportunity to ratify this selection. If this proposal is not approved by our shareholders at the Annual Meeting, the Audit Committee will reconsider its selection of Ernst & Young LLP. Even if the selection of Ernst & Young LLP is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

The Board of Directors recommends that shareholders vote “FOR” the ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for 2022.

2022 PROXY STATEMENT

84

Audit Committee Matters

Fees Paid to Independent Registered Public Accounting Firm

Aggregate fees for professional services rendered by our independent registered public accounting firm, Ernst & Young LLP, for 2021 and 2020 are set forth in the table below.

Fee Categories	Fiscal 2021 Fees	Fiscal 2020 Fees
Audit Fees(1)	$10,215,633	$10,628,572
Audit-Related Fees(2)	$143,000	$738,400
Tax Fees(3)	$1,098,014	$4,678,256
All Other Fees(4)	$0	$0
Total Fees	$11,456,647	$16,045,228
(1)	Audit Fees consist of fees for the integrated audit of annual financial statements and internal control over financial reporting, reviews of quarterly financial statements, statutory audits, audit of captive insurance company, audit procedures associated with the adoption of new accounting standards, consents, review of documents filed with the SEC, and other services normally provided by the auditor in connection with statutory and regulatory filings or engagements.
(2)	Audit-Related Fees consist of fees billed for assurance and related services reasonably related to the performance of the audit or review of financial statements and internal control over financial reporting that are not reported under “Audit Fees” above, including employee benefit plan audits, due diligence related to acquisitions, and consultations concerning financial accounting and reporting standards.
(3)	Tax Fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, assistance with tax reporting requirements and audit compliance, mergers and acquisitions tax diligence, and tax advice on international, federal and state tax matters. None of these services were provided under contingent fee arrangements. Tax compliance fees were $154,981 and $160,716 in fiscal 2021 and 2020, respectively. All other tax fees were $0.9 million and $4.5 million in fiscal 2021 and 2020, respectively. The fees for tax services related to the separation of Vontier into a separate, publicly-traded company were approximately $0.4 million and $3.6 million in fiscal 2021 and 2020, respectively.
(4)	All Other Fees consist of fees for products and services provided by Ernst & Young LLP, other than the services reported under “Audit Fees,” “Audit-Related Fees” or “Tax Fees” above.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Under its charter, the Audit Committee must pre-approve all auditing services and permitted non-audit services to be performed for the Company and its consolidated subsidiaries by our independent registered public accounting firm. To assure that the audit and non-audit services performed by the independent registered public accounting firm do not impair its independence, the Audit Committee establishes on an annual basis the Pre-Approval Policy of the Audit Committee (the “Policy”). The Policy outlines the scope of services that Ernst & Young LLP may provide to the Company. The Policy sets forth guidelines and procedures the Company must follow when retaining Ernst & Young LLP to perform audit, audit-related, tax and other services. The Policy also specifies certain non-audit services that may not be performed by Ernst & Young LLP under any circumstances. Pursuant to the Policy, the Audit Committee approves services to be provided by Ernst & Young LLP and fee thresholds within each of the service categories, and services within these thresholds are deemed pre-approved. Additional services and fees materially exceeding those thresholds require further pre-approval. Requests for specific pre-approvals may be considered by the full Audit Committee. In addition, the Audit Committee has delegated to the Chair the authority to grant specific pre-approvals. Any such pre-approvals are reported to the full Audit Committee at its next meeting. The Policy is evaluated and updated annually by the Audit Committee. The Audit Committee has pre-approved all amounts for 2021.

85

Audit Committee Report

This report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference into any prior or subsequent filing by Fortive Corporation under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Fortive Corporation specifically incorporates this report by reference therein.

The Audit Committee has been appointed by the Board of Directors to assist the Board of Directors in the oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the Company’s independent auditor, and (iv) the performance of the Company’s internal audit function and independent auditors. In addition, the Audit Committee reviews with management the Company’s risk assessment process and risk management policies. Furthermore, within the scope of its compliance oversight responsibilities, the Audit Committee reviews with management the Company’s major cybersecurity risk exposures and the steps management has taken to monitor and mitigate such exposures.

Each member of the Audit Committee meets the criteria for independence applicable to audit committee members under the Exchange Act and the NYSE listing standards. Each member of the Audit Committee is financially literate within the meaning of the NYSE listing standards, and the Board of Directors has further determined that each member of the Audit Committee qualifies as an “audit committee financial expert” as that term is defined in Regulation S-K.

Management is responsible for the financial reporting process, including its internal control over financial reporting, and for the preparation of its consolidated and combined financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company’s independent registered public accounting firm is responsible for performing an independent audit of the consolidated and combined financial statements, and expressing opinions on the conformity of the financial statements with GAAP.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. Ernst & Young was first appointed by the Audit Committee as the Company’s independent registered public accounting firm concurrently with the Company’s separation from Danaher in 2016. The Audit Committee will interview and select any new lead audit engagement partner from Ernst & Young, which Ernst & Young will rotate every five years. In addition, the Audit Committee will also consider as part of its oversight whether to rotate the Company’s independent registered public accounting firm. After consideration of the independence and performance of the Company’s independent registered public accounting firm, the Audit Committee believes that the continued retention of Ernst & Young to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders. Consequently, the Audit Committee has appointed Ernst & Young as the Company’s independent registered public accounting firm for 2022.

The Audit Committee has reviewed and discussed with the Company’s management and with Ernst & Young (with and without management present) the audited consolidated and combined financial statements of the Company contained in the Company’s Annual Report on Form 10-K for year ended December 31, 2021 and the Company’s internal control over financial reporting. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee has discussed with Ernst & Young LLP its independence, including a review of both audit and non-audit fees, and considered the compatibility of non-audit services with maintaining Ernst & Young’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated and combined financial statements for the Company for the year ended December 31, 2021 be included in the Company’s Annual Report on Form 10-K for its fiscal year 2021 for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors
Rejji P. Hayes (Chair)
Kate D. Mitchell
Jeannine Sargent

2022 PROXY STATEMENT

86	Audit Committee Report

Proposal 4	Elimination of the Supermajority Voting Requirements Applicable to Shares of Our Common Stock

Article IX of our Restated Certificate of Incorporation (“Charter”) provides that a supermajority vote of 80% of the voting power of the shares entitled to vote for the election of directors will be required to amend, alter, change, or repeal or to adopt any provision inconsistent with Article V (Board of Directors), Article VI (Stockholders), Article VII (Limitation of Liability; Indemnification), or Article IX (Amendment) of the Charter or to amend, repeal or adopt any provision of the Bylaws.

After considering the advantages and disadvantages of supermajority voting requirements applicable to the shares of common stock in the Charter, the board has approved, subject to approval of this Proposal 4 by the shareholders, to amend the Charter (the “Amendments”) to eliminate the supermajority voting requirements noted above in favor of a majority of the shares of common stock outstanding. No conforming amendments to the Bylaws will be required to effectuate the elimination of the supermajority voting requirements noted above.

The Amendments would become effective upon the filing of the Amendments with the Secretary of State of the State of Delaware, which we would file promptly following the Annual Meeting if our shareholders approve the Amendments.

The Amendments are attached to this proxy statement as Appendix A. The affirmative vote of the holders of 80 percent of the outstanding shares of our common stock entitled to vote generally in the election of directors on the record date is required to approve this proposal pursuant to the Charter.

The Board of Directors recommends that shareholders vote “FOR” the approval of the amendments to Fortive’s Restated Certificate of Incorporation to eliminate the supermajority voting requirements

87

Additional Information

About This Proxy Statement and the Annual Meeting

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (“Board”) of Fortive Corporation, a Delaware corporation (“Fortive”), of proxies for use at the 2022 Annual Meeting of Shareholders (the “Annual Meeting”) to be held in virtual only meeting format through www.virtualshareholdermeeting.com/FTV2022 at 3:00 p.m., PDT, and at any and all postponements or adjournments thereof. Fortive’s principal address is 6920 Seaway Blvd., Everett, WA 98203. The date of mailing of this Proxy Statement is on or about April 25, 2022.

The purpose of the 2022 Annual Meeting is to:

1.	Elect the eight director nominees named in this Proxy Statement, each for a one-year term expiring at the 2023 annual meeting and until his or her respective successor is duly elected and qualified;
2.	Approve on an advisory basis Fortive’s named executive officer compensation;
3.	Ratify the selection of Ernst & Young LLP as Fortive’s independent registered public accounting firm for the year ending December 31, 2022;
4.	Approve amendments to Fortive’s Restated Certificate of Incorporation to eliminate the supermajority voting requirements; and
5.	Consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

Annual Meeting Participation

As a result of the coronavirus (COVID-19) pandemic and the continuing public health and travel concerns of our shareholders, directors, officers, employees and service providers, we will conduct the 2022 Annual Meeting in a virtual-only meeting format. You will not be able to attend the 2022 Annual Meeting physically. We anticipate that we will return to holding in-person annual meetings in the future when doing so will not jeopardize the health of our meeting attendees.

If you plan to participate in the 2022 Annual Meeting, you must be shareholder of record as of the record date of April 11, 2022. If you are not a shareholder of record but hold shares through a broker, bank or nominee (i.e., in street name), you must hold a legal proxy for the 2022 Annual Meeting provided by your broker, bank or nominee.

To be admitted to the 2022 Annual meeting at www.virtualshareholdermeeting.com/FTV2022, you must enter the 16-digit control number found on your proxy card, voting instruction form or Notice of Internet Availability. On June 7, 2022, you may begin to log into the meeting platform beginning at 2:30 p.m. Pacific time and the meeting will begin promptly at 3:00 p.m. Pacific time. The virtual meeting platform is fully supported across browsers and devices running the most updated version of applicable software. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

The rules and procedures applicable to the 2022 Annual Meeting, together with a list of shareholders of record for inspection for any legally valid purpose, will be available during the 2022 Annual Meeting for the participating shareholders of record at www.virtualshareholdermeeting.com/FTV2022.

You may vote during the 2022 Annual Meeting by following the instructions available on the meeting website during the meeting. Whether or not you participate in the 2022 Annual Meeting, we encourage you to vote and submit your proxy in advance of the meeting by one of the methods described in these proxy materials. The proxy card included with the proxy materials may be used to vote your shares in connection with the 2022 Annual Meeting.

2022 PROXY STATEMENT

88	Additional Information

Similar to in-person meetings, you will have the ability to submit questions live during the annual meeting. Questions may be submitted during the meeting through www.virtualshareholdermeeting.com/FTV2022 by typing your question into the “Ask a Question” field and clicking “Submit.” Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints.

If you encounter any difficulties accessing the meeting during the meeting time, please call the technical support number that will be posted on the meeting website.

Following completion of the meeting, a webcast replay will be posted online to our Investor Relations website at www. fortive.com for at least one year.

Outstanding Stock and Voting Rights

In accordance with Fortive’s Amended and Restated Bylaws, the Board has fixed the close of business on April 11, 2022 as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to vote. The only outstanding securities of Fortive entitled to vote at the Annual Meeting are shares of Common Stock, $.01 par value (“Common Stock”). Each outstanding share of Common Stock entitles the holder to one vote on each directorship and other matter brought before the Annual Meeting. As of the close of business on April 11, 2022, ________ shares of Common Stock were outstanding, excluding shares held by or for the account of Fortive.

Solicitation of Proxies

The proxies being solicited hereby are being solicited by Fortive’s Board. The total expense of the solicitation will be borne by Fortive, including reimbursement paid to banks, brokerage firms and nominees for their reasonable expenses in forwarding material regarding the Annual Meeting to beneficial owners. Solicitation of proxies may be made personally or by mail, telephone, internet, e-mail or facsimile by officers and other management employees of Fortive, who will receive no additional compensation for their services. In addition, we have retained D.F. King & Co., Inc. to aid in the solicitation of proxies by mail, telephone, facsimile, e-mail and personal solicitation. For these services, we will pay D.F. King & Co., Inc. a fee of $12,500 plus reasonable expenses.

Proxy Instructions

Proxies will be voted as specified in the proxy.

If you sign and submit your proxy card with no further instructions, your shares will be voted:

FOR the election of each of the eight director nominees identified in this Proxy Statement to serve as directors, each for a one-year term expiring at the 2023 Annual Meeting;
FOR ratification of the selection of Ernst & Young LLP as Fortive’s independent registered public accounting firm for the year ending December 31, 2022;
FOR approval of the Company’s named executive officer compensation;
FOR approval of amendments to the Restated Certificate of Incorporation to eliminate the supermajority voting requirements;

In the discretion of the proxy holders on any other matter that properly comes before the meeting or any adjournment thereof. The Board has selected Peter C. Underwood and Daniel B. Kim to act as proxies with full power of substitution.

Additional Information	89

Notice of Electronic Availability of Proxy Materials

As permitted by the SEC rules, we are making the proxy materials available to our shareholders primarily via the Internet. By doing so, we can reduce the printing and delivery costs and the environmental impact of the Annual Meeting. On or about April 25, 2022, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders. The Notice contains instructions on how to access our proxy materials and how to vote online or by telephone. If you would like to receive a paper copy of the proxy materials, please follow the instructions in the Notice.

Voting Requirements with Respect to Each of the Proposals Described in this Proxy Statement

Quorum

The quorum necessary to conduct business at the Annual Meeting consists of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting as of the record date present in person or represented by proxy. Abstentions and broker non-votes will be counted as present in determining whether the quorum requirement is satisfied.

Broker Non-Votes

Under New York Stock Exchange (“NYSE”) rules, if your broker holds your shares in its name and does not receive voting instructions from you, your broker has discretion to vote those shares on Proposal 3, which is considered a “routine” matter. However, on “non-routine” matters such as Proposals 1, 2, and 4, your broker must receive voting instructions from you, as it does not have discretionary voting authority for these particular items. Therefore, if you are a beneficial owner and do not provide your broker with voting instructions, your shares may constitute broker non-votes with respect to Proposals 1, 2, and 4. Broker non-votes will not affect the required vote with respect to Proposals 1 and 2. However, because approval of Proposal 4 requires the affirmative vote of the holders of 80 percent of the outstanding shares entitled to vote generally in the election of directors on the record date, broker non-votes will have the same effect as a vote against Proposal 4.

Approval Requirements

If a quorum is present, the vote required under the Company’s Amended and Restated Bylaws and the Restated Certificate of Incorporation to approve each of the proposals is as follows:

►	With respect to Proposal 1, the election of directors, you may vote “for” or “against” any or all director nominees or you may abstain as to any or all director nominees. In uncontested elections of directors, such as this election, a nominee is elected by a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote. A “majority of the votes cast” means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee. A vote to abstain is not treated as a vote “for” or “against,” and thus will have no effect on the outcome of the vote. Under our director resignation policy, our Board will not appoint or nominate for election to the Board any person who has not tendered in advance an irrevocable resignation effective in such circumstances where the individual does not receive a majority of the votes cast in an uncontested election and such resignation is accepted by the Board. If an incumbent director is not elected by a majority of the votes cast in an uncontested election, our Nominating and Governance Committee will submit for prompt consideration by the Board a recommendation whether to accept or reject the director’s resignation. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation.
►	With respect to Proposals 2 and 3, the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the proposal is required for approval. For these proposals, abstentions are counted for purposes of determining the minimum number of affirmative votes required for approval and, accordingly, have the effect of a vote against the proposal.
►	With respect to Proposal 4, the affirmative vote of the holders of 80% of the outstanding shares of Common Stock entitled to vote generally in the election of directors on the record date is required to approve this proposal. For this proposal abstentions are counted for the purposes of determining the minimum number of affirmative votes required for approval and, accordingly, have the effect of a vote against the proposal.

2022 PROXY STATEMENT

90	Additional Information

Tabulation of Votes. Our inspector of election, Broadridge Financial Services, will tabulate votes cast by proxy or in person at the meeting. We will report the results in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

Voting Methods

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the registered holder of those shares. As the registered shareholder, you can ensure your shares are voted at the Annual Meeting by submitting your instructions by telephone, over the internet, by completing, signing, dating and returning the enclosed proxy card in the envelope provided, or by participating in the virtual Annual Meeting and voting your shares at the meeting. Telephone and internet voting for registered shareholders will be available 24 hours a day, up until 11:59 p.m., Eastern time on June 6, 2022.

Detailed instructions for telephone and internet voting are set forth on the Notice.

Vote your shares at www.proxyvote.com. Have your Notice of Internet Availability or proxy card in hand for the 16-digit control number needed to vote.

Call toll-free number 1-800-690-6903.

Mark, sign, date, and return the enclosed proxy card or voting instruction form in the envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you hold your shares through a broker, bank or nominee, rather than registered directly in your name, you are considered the beneficial owner of shares held in street name, and the proxy materials are being forwarded to you by your broker, bank or nominee, together with a voting instruction form. As the beneficial owner, you are entitled to direct the voting of your shares by your intermediary. Brokers, banks and nominees typically offer telephonic or electronic means by which the beneficial owners of shares held by them can submit voting instructions, in addition to the traditional mailed voting instruction forms.

If you participate in the Fortive Stock Fund through the Savings Plan, your proxy will also serve as a voting instruction for Fidelity Management Trust Company (“Fidelity”), the trustee of the Savings Plan, with respect to shares of Common Stock attributable to your Savings Plan account as of the record date. Fidelity will vote your Savings Plan shares as of the record date in the manner directed by you. If Fidelity does not receive voting instructions from you by June 2, 2022, Fidelity will not vote your Savings Plan shares on any of the proposals brought at the Annual Meeting.

Changing Your Vote

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of Fortive a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by participating in the meeting and voting at the meeting. Please note, however, that if your shares are held of record by a broker, bank or nominee and you wish to revoke your proxy or vote at the meeting, you must follow the instructions provided to you by the record holder and/or obtain from the record holder a proxy issued in your name. Participation in the meeting will not, by itself, revoke a proxy.

Householding

We are permitted to send a single set of our proxy statement and annual report to shareholders who share the same last name and address. This procedure is called “householding” and is intended to reduce our printing and postage costs. We will promptly deliver a separate copy of our annual report and proxy statement to you if you contact us at Fortive Corporation, Attn: Investor Relations, 6920 Seaway Blvd., Everett, WA 98203; telephone us at 425-446-5000; or email us at investors@fortive.com. In addition, if you want to receive separate copies of the proxy statement or annual report in the future; if you and another shareholder sharing an address would like to request delivery of a single copy of the proxy statement or annual report at such address in the future; or if you would like to make a permanent election to receive either printed or electronic copies of the proxy materials and annual report in the future, you may contact us at the same address, telephone number or email address. If you hold your shares through a broker or other intermediary

Additional Information	91

and would like additional copies of our proxy statement or annual report or would like to request householding, please contact your broker or other intermediary.

Website Disclosure

We may provide disclosure in the “Investor – Corporate Governance” section of our corporate website, http://www. fortive.com, of any of the following:

►	the identity of the presiding director at meetings of non-management or independent directors, or the method of selecting the presiding director if such director changes from meeting to meeting;
►	the method for interested parties to communicate directly with the Board or with individual directors, the independent Chairman of the Board, or if the Chairman is not independent, the Lead Independent Director, or the non-management directors as a group;
►	the identity of any member of the Audit Committee, if any, who also serves on the audit committees of more than three public companies and a determination by the Board that such simultaneous service will not impair the ability of such member to effectively serve on our Audit Committee;
►	contributions by Fortive to a tax exempt organization in which any non-management director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year exceeded the greater of $1 million or 2% of such tax exempt organization’s consolidated gross revenues; and
►	any amendment to the Code of Conduct that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K, and any waiver from a provision of the Code of Conduct granted to any of our directors, principal executive officer, principal financial officer, principal accounting officer, or any other executive officer within four business days following the date of such amendment or waiver.

Information Relating to Forward-Looking Statements

Certain statements included in this Proxy Statement are “forward-looking statements” within the meaning of the United States federal securities laws. All statements other than historical factual information are forward-looking statements, including without limitation, statements regarding strategic plans and plans for growth, innovation and future operations; financial or operating targets or projections; future capital allocation, acquisitions and the integration thereof; plans and strategies relating to corporate governance, executive compensation, director compensation, sustainability, and human capital management; the goals, objectives and anticipated benefits of our executive compensation and director compensation programs; risk oversight; risk mitigation efforts; the anticipated roles and responsibilities of the Board’s committees; plans with respect to shareholder engagement and alignment, Board recruitment, selection and refreshment; general economic and capital markets conditions; the timing of any of the foregoing; assumptions underlying any of the foregoing; and any other statements that address events or developments that Fortive intends or believes will or may occur in the future. Terminology such as “believe,” “anticipate,” “should,” “could,” “intend,” “will,” “plan,” “expect,” “estimate,” “project,” “target,” “may,” “possible,” “potential,” “forecast” and “positioned” and similar references to future periods are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. Forward-looking statements are based on assumptions and assessments made by our management in light of their experience and perceptions of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including but not limited to the risks and uncertainties set forth under “Item 1A. Risk Factors” in the accompanying Annual Report on Form 10-K for the year ended December 31, 2021. Forward-looking statements are not guarantees of future performance and actual results may differ materially from the results, developments and business decisions contemplated by our forward-looking statements. Accordingly, you should not place undue reliance on any such forward-looking statements. Forward-looking statements included in this Proxy Statement speak only as of the date of this Proxy Statement. Except to the extent required by applicable law, we do not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

Annual Report on Form 10-K for 2021

Fortive will provide, without charge, a copy of Fortive’s Annual Report on Form 10-K for 2021 filed with the SEC to any shareholder upon request directed to: Investor Relations, Fortive Corporation, 6920 Seaway Blvd, Everett, WA 98203 or by email to: investors@fortive.com

2022 PROXY STATEMENT

92

Other Matters

Fortive’s management is not aware of any other business that may come before the meeting. Under our Amended and Restated Bylaws, the deadline for shareholders to notify us of any proposals or director nominations to be presented for action at the 2021 Annual Meeting has passed. However, if additional matters properly come before the meeting, proxies will be voted at the discretion of the proxy holders.

Shareholder Proposals for Next Year’s Annual Meeting

Pursuant to Rule 14a-8 under the Exchange Act, a shareholder who wishes to have a proposal included in Fortive’s proxy materials for the 2023 Annual Meeting of Shareholders must submit the proposal in writing to Fortive’s Secretary at Fortive’s principal executive offices, 6920 Seaway Blvd., Everett, WA 98203, for receipt no later than December 26, 2022 in order to be considered for inclusion.

In order to be properly brought before the 2023 Annual Meeting of Shareholders, a shareholder’s notice of nomination of one or more director candidates to be included in Fortive’s proxy materials (a “proxy access nomination”) must be received by Fortive’s Secretary at Fortive’s principal executive offices, 6920 Seaway Blvd., Everett, WA 98203, between November 26, 2022 and December 26, 2022 (or, if the 2023 Annual Meeting of Shareholders is called for a date that is not within 30 calendar days of the anniversary of the date of the Annual Meeting, by the later of the close of business on the date that is 120 days prior to the date of the 2023 Annual Meeting of Shareholders or within 10 days after the public announcement of the date of the 2023 Annual Meeting of Shareholders) at the following address: Fortive Corporation, Attn: Secretary, 6920 Seaway Blvd., Everett, WA 98203. When submitting nominees for inclusion in the proxy materials pursuant to the proxy access provisions, shareholders must follow the notice procedures and provide the information required by our Amended and Restated Bylaws.

Shareholders intending to present a proposal at the 2023 Annual Meeting of Shareholders without having it included in the Company’s proxy materials or to make a nomination other than a proxy access nomination must comply with the advance notice requirements set forth in the Company’s Amended and Restated Bylaws. If a shareholder fails to provide timely notice of a proposal to be presented at the 2023 Annual Meeting of Shareholders, the proxies provided to Fortive’s Board will have discretionary authority to vote on any such proposal which may properly come before the meeting. Assuming that the 2023 Annual Meeting of Shareholders is held during the period from May 8, 2023 to July 7, 2023 (as it is expected to be), in order to comply with the advance notice requirements set forth in the Company’s Amended and Restated Bylaws, appropriate notice would need to be provided to Fortive’s Secretary at the address noted above no earlier than February 7, 2023 and no later than March 9, 2023.

BY ORDER OF THE BOARD OF DIRECTORS

Daniel B. Kim
Secretary

Dated: April 25, 2022

COPIES OF FORTIVE’S ANNUAL REPORT, THIS PROXY STATEMENT, PROXY CARD OR VOTING INSTRUCTION FORM MAY BE OBTAINED, WITHOUT CHARGE, BY WRITING TO FORTIVE OR AT WWW.PROXYVOTE.COM. REQUESTS SHOULD BE SENT TO THE ATTENTION OF INVESTOR RELATIONS AT OUR CORPORATE OFFICES WHICH ARE LOCATED AT 6920 SEAWAY BLVD, EVERETT, WA 98203.

93

Appendix A

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
FORTIVE CORPORATION

Pursuant to Section 242
of the General Corporation Law of the State of Delaware

Fortive Corporation, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1. The Restated Certificate of Incorporation of the Corporation (the “Restated Certificate”) is hereby amended as follows:

Sections 9.01 and 9.02 of Article IX of the Amended and Restated Certificate is hereby amended in their entirety to read as follows:

“Section 9.01 Certificate of Incorporation. The Corporation shall have the right, from time to time, to amend, alter, change or repeal any provision of this Amended and Restated Certificate of Incorporation in any manner now or hereafter provided by this Restated Certificate of Incorporation, the Bylaws of the Corporation or the DGCL, and all rights, preferences, privileges and powers of any kind conferred upon any director or stockholder of the Corporation by this Restated Certificate of Incorporation or any amendment thereof are conferred subject to such right.

Section 9.02 Bylaws. In furtherance and not in limitation of the powers conferred by law, the Board is expressly authorized and empowered, without the assent or vote of the stockholders, to adopt, amend and repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board shall require the approval by the majority of the entire Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of the shares entitled to vote for the election of directors shall be required to amend, repeal or adopt any provision of the Bylaws of the Corporation.”

2. The foregoing amendment to the Restated Certificate was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Amended and Restated Certificate of Incorporation on this 7th day of June, 2022.

FORTIVE CORPORATION
By:
Name: Daniel B. Kim
Title: Corporate Secretary

2022 PROXY STATEMENT

94

Appendix B

Non-GAAP Financial Measures

Core Revenue Growth

We use the term “core revenue growth” when referring to a corresponding year-over-year generally accepted accounting principles (“GAAP”) revenue measure, excluding (1) the impact from acquired businesses and (2) the impact of currency translation. References to sales attributable to acquisitions or acquired businesses refer to GAAP sales from acquired businesses recorded prior to the first anniversary of the acquisition and the effect of purchase accounting adjustments, less the amount of sales attributable to certain divested businesses or product lines not considered discontinued operations prior to the first anniversary of the divestiture. The portion of sales attributable to the impact of currency translation is calculated as the difference between (a) the period-to-period change in sales (excluding sales impact from acquired businesses) and (b) the period-to-period change in sales (excluding sales impact from acquired businesses) after applying the current period foreign exchange rates to the prior year period. This non-GAAP measure should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.

Management believes that this non-GAAP measure provides useful information to investors by helping identify underlying growth trends in our business and facilitating comparisons of our revenue performance with prior and future periods and to our peers. We exclude the effect of acquisition and divestiture-related items because the nature, size and number of such transactions can vary dramatically from period to period and between us and our peers. We exclude the effect of currency translation from sales measures because currency translation is not under management’s control and is subject to volatility. We believe that such exclusions, when presented with the corresponding GAAP measures, may assist in assessing the business trends and making comparisons of long-term performance.

Adjusted Earnings Per Share (“EPS”), Adjusted EPS Growth, Adjusted Operating Profit and Adjusted Operating Profit Margin Expansion

We disclose the non-GAAP measures of adjusted EPS, adjusted EPS growth, adjusted operating profit and adjusted operating profit margin expansion, which to the extent applicable, make the following adjustments to GAAP diluted net EPS from continuing operations, GAAP growth in diluted net EPS from continuing operations, GAAP operating profit and GAAP operating profit margin expansion:

►	Excluding on a pretax basis amortization of acquisition-related intangible assets;
►	Excluding on a pretax basis acquisition and other transaction costs deemed significant (“Transaction Costs”); and
►	Excluding on a pretax basis the effect of deferred revenue and inventory fair value adjustments related to significant acquisitions.

In addition, the non-GAAP measures of adjusted EPS and adjusted EPS growth make the additional following adjustments to GAAP diluted net EPS from continuing operations and GAAP growth in diluted net EPS from continuing operations:

►	Excluding on a pretax basis the effect of losses from our equity method investments;
►	Excluding the pretax loss on debt extinguishment, net of non-recurring gain on our investment in Vontier Corporation (“Vontier”) common stock;

Non-GAAP Financial Measures	95

►	Excluding on a pretax basis the non-cash interest expense associated with our prior 0.875% convertible senior notes;
►	Excluding on a pretax basis the non-recurring gain on the disposition of assets;
►	Excluding on a pretax basis the gain on litigation resolution;
►	Excluding the tax effect (to the extent tax deductible) of the adjustments noted above. The tax effect of such adjustments was calculated by applying our overall estimated effective tax rate to the pretax amount of each adjustment (unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment). We expect to apply our overall estimated effective tax rate to each adjustment going forward;
►	Excluding the non-cash discrete tax expense resulting from the separation of Vontier into a separate, publicly-trade company (the “Separation”); and
►	Including the impact of the assumed conversion of our prior Mandatory Convertible Preferred Stock at the beginning of the period.

Acquisition and Divestiture Related Items

While we have a history of acquisition and divestiture activity, we do not acquire and divest of businesses and assets on a predictable cycle. The amount of an acquisition’s purchase price allocated to intangible assets and related amortization term and the deferred revenue and inventory fair value adjustments are unique to each acquisition and can vary significantly from acquisition to acquisition. In addition, the Transaction Costs and non-recurring gain on disposition of assets are unique to each transaction, are impacted from period to period depending on the number of acquisitions or divestitures evaluated, pending, or completed during such period, and the complexity of such transactions. We adjust for, and identify as significant, Transaction Costs, acquisition related fair value adjustments to deferred revenue and inventory, and corresponding restructuring charges primarily related to acquisitions, in each case, incurred in a given period, if we determine that such costs and adjustments exceed the range of our typical Transaction Costs and adjustments, respectively, in a given period. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation and that intangible assets and deferred revenue and inventory fair value adjustments related to past acquisitions will recur in future periods until such intangible assets and deferred revenue and inventory fair value adjustments, as applicable, have been fully amortized.

Equity Method Investments

We adjust for the effect of earnings and losses from our equity method investments over which we do not exercise control over the operations or the resulting earnings or losses. We believe that this adjustment provides our investors with additional insight into our operational performance. However, it should be noted that earnings and losses from our equity method investments will recur in future periods while we maintain such investments.

Gain on Retained Investment in Vontier and Loss on Extinguishment of Debt

On October 9, 2020, we completed the Separation and retained 19.9% of the shares of Vontier common stock immediately following the Separation (“Retained Vontier Shares”). We did not retain a controlling interest in Vontier and therefore the fair value of our Retained Vontier Shares was included in our assets of continuing operations as of December 31, 2020, and subsequent fair value changes are included in our results from continuing operations for the twelve month period ended December 31, 2021.

On January 19, 2021, we completed the debt-for-equity exchange of 33.5 million shares of common stock of Vontier, representing all of the Retained Vontier Shares, for $1.1 billion in aggregate principal amount of indebtedness of the Company held by Goldman Sachs & Co., including (i) all $400.0 million of the 364-day delayed-draw term loan due March 22, 2021 and (ii) $683.2 million of the delayed-draw term loan due May 30, 2021. The change in fair value of the Retained Vontier Shares and the resulting gain of $57.0 million was recorded in the twelve month period ended December 31, 2021. We recorded a loss on extinguishment of the debt included in the debt-for-equity exchange of $94.4 million in the twelve month period ended December 31, 2021.

2022 PROXY STATEMENT

96	Non-GAAP Financial Measures

Additionally, on February 9, 2021 we repurchased $281 million of the 0.875% Convertible Senior Notes due 2022 (the “Convertible Notes”) at fair value using the remaining cash proceeds received from Vontier in the Separation and other cash on hand. In connection with the repurchase, we recorded a loss on debt extinguishment during the twelve month period ended December 31, 2021 of $10.5 million.

We adjust for the non-recurring effect of the gain on our investment in the Retained Vontier Shares and the corresponding loss on debt extinguishment because we believe that this adjustment facilitates comparison of our performance with prior and future periods and provides our investors with additional insight into our operational performance.

Mandatory Convertible Preferred Stock

In June 2018, we issued $1.38 billion in aggregate liquidation preference of shares of our 5.00% Mandatory Convertible Preferred Stock (“MCPS”). Dividends on the MCPS were payable on a cumulative basis at an annual rate of 5.00% on the liquidation preference of $1,000 per share. On July 1, 2021 each share of the MCPS then outstanding automatically converted into 14.0978 shares of the Company’s common stock. The number of shares of our common stock issuable on conversion of the MCPS was determined based on the average volume weighted average price per share of our common stock over the 20 consecutive trading day period beginning on and including the 22nd scheduled trading day immediately preceding July 1, 2021.

For the purposes of calculating adjusted earnings and adjusted EPS in periods when the MCPS are anti-dilutive, we have excluded the MCPS dividend and, for the purposes of calculating adjusted EPS, assumed the “if-converted” method of share dilution and assumed the shares were converted at the beginning of the period (the incremental shares of common stock deemed outstanding applying the “if-converted” method of share dilution, the “MCPS Converted Shares”). We believe that using the “if-converted” method provides additional insight to investors on the potential impact of the MCPS had they been converted at the beginning of the period. For periods where the MCPS are dilutive, no such adjustment is made, as the “if-converted” method is applied and the assumed conversion is already included.

Non-cash Interest Expense

On February 22, 2019, we issued $1.4 billion in aggregate principal amount of our Convertible Notes, including $187.5 million in aggregate principal amount resulting from an exercise in full of an over-allotment option. The Convertible Notes accrued interest at a rate of 0.875% per year, paid semiannually in arrears on February 15 and August 15 of each year, beginning on August 15, 2019. The outstanding Convertible Notes matured and were repaid on February 15, 2022.

Of the proceeds received from the issuance of the Convertible Notes, $1.3 billion was classified as debt and $102.2 million was classified as equity, using an assumed effective interest rate of 3.38%. We recognized interest expense on the outstanding notes using the 3.38% assumed rate, and paid interest to holders of the notes at a coupon rate of 0.875%. We believe that adjusting for the non-cash imputed interest expense between the assumed rate and coupon rate provides additional insight into our cash interest expense.

Adjustments on Litigation Resolution

In the event that a potential liability related to a legal contingency for an acquired entity existing at the time of the acquisition is allocated to the corresponding purchase price, we will adjust for the subsequent non-recurring effect of the gain or loss recognized upon resolution because we believe that this adjustment facilitates comparison of our performance with prior and future periods and provides our investors with additional insight into our operational performance.

Non-GAAP Financial Measures	97

Non-cash Discrete Tax Adjustments Resulting from the Separation of Vontier

We adjust for non-cash discrete tax expense items that resulted from the Separation. These discrete items are non-recurring, non-cash expenses that resulted from the GAAP calculation of income taxes from continuing operations and do not reflect our current or future cash tax obligations.

Management believes that these non-GAAP financial measures provide useful information to investors by reflecting additional ways of viewing aspects of our operations that, when reconciled to the corresponding GAAP measure, help our investors to understand the long-term profitability trends of our business, and facilitate comparisons of our operational performance and profitability to prior and future periods and to our peers.

These non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies.

Free Cash Flow

We use the term “free cash flow” when referring to cash provided by operating activities calculated according to GAAP less payments for additions to property, plant and equipment. Management believes that such non-GAAP measure provides useful information to investors in assessing our ability to generate cash without external financing, fund acquisitions and other investments and, in the absence of refinancing, repay our debt obligations. However, it should be noted that free cash flow as a liquidity measure has material limitations because it excludes certain expenditures that are required or that we have committed to, such as debt service requirements and other non-discretionary expenditures. Such non-GAAP measure should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.

Forward-Looking Non-GAAP Financial Measures

We have not reconciled forward-looking projections on core revenue growth and adjusted gross profit margin, each of which are non-GAAP financial measures, because any corresponding GAAP measures and the reconciliations thereto would require us to make estimates or assumptions about unidentified and unknown acquisitions and similar adjustments during the relevant period.

2022 PROXY STATEMENT

98	Non-GAAP Financial Measures

Core Revenue Growth

% Change Twelve Months Ended December 31, 2021 vs. Comparable 2020 Period
Total Revenue Growth (GAAP)	13.4%
Core (Non-GAAP)	9.5%
Acquisitions (Non-GAAP)	2.4%
Impact of currency translation (Non-GAAP)	1.5%

Adjusted EPS and Adjusted EPS Growth

	Twelve Months Ended(a)
	December 31, 2021	December 31, 2020
Diluted Net Earnings Per Share from Continuing Operations (GAAP)(b)	$1.65	$4.05
Dividends on the mandatory convertible preferred stock to apply if-converted method(b)	0.10	—
Assumed dilutive impact on the Diluted Net Earnings Per Share Attributable to Common Stockholders if the MCPS Converted Shares had been outstanding(b)	(0.05)	—
Pretax amortization of acquisition-related intangible assets	0.89	0.86
Pretax acquisition and other transaction costs	0.17	0.20
Pretax acquisition-related fair value adjustments to deferred revenue and inventory related to significant acquisitions	0.02	0.08
Pretax losses from equity method investments	0.03	0.01
Pretax loss on debt extinguishment, net of gain on Vontier common stock	0.13	(3.12)
Pretax non-cash interest expense associated with our 0.875% convertible notes	0.08	0.09
Pretax discrete restructuring charges	0.03	0.08
Pretax gain on the disposition of assets	—	(0.01)
Pretax gain on litigation resolution	(0.08)	—
Tax effect of the adjustments reflected above(c)	(0.21)	(0.20)
Noncash discrete tax expense adjustment resulting from the Separation of Vontier	—	0.06
Adjusted EPS (Non-GAAP)	$2.75	$2.09
Adjusted EPS (Non-GAAP) Growth	32%
(a)	Each of the per share adjustments below was calculated assuming the MCPS Converted Shares had converted at the beginning of the period prior to their conversion on July 1, 2021. The 0.875% convertible notes did not have an impact on the adjusted diluted shares outstanding.
(b)	Prior to their conversion on July 1, 2021, the MCPS were anti-dilutive during the year ended December 31, 2021 and were dilutive during the three and twelve month periods ended December 31, 2020. As such, GAAP net EPS for the year ended December 31, 2021 was calculated using net earnings from continuing operations attributable to common stockholders.
(c)

The dividend on the MCPS is not tax deductible and therefore the tax effect of the adjustments includes only the amortization of acquisition-related intangible assets, acquisition and other transaction costs, acquisition-related fair value adjustments to deferred revenue and inventory, discrete restructuring, losses from equity method investments, the gain on the disposition of assets, the loss on extinguishment of debt, the gain on litigation resolution, and the non-cash interest expense associated with the 0.875% convertible notes. The gain on the fair value change in Vontier common stock had no tax effect.

The sum of the components of adjusted diluted net EPS from continuing operations may not equal due to rounding.

Non-GAAP Financial Measures	99

Adjusted Operating Profit and Adjusted Operating Profit Margin Expansion

	Twelve Months Ended
$ in millions	December 31, 2021	December 31, 2020
Revenue (GAAP)	$5,254.7	$4,634.4
Acquisition-Related Fair Value Adjustments to Deferred Revenue	$—	12.9
Adjusted Revenue (Non-GAAP)	$5,254.7	$4,647.3

Operating Profit (GAAP)	$812.8	$539.4
Acquisition and Other Transaction Costs	59.9	71.6
Acquisition-Related Fair Value Adjustments to Deferred Revenue and Inventory	6.9	27.3
Amortization of Acquisition-Related Intangible Assets	320.8	309.9
Restructuring	12.2	27.6
Adjusted Operating Profit (Non-GAAP)	$1,212.6	$975.8

Operating Profit Margin (GAAP)	15.5%	11.6%
Adjusted Operating Profit Margin (Non-GAAP)	23.1%	21.0%
Adjusted Operating Profit Margin Expansion (Non-GAAP)	+210 BPS

Free Cash Flow

($ in millions)	December 31, 2021	December 31, 2020	% Change
Operating Cash Flows from Continuing Operations (GAAP)	$992.9	$977.7	1.6%
Less: purchases of property, plant & equipment (capital expenditures) from continuing operations (GAAP)	(50.0)	(75.7)
Free Cash Flow (Non-GAAP)	942.9	902.0	4.5%

2022 PROXY STATEMENT

FORTIVE

GENERAL CORRESPONDENCE

Fortive Corporation
6920 Seaway Boulevard
Everett, Washington 98203

Email: investors@fortive.com

www.fortive.com

TRANSFER AGENT

Postal correspondence should be mailed to:

Computershare
P.O. 505000
Louisville, KY 40233

Overnight correspondence should be sent to:

Computershare
462 South 4th Street, Suite 1600
Louisville, KY 40202

FORTIVE INVESTOR RELATIONS

If you would like to contact a member of Fortive's Investor Relations team, you may do so by email, telephone, or mail:

Fortive Investor Relations
6920 Seaway Boulevard
Everett, Washington 98203

Email: investors@fortive.com

Tel: (425) 446-5000

FORTIVE CORPORATION
6920 SEAWAY BLVD
EVERETT, WA 98203

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 6, 2022 for shares held directly and by 11:59 p.m. Eastern Time on June 1, 2022 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction card.

During The Meeting - Go to www.virtualshareholdermeeting.com/FTV2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 6, 2022 for shares held directly and by 11:59 p.m. Eastern Time on June 1, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D76709-P64936	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FORTIVE CORPORATION

The Board of Directors recommends you vote FOR
the following:

1.	To elect the following nominees to serve as Directors, each for a one-year term expiring at the 2023 annual meeting of shareholders and until his or her successor is duly elected and qualified:

	Nominees:		For	Against	Abstain
	1a.	Daniel L. Comas	☐	☐	☐
	1b.	Sharmistha Dubey	☐	☐	☐
	1c.	Rejji P. Hayes	☐	☐	☐
	1d.	Wright Lassiter III	☐	☐	☐
	1e.	James A. Lico	☐	☐	☐
	1f.	Kate D. Mitchell	☐	☐	☐
	1g.	Jeannine P. Sargent	☐	☐	☐
	1h.	Alan G. Spoon	☐	☐	☐

The Board of Directors recommends you vote FOR Proposals 2, 3 and 4.		For	Against	Abstain
2.	To approve on an advisory basis Fortive's named executive officer compensation.	☐	☐	☐
3.	To ratify the appointment of Ernst & Young LLP as Fortive's independent registered public accounting firm for the year ending December 31, 2022.	☐	☐	☐
4.	To approve amendments to Fortive's Restated Certificate of Incorporation to eliminate the supermajority voting requirements.	☐	☐	☐
NOTE: To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

D76710-P64936

FORTIVE CORPORATION
Annual Meeting of Shareholders
June 7, 2022
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Peter C. Underwood and Daniel B. Kim, and each of them, as proxy holders, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of FORTIVE CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held in virtual only meeting format at 3:00 p.m., PDT on June 7, 2022, via www.virtualshareholdermeeting.com/FTV2022 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted: FOR the election of each of the director nominees listed in Proposal 1 and FOR Proposals 2, 3, and 4

Continued and to be signed on reverse side